UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
$52,291.03
(2)	Form, Schedule or Registration Statement No.:
Schedule 14A
(3)	Filing Party:
DSP Group, Inc.
(4)	Date Filed:
October 13, 2021

DSP GROUP, INC.

2055 GATEWAY PLACE, SUITE 480, SAN JOSE, CALIFORNIA 95110

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

October 25, 2021

To the Stockholders of DSP Group, Inc.:

You are cordially invited to attend a special meeting of the stockholders of DSP Group, Inc., a Delaware corporation (which we refer to as the “Company,” “we” or “us”) to be held on Monday, November 29, 2021, at 1:00 p.m., Pacific Time, virtually via the Internet (including any adjournments or postponements thereof, the “special meeting”). In order to attend the Special Meeting, you must register at www.viewproxy.com/DSPGroup/2021SM/htype.asp by 11:59 PM Eastern time on November 26, 2021. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations. There will be no physical location for stockholders to attend. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the agreement and plan of merger, dated as of August 30, 2021 (as it may be amended from time to time, the “merger agreement”), with Synaptics Incorporated, a Delaware corporation (which we refer to as “Synaptics”), and a wholly-owned subsidiary of Synaptics (which we refer to as “Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics (which we refer to as the “merger”).

If the merger agreement is adopted and we complete the merger, the Company will become a wholly-owned subsidiary of Synaptics and you, as a holder of Company common stock, $0.001 par value per share, will have the right to receive $22.00 in cash, without interest and less applicable withholding taxes, in exchange for each share of Company common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights with respect to such shares). After the merger is completed, you no longer will own an equity interest in the Company, Company common stock will no longer be publicly traded and the Company will be wholly-owned by Synaptics.

At the special meeting, you will also be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, and a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, the merger, and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined and declared that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company’s stockholders; (ii) approved the execution, delivery and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (iii) directed that the adoption of the merger agreement be submitted to a vote of the stockholders of the Company at the special meeting; and (iv) recommended adoption of the merger agreement to the stockholders of the Company.

Accordingly, the Board unanimously recommends you vote “FOR” the adoption of the merger agreement; “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger; and “FOR” the proposal to adjourn or postpone the special meeting if necessary or appropriate, including to solicit additional proxies.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety.

In light of the continued COVID-19 pandemic, for the safety of our employees, customers, communities, stockholders, and directors, and taking into account recent federal, state and local guidance that has been issued, we have determined that the special meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. We urge you to attend the special meeting virtually.

Your vote is important. We cannot complete the merger unless holders of a majority of all of the outstanding shares of our common stock entitled to vote thereon adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card to ensure that your shares will be represented at the special meeting. If you fail to vote, such failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Therefore, please submit your proxy as soon as possible to ensure your shares are represented and voted at the special meeting.

If you have any questions or need assistance voting your shares, please contact Alliance Advisors, our proxy solicitor, by calling 855-325-6674.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

/s/ Kenneth Traub

Kenneth Traub
Chairman of the Board

/s/ Ofer Elyakim

Ofer Elyakim
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 25, 2021, and is first being mailed to the stockholders of record on or about October 29, 2021.

DSP Group, Inc.
2055 Gateway Place, Suite 480

San Jose, California 95110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on November 29, 2021

To the Stockholders of DSP Group, Inc.:

Notice is hereby given that a special meeting of the stockholders of DSP Group, Inc., a Delaware corporation (which we refer to as the “Company,” “we” or “us”) will be held on Monday, November 29, 2021, at 1:00 p.m., Pacific Time, virtually via the Internet, for the following purposes:

1.

To consider and vote upon a proposal to adopt the agreement and plan of merger, dated as of August 30, 2021, with Synaptics Incorporated, a Delaware corporation, and Osprey Merger Sub, Inc., a wholly-owned subsidiary of Synaptics (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics (which we refer to as the “the merger agreement proposal”);

2.

To consider and vote on a non-binding, advisory proposal to approve specified compensation that may be paid or become payable to the Company’s named executive officers based on or otherwise relates to the merger (which we refer to as the “the merger-related executive compensation proposal”);

3.

To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal”); and

4.

To transact any other business that may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the Company’s board of directors.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety.

Only stockholders of record as of the close of business on October 18, 2021 are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. You will be entitled to one vote for each share of our common stock that you held on the record date.

The board of directors of the Company has carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the board of directors (i) determined and declared that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company’s stockholders; (ii) approved the execution, delivery and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (iii) directed that the adoption of the merger agreement be submitted to a vote of the stockholders of the Company at the special meeting; and (iv) recommended adoption of the merger agreement to the stockholders of the Company.

The board of directors unanimously recommends you vote “FOR” the merger agreement proposal; “FOR” the merger-related executive compensation proposal; and “FOR” the adjournment proposal.

Stockholders who do not vote “FOR” the merger agreement proposal are entitled to appraisal rights under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the merger, provided that these stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex C to the proxy statement.

To assure that your shares are represented at the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. Instructions regarding each of the methods of voting are provided on the enclosed proxy card.

If you fail to vote, such failure to vote will have the same effect as a vote “AGAINST” the merger agreement proposal.

By order of the Board of Directors,

/s/ Kenneth Traub

Kenneth Traub
Chairman of the Board

/s/ Ofer Elyakim

Ofer Elyakim
Chief Executive Officer

San Jose, California
October 25, 2021

i

Directors and Officers Insurance	60
Effects of the Merger	60
Tax Matters	60
Material U.S. Federal Income Tax Consequences	60
Material Israeli Income Tax Consequences	63
Litigation Related to the Merger	64
Appraisal Rights	64
Restrictions on Sales of Synaptics Common Stock by Affiliates of the Company	67
Approvals	67
Source of Funds	67
THE MERGER AGREEMENT	67
The Merger and Merger Consideration	68
Payment for Shares	68
Vested Stock Options, Company SARs and Company RSUs	69
Unvested Stock Options, Company SARs and Company RSUs	69
Performance Stock Units	70
Employee Stock Purchase Plan	70
Israeli Tax Rulings	71
Representations and Warranties	72
Definition of “Company Material Adverse Effect”	73
Covenants Related to the Company’s Conduct of Business	75
Proxy Statement, Board Recommendation and Company Stockholders’ Meeting	78
Non-Solicitation Covenant	78
Changes in Board Recommendation	80
Agreements to Use Reasonable Best Efforts	83
Employee Benefits Matters	83
Director and Officer Liability	84
Financing and Financing Cooperation	85
Other Covenants	85
Conditions to Completion of the Merger	85
Termination	87
Termination Fee Payable by the Company	88
Effect of Termination	88

ii

Fees and Expenses	89
Amendment and Waiver	89
PROPOSAL 2: NON-BINDING MERGER-RELATED COMPENSATION PROPOSAL	90
PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING	91
MARKET PRICE AND DIVIDEND DATA	94
Market Information	94
Dividends	94
ADDITIONAL INFORMATION	95
Other Matters	95
Other Stockholder Meetings; Stockholder Proposals	95
Multiple Stockholders Sharing One Address	97
WHERE YOU CAN FIND MORE INFORMATION	98
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	98

ANNEXES

Agreement and Plan of Merger	A
Goldman Sachs Fairness Opinion	B
Section 262 of the General Corporation Law of the State of Delaware — Appraisal Rights	C

iii

PROXY STATEMENT

Sent to the Stockholders of DSP Group, Inc., on October 29, 2021

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held on November 29, 2021

SUMMARY OF THE PROXY STATEMENT

The following is a summary of information contained elsewhere in this proxy statement and the attached annexes. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the merger, and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information contained in or attached to this proxy statement. Where appropriate, items in this summary contain a cross reference directing you to a more complete description included elsewhere in this proxy statement. The Company’s stockholders should carefully read this proxy statement in its entirety, as well as all annexes attached to this proxy statement.

All references to the “Company,” “we,” “us,” or “our” in this proxy statement refer to DSP Group, Inc., a Delaware corporation; all references to “Synaptics” refer to Synaptics Incorporated, a Delaware corporation; all references to “Merger Sub” refer to Osprey Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Synaptics formed solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to “Company common stock” refer to the common stock, $0.001 par value per share, of the Company; all references to “share” or “shares” refer to a share or shares of Company common stock; all references to the “merger” refer to the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics; all references to the “merger agreement” refer to the agreement and plan of merger, dated as of August 30, 2021, by and among the Company, Synaptics and Merger Sub, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein, as amended or modified from time to time. The Company, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties to the Merger (page 24)

DSP Group, Inc. The Company is a leading global provider of wireless chipset solutions for converged communications, delivering system solutions that combine semiconductors and software with reference designs. The Company’s executive offices are located at 2055 Gateway Place, Suite 480, San Jose, California 95110. The Company’s telephone number is (408) 986-4300. For additional information about the Company, see “Where You Can Find More Information,” beginning on page 98, or visit the Company’s website at https://www.dspg.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

Synaptics Incorporated. Synaptics is a leading worldwide developer and supplier of custom-designed semiconductor solutions that is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car, and on the go. Synaptics’ principal executive offices are located at 1251 McKay Drive, San Jose, California 95131, and its telephone number is (408) 904-1100. For additional information about Synaptics, visit Synaptics’ website at https://www.synaptics.com. The information provided on Synaptics’ website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

Osprey Merger Sub, Inc. Merger Sub is a wholly-owned subsidiary of Synaptics, whose principal executive offices are located at 1251 McKay Drive, San Jose, California 95131. Merger Sub’s telephone number is (408) 904-1100. Merger Sub was formed solely for the purpose of facilitating Synaptics’ acquisition of the Company.

The Special Meeting (page 25)

Date, Time and Place of the Special Meeting. The special meeting will be held on Monday, November 29, 2021, at 1:00 p.m., Pacific Time, virtually via the Internet. In order to attend the Special Meeting, you must register at www.viewproxy.com/DSPGroup/2021SM/htype.asp by 11:59 PM Eastern time on November 26, 2021. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations. There will be no physical location for stockholders to attend. See “The Special Meeting — General” beginning on page 25.

Purposes of the Special Meeting. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the agreement and plan of merger, dated as of August 30, 2021, with Synaptics and Merger Sub, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics.

If the merger agreement is adopted and we complete the merger, the Company will become a wholly-owned subsidiary of Synaptics and you, as a holder of shares of Company common stock, will have the right to receive $22.00 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own (unless you have properly exercised your appraisal rights with respect to such shares). After the merger is completed, you no longer will own an equity interest in the Company, and our common stock will no longer be publicly traded.

At the special meeting, you will also be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board unanimously recommends that the Company’s stockholders vote “FOR” the merger agreement proposal; “FOR” the merger-related compensation proposal; and “FOR” the adjournment proposal.

Record Date. Our Board has fixed the close of business on October 18, 2021, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. See “The Special Meeting — Record Date” beginning on page 25.

Quorum. Under our bylaws, presence at the special meeting, in person, by proxy or by remote communication, of holders of a majority of the shares entitled to vote thereat will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the special meeting. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject the Company to additional expense.

Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of the Company common stock entitled to vote thereon is required to adopt the merger agreement. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger agreement proposal, it will have the same effect as a vote “AGAINST” the merger agreement proposal. Broker non-votes (if any) will also have the same effect as a vote “AGAINST” the merger agreement proposal.

The affirmative vote of the majority of shares represented and voting at the special meeting is required to adopt the non-binding, advisory merger-related compensation proposal. Accordingly, abstentions, failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the proposal, assuming a quorum is present.

The affirmative vote of the majority of shares represented and voting at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement. Accordingly, abstentions, failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present.

See “The Special Meeting — Record Date” and “The Special Meeting — Vote Required for Adoption of the Merger” beginning on page 26.

Method of Voting.  You may vote by either (1) submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope; (2) submitting your proxy by using the telephone number printed on each proxy card you receive; or (3) submitting your proxy through the Internet voting instructions printed on each proxy card you receive. For more information, see “The Special Meeting — Method of Voting” beginning on page 26.

Solicitation of Proxies.  The Company has engaged Alliance Advisors, which we refer to as the “proxy solicitor,” to assist in the solicitation of proxies for the special meeting.  The Company estimates that it will pay the proxy solicitor a fee of $32,000, plus reimbursement of related expenses.  For more information, see “The Special Meeting – Solicitation of Proxies” beginning on page 28.

Postponement or Adjournment of Meeting. In the event that there are insufficient shares represented at the special meeting to constitute a quorum required for conduct of business at the special meeting, or the Company needs more time to solicit additional proxies, the persons named as proxies for the special meeting may propose one or more postponements or adjournments of the meeting until a quorum is present or represented by proxy, or sufficient proxies have been solicited to adopt the merger agreement. See, “The Special Meeting – Postponement or Adjournment of Meeting” beginning on page 28.

The Merger (page 30)

Merger Consideration. Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, the Company stockholders will have the right to receive $22.00 in cash, without interest and subject to any applicable tax withholding, for each share of Company common stock that they own immediately prior to the effective time (other than shares owned by the Company and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) (which we refer to as the “merger consideration”).

Treatment of Outstanding Equity Awards and Company Stock Plans. The merger agreement provides that, at the effective time, without any action on the part of the holder thereof:

●

each Company stock option that is outstanding, vested and unexercised immediately prior to the effective time of the merger will be canceled and converted into the right to receive in cash the excess, if any, of the merger consideration over the exercise price per share of such stock option; provided that, in the event that the exercise price of any such vested stock option is equal to or greater than the merger consideration, such stock option will be canceled, without any consideration being payable for such option and have no further force or effect;

●

each Company stock appreciation right (a “Company SAR”) that is outstanding, vested and unexercised immediately prior to the effective time of the merger will be canceled and converted into the right to receive in cash the excess, if any, of the merger consideration over the base appreciation price per share of such Company SAR subject to a ceiling for the spread; provided that, in the event that the base appreciation price of any such Company SAR is equal to or greater than the merger consideration, such Company SAR will be canceled, without any consideration being payable for such Company SAR and have no further force or effect;

●

each Company restricted stock unit (a “Company RSU”) that is outstanding and vested prior to the effective time of the merger and has not been settled immediately prior to the effective time will be canceled and converted into the right to receive in cash the merger consideration;

●

each Company stock option, Company SAR and Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be canceled and replaced with, in the case of Company stock options and Company SARs, such number of restricted stock units for Synaptics common shares as will be determined by dividing the spread of the Company stock option or Company SAR by the Synaptics Stock Price (as defined in the merger agreement), and in the case of Company RSUs, such number of restricted stock units for Synaptics common shares as will be determined using an exchange ratio designed to preserve the intrinsic value of such Company RSU; and

●

each Company performance stock unit (a “Company PSU”) that is outstanding and vested prior to the effective time of the merger and has not been settled immediately prior to the effective time will be canceled and converted into the right to receive the merger consideration.

Treatment of Company Stock Plans and the Company Employee Stock Purchase Plan. The merger agreement provides for the following:

●

at the effective time of the merger, the Company Stock Plans (as defined in the merger agreement), shall be terminated, and no further shares of our common stock, equity awards or other rights with respect to our common stock shall be granted; and

●

the Company will take actions necessary with respect to the Company’s Amended and Restated 1993 Employee Stock Purchase Plan (the “ESPP”) to provide that, among other things, (1) any ongoing offering period under the ESPP will be terminated prior to the effective time, (2) no new offering period under the ESPP will commence during the period between the date of the merger agreement and the effective time of the merger, and (3) the ESPP will terminate on the date immediately prior to the effective time.

Background of the Merger. For a description of the events leading to the approval of the merger by our Board and the reasons for such approval, you should refer to “The Merger — Background of the Merger” beginning on page 30.

Reasons for the Merger; Recommendation of Our Board. On August 29, 2021, our Board approved the merger and the adoption of the merger agreement and recommended that our stockholders adopt the merger agreement. In connection with the foregoing, members of our Board determined that the merger is advisable, and the merger and the merger agreement are fair to and in the best interests of the Company and its stockholders. See “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 40.

The Board unanimously recommends that the Company’s stockholders vote “FOR” the merger agreement proposal; “FOR” the merger-related compensation proposal; and “FOR” the adjournment proposal.

Opinion of the Company’s Financial Advisor.  In deciding to approve the adoption of the merger agreement, our Board requested, received and considered the oral and written opinion of our financial advisor, Goldman Sachs & Co. LLC, referred to in this proxy statement as Goldman Sachs. At our Board’s request, Goldman Sachs delivered its opinion to the Board that, as of August 30, 2021, the date of the written fairness opinion, and based upon and subject to the factors and assumptions set forth therein, the $22.00 in cash per share of Company common stock to be paid to the holders (other than Synaptics and its affiliates) of Company common stock pursuant to the merger agreement was fair from a financial point of view to the holders (other than Synaptics and its affiliates). The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B.  Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction contemplated by the merger agreement.  The Goldman Sachs opinion is not a recommendation as to how any holder of the Company common stock should vote with respect to the merger or any other matter.  Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $11 million, all of which is contingent upon consummation of the merger.

Interests of the Company’s Directors and Executive Officers. In considering the recommendation of the Board that you vote to approve the merger agreement proposal, you should be aware that the Company’s directors and executive officers may have interests in the merger that may be different from, in conflict with or in addition to, those of the Company’s stockholders generally. Members of the Board were aware of and considered these interests, at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, approving the merger agreement, and in recommending to the Company’s stockholders that the merger agreement be adopted.

Interests of the Company’s directors and executive officers include, but are not limited to, the following:

●

All Company RSUs held by the Company’s non-employee directors immediately prior to the effective time of the merger will be accelerated and fully vested in connection with the merger, in accordance with their terms;

●

A portion of Company PSU awards granted to Ofer Elyakim, the Company’s Chief Executive Officer, in February 2019 will vest in accordance with the terms of the merger agreement and the terms of the Company PSU award agreement;

●

The revenue-based performance condition for Company PSUs awarded to Mr. Elyakim in March 2021 shall be measured, and those Company PSUs shall vest based on the higher of (i) achievement at target level, and (ii) the level achieved based on actual performance of the Company as of the effective time of the merger, based on liner interpolation between target and maximum level of performance, against revenue goals adjusted for the shortened performance year;

●

Each named executive officer of the Company is party to a pre-existing employment agreement that provides for certain notice payments and the acceleration of outstanding equity awards in the event such named executive officer’s employment is terminated or such named executive officer resigns for good reason within a certain period of time before or after the merger;

●

Each named executive officer will be paid amounts in respect of certain social benefits and perquisites to which they are entitled under Israeli law in the event such named executive officer’s employment is terminated or such named executive officer resigns for good reason within a certain period of time before or after the merger;

●

Each named executive officer will be paid a cash incentive award pursuant to the Company’s existing 2021 Performance-Based Bonus Plan which provides for payment of cash bonuses based on achievement of certain financial metrics (revenue, annual operating plan revenue and non-GAAP gross margin) and a discretionary metric for the shortened performance period beginning in January 2021 and ending on the effective time of the merger. Performance metrics will be adjusted for the shortened performance period, but the Company may exercise discretion not to apply pro-ration to the amounts payable under the plan based on the shortened performance period; and

●	The Company’s directors and officers will be entitled to certain ongoing indemnification and advancement rights as well as coverage under directors’ and officers’ liability policies.

For more information, see the sections titled “The Merger — Background of the Merger” beginning on page 30 and “The Merger — Reasons for the Merger; Recommendation of the Board” beginning on page 40. These interests are described in more detail below, in the section titled “Non-Binding, Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers — Golden Parachute Compensation” beginning on page 58.

Effects of the Merger.  Upon consummation of the merger, our shares of common stock will be delisted from The NASDAQ Stock Market LLC, which we refer to as “NASDAQ,” will be de-registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and will no longer be publicly traded. For more information, see the section titled “The Merger — Effects of the Merger” beginning on page 60.

Material U.S. Federal Income Tax and Israeli Tax Law Consequences of the Merger.  The exchange of shares of Company common stock for cash pursuant to the merger, generally, will be a taxable transaction to U.S. holders (as defined in the section titled “The Merger — Material U.S. Federal Income Tax Consequences” on page 60) for U.S. federal income tax purposes. Stockholders who are U.S. holders will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to their shares of Company common stock pursuant to the merger and their adjusted tax basis in such shares. You should read “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 60 for a more detailed discussion of the U.S. federal income tax consequences of the merger.

According to Israeli law, unless it is provided with an exemption certificate issued by the Israeli Tax Authority, Synaptics may be required to withhold Israeli taxes from the merger consideration even if you are not subject to Israeli tax.  The Company is in the process of submitting an application to the Israeli Tax Authority in order to clarify the withholding mechanism.  In addition, as part of the application, we have requested that non-Israeli stockholders that purchased their shares of Company common stock on or after February 11, 1994 (the date on which the Company common stock was listed on NASDAQ) and hold less than 5% of the outstanding shares of Company common stock will be exempt from Israeli tax withholding if such stockholders provide the paying agent in Israel with certain declarations and documentation regarding their residency and the date on which their shares were purchased. We cannot assure you that our application will be accepted or what the final terms of the ruling in these regards will be.  Stockholders that will not be covered by the ruling, if obtained, such as Israeli resident stockholders or a stockholder holding 5% or more of the outstanding shares of Company common stock, will be required to provide an exemption (or reduction) certificate issued by the Israeli Tax Authority in order to avoid (or reduce) Israeli tax withholding.  You should read “The Merger — Material Israeli Income Tax Consequences” beginning on page 63 for a more detailed discussion of the Israeli income tax consequences of the merger.

You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

Litigation Related to the Merger. On October 14, 2021, a purported stockholder of the Company commenced an action in the United States District Court for the Southern District of New York captioned Stein v. DSP Group, Inc., et al., Case No. 1:21-cv-08474 (S.D.N.Y.). The complaint names the Company and the members of the Company’s board of directors as defendants. For more information, see the section titled “The Merger — Litigation Related to the Merger” beginning on page 64.

Appraisal Rights. If the merger is completed, Company stockholders who do not vote “FOR” the merger agreement proposal are entitled to appraisal rights under Section 262 DGCL in connection with the merger, provided that these stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. This means that stockholders who do not wish to accept the per share merger consideration and who meet all of the conditions set forth in Section 262 of the DGCL are entitled to seek appraisal of fair value of their shares of Company common stock, as of the effective time, as determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration. The ultimate amount determined by the Delaware Court of Chancery in an appraisal proceeding to be the fair value per share of Company common stock as of the effective time may be less than, equal to or more than the per share merger consideration that a stockholder would otherwise receive under the merger agreement if the merger is consummated.

To exercise appraisal rights, among other things, a stockholder of record must deliver a written demand for appraisal to the Company before the vote is taken on the merger agreement proposal, must not vote in favor of the merger agreement proposal, must continue to hold the shares of Company common stock of record from the date of making the demand for appraisal through the effective time, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A stockholder’s failure to follow exactly the procedures specified under the DGCL may result in the loss of that stockholder’s appraisal rights. See the section titled “The Merger — Appraisal Rights” beginning on page 64 and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a broker, bank, or other nominee and you wish to exercise appraisal rights, because the demand for appraisal rights must be made by the record holder, you should consult with your broker, bank or other nominee to determine the appropriate procedures for that broker, bank, or other nominee to make a demand for appraisal on your behalf. Stockholders who wish to pursue appraisal rights should consult their legal and financial advisors promptly. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. For more information, see the section titled “The Merger — Appraisal Rights” beginning on page 64.

Approvals.  We are not aware of any significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to complete the merger.  If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them.  If any approval or action is needed, however, we may not be able to obtain it.  Even if we could obtain the approval, conditions may be placed on it that could cause us or Synaptics to abandon the merger even if we receive stockholder approval.

Source of Funds.  Synaptics’ obligations to complete the merger are not subject to any financing condition.  Synaptics has represented in the merger agreement that it will have, as and when required, the funds available as are necessary to consummate the contemplated transactions.  For more information, see the section titled “The Merger — Source of Funds” beginning on page 67.

Expected Timing of the Merger.  Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger agreement proposal, the parties to the merger agreement expect to complete the merger by the end of 2021. However, the Company cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the approval of the merger agreement proposal, the exact timing of the merger cannot be determined at this time, and we cannot guarantee that the merger will be completed. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted, waiver of all conditions to the consummation of the merger (as described in the section titled “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 85).

Conditions to Completion of the Merger.  The obligations of the Company, Synaptics and Merger Sub to effect the merger are subject to the satisfaction (or waiver, to the extent permitted by applicable law) on or prior to the closing date of each of the following conditions:

●	adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting; and

●

the absence of an injunction or law restraining, enjoining or otherwise prohibiting the consummation of the merger by any governmental authority of a competent jurisdiction over any party that is material to the business or operations of either the Company or Synaptics.

For more information regarding the conditions to the obligations of each respective party to complete the merger, see the section titled “The Merger Agreement — Conditions to Completion of the Merger.”

Alternative Acquisition Proposals. Under the merger agreement, the Company must not, and must cause its subsidiaries and representatives not to, among other things and subject to certain exceptions:

●

solicit, initiate, knowingly facilitate or knowingly encourage the marking or submission of an “acquisition proposal” (as defined in the section of the proxy statement titled “The Merger Agreement — Non-Solicitation Covenant” beginning on page 78);

●

engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish any non-public information of the Company or any of its subsidiaries, in connection with or for the purpose of encouraging or facilitating an acquisition proposal;

●

enter into any letter of intent, acquisition agreement or other contract providing for any acquisition proposal or entered into any acquisition agreement or other contract requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement; or

●	approve, endorse or recommend any acquisition proposal.

However, if, at any time prior to obtaining the Company stockholder approval, the Company receives a bona fide acquisition proposal that did not result from a breach of the non-solicitation covenant and which the Board determines in good faith (1) after consultation with the Company’s financial advisor and outside legal counsel constitutes, or would reasonably be expected to result in, a “superior proposal” (as defined in the section of the proxy statement titled “The Merger Agreement — Non-Solicitation Covenant” beginning on page 78), and (2) after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may (subject to certain limitations):

●	furnish nonpublic information to the third party (including its representatives) making the acquisition proposal; and

●	engage in discussions or negotiations with the third party (including its representatives) with respect to the acquisition proposal.

The termination of the merger agreement may, under certain circumstances, result in the payment by the Company of $19,774,000 in cash to Synaptics. For more information, please see the section of this proxy statement titled “The Merger Agreement — Termination Fee Payable by the Company” beginning on page 88.

Termination; Termination Fee Payable by the Company. If the merger agreement is terminated by the Company or Synaptics in accordance with its terms, the merger agreement will become null and void and there will be no liability on the part of the Company, Synaptics or Merger Sub, provided that nothing in the merger agreement will relieve any party from liability for willful and material breach of the merger agreement prior to such termination.

If the merger agreement is terminated in the following circumstances, the Company will be required to pay to Synaptics a termination fee of $19,774,000 (which we refer to as the “Company termination fee”):

●

prior to obtaining the Company stockholder approval, Synaptics terminates the merger agreement because (1) an adverse recommendation change has occurred, (2) the Board fails to include in the proxy statement the Company Recommendation (as defined on page 78 in “The Merger Agreement — Proxy Statement, Board Recommendation and Company Stockholders’ Meeting”), or (3) following a publicly announced acquisition proposal, the Board fails to recommend against such acquisition proposal and publicly reaffirm the Company Recommendation within the required period;

●

prior to obtaining the Company stockholder approval, if the Board has made an adverse recommendation and the Company terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal, and concurrently with such termination, the Company enters into a definitive agreement with respect to such superior proposal; or

●

(A) Synaptics or the Company terminates the merger agreement because the closing has not occurred by January 30, 2022, which we refer to as the “end date” (provided that Company stockholder approval has not been obtained as of such date), (B) Synaptics or the Company terminates the merger agreement if the Company stockholder approval has not been obtained or (C) Synaptics terminates the merger agreement due to the Company’s breach of any or its representations, warranties, covenants or other agreements in the merger agreement, and (i) prior to the date of termination (in the case termination pursuant to clause (A) or (C)) or the date of the stockholders’ meeting (in the case of termination pursuant to clause (B)) an acquisition proposal is made to the Company or its stockholders or is otherwise publicly disclosed, and (ii) within 12 months after the date of such termination, the Company enters into a definitive agreement for, or consummates, any acquisition proposal (whether or not such acquisition proposal is the same as the one referenced in clause (i) above).

In no event will the Company be obligated to pay the Company termination fee on more than one occasion. For more information regarding the obligations of each respective party to the merger, see the section titled “The Merger Agreement — Termination.”

Price Range of Common Stock. The Company common stock trades on NASDAQ under the symbol “DSPG.” As of the close of business on October 22, 2021, the latest practicable date before the printing of this proxy statement, the sales price of Company common stock was $21.85. The closing sales price of Company common stock on NASDAQ on August 27, 2021, the last trading day prior to the date on which the Company announced the signing of the merger agreement was $18.66 per share. You are urged to obtain current market quotations for the Company common stock when considering whether to approve the merger proposal. See, “Market Price and Dividend Data” beginning on page 94.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers do not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On August 30, 2021, the Company, Synaptics and Merger Sub entered into the merger agreement. You are receiving this proxy statement in connection with the solicitation by the Board in favor of the proposal to adopt the merger agreement and to approve the other related proposals to be voted at the special meeting and because you have been identified as a stockholder of the Company as of the close of business on the record date.

You are being solicited to vote in favor of the proposals (1) to adopt the merger agreement, (2) to approve the merger-related executive compensation, and (3) to approve the adjournment or postponement of the Special Meeting.

Q:	What will happen to the Company generally as a result of the merger?

A:

Under the terms of the merger agreement, we will merge with a wholly-owned subsidiary of Synaptics. As a result of the merger, the Company will cease to be an independent, publicly traded company, and will instead continue as a wholly-owned subsidiary of Synaptics. Upon completion of the merger, you will no longer have any ownership interest in the Company. Shares of the Company common stock will no longer be listed on any stock exchange or quotation system, including NASDAQ. In addition, following the completion of the merger, the registration of Company common stock and our reporting obligations under the Exchange Act will be terminated.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible. Assuming adoption of the merger agreement by our stockholders and satisfaction or waiver of other closing conditions, we hope to complete the merger shortly after the special meeting and before the end of calendar year 2021.

Q:	As a stockholder of the Company, what will I receive in the merger?

A:

Upon completion of the merger, you will have the right to receive $22.00 in cash, without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised your appraisal rights under the DGCL and do not thereafter withdraw, fail or otherwise lose your appraisal rights with respect to such shares. You will not own any shares of the capital stock in the surviving corporation.

Q:	Is the consideration I receive taxable?

A:

Generally, yes.  For U.S. federal income tax purposes, generally you will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between $22.00 per share and your adjusted tax basis in that share.  For a more complete description of the U.S. federal tax consequences, see the section titled “The Merger — Material U.S. Federal Income Tax Consequences” on page 60. For Israeli income tax purposes, the consideration received may be taxable depending on the characteristics of each shareholder. For a more complete description of potential Israeli tax consequences, see the section titled “The Merger — Material Israeli Income Tax Consequences” on page 63. You are urged to consult your own tax advisors for a full understanding of how the merger will affect your U.S. federal, state, and local and non-U.S. taxes.

Q:	Will the merger consideration payable to me be subject to Israeli tax withholding?

A:

According to Israeli law, unless it is provided with an exemption certificate issued by the Israeli Tax Authority, Synaptics may be required to withhold Israeli taxes from the merger consideration even if you are not subject to Israeli tax. We are in the process of submitting an application to the Israeli Tax Authority in order to clarify the withholding mechanism. In addition, as part of the application, we have requested that non-Israeli stockholders that purchased their shares of Company common stock on or after February 11, 1994 (the date on which the Company listed its common stock on NASDAQ) and hold less than 5% of the outstanding shares of Company common stock will be exempt from withholding if such stockholders will provide the paying agent in Israel with certain declarations and documentation regarding their residency and the date on which their shares were purchased. We cannot assure you that our application will be accepted or what the final terms of the ruling in these regards will be. For a more complete description of the Israeli tax consequences, see the section titled “The Merger — Material Israeli Income Tax Consequences” on page 63.

Q:	What stockholder approval is required?

A:

Adoption of the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of a majority of the outstanding shares of Company common stock held by stockholders entitled to vote thereon on October 18, 2021, the record date for the special meeting. While abstentions will be counted for purposes of determining a quorum, abstentions, failures to vote and broker non-votes (if any) will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding, advisory merger-related executive compensation proposal requires the affirmative vote of holders of a majority of the shares of Company common stock represented and voting at the special meeting on such matter. Accordingly, abstentions, failures to vote and broker non-votes (if any) will have no effect on the outcome of this proposal. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on the Company or Synaptics or any of their respective subsidiaries, and, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers in accordance with the terms of the merger agreement and their compensation agreements and arrangements even if this proposal is not approved. The approval of the proposal to adopt the merger agreement is not conditioned on the approval of the non-binding, advisory merger-related executive compensation proposal.

The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate requires the affirmative vote of holders of a majority of the shares of Company common stock represented and voting at the special meeting on such matter. Accordingly, abstentions, failures to vote and broker non-votes (if any) will have no effect on the outcome of this proposal. In addition, if a quorum is not present at the special meeting, the chairman of the special meeting may adjourn or postpone the meeting to another place, date or time.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares of our common stock:

●	“FOR” the merger agreement proposal;

●	“FOR” the merger-related executive compensation proposal; and

●	“FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to approve the execution and delivery of the merger agreement by the Company and to recommend the adoption of the merger agreement, please see the section titled “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” on page 40.

Q:	What interests do the Company’s directors and executive officers have in recommending adoption of the merger agreement?

A:

Our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of other Company stockholders. These interests may include the following:

●

All Company RSUs held by the Company’s non-employee directors immediately prior to the effective time of the merger will be accelerated and fully vested in connection with the merger, in accordance with their terms;

●

A portion of Company PSU awards granted to Ofer Elyakim, the Company’s Chief Executive Officer, in February 2019 will vest in accordance with the terms of the merger agreement and the terms of the Company PSU award agreement;

●

The revenue-based performance condition for Company PSUs awarded to Mr. Elyakim in March 2021 shall be measured, and those Company PSUs shall vest based on the higher of (i) achievement at target level, and (ii) the level achieved based on actual performance of the Company as of the effective time of the merger, based on liner interpolation between target and maximum level of performance, against revenue goals adjusted for the shortened performance year;

●

Each named executive officer of the Company is party to a pre-existing employment agreement that provides for certain notice payments and the acceleration of outstanding equity awards in the event such named executive officer’s employment is terminated or such named executive officer resigns for good reason within a certain period of time before or after the merger;

●

Each named executive officer will be paid amounts in respect of certain social benefits and perquisites to which they are entitled under Israeli law in the event such named executive officer’s employment is terminated or such named executive officer resigns for good reason within a certain period of time before or after the merger;

●

Each named executive officer will be paid a cash incentive award pursuant to the Company’s existing 2021 Performance-Based Bonus Plan which provides for payment of cash bonuses based on achievement of certain financial metrics (revenue, annual operating plan revenue and non-GAAP gross margin) and a discretionary metric for the shortened performance period beginning in January 2021 and ending on the effective time of the merger. Performance metrics will be adjusted for the shortened performance period, but the Company may exercise discretion not to apply pro-ration to the amounts payable under the plan based on the shortened performance period; and

●	The Company’s directors and officers will be entitled to certain ongoing indemnification and advancement rights as well as coverage under directors’ and officers’ liability policies.

For additional details, including the amounts that may be received by each of our directors and executive officers, see “The Merger — Interests of the Company’s Directors and Executive Officers” on page 52.

Q:

Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or payable to the Company’s named executive officers that is based on or otherwise relates to the merger?

A:

In July 2010, the Securities and Exchange Commission, which we refer to as the “SEC,” adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on compensation that may be paid or payable to the Company’s named executive officers in connection with the merger. For additional information, see the section titled “Proposal 2: Non-Binding Merger-Related Compensation Proposal,” beginning on page 90.

Q:	What will happen if the Company stockholders do not approve the non-binding, advisory merger-related executive compensation proposal?

A:

The vote to approve the non-binding, advisory merger-related executive compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the non-binding, advisory merger-related executive compensation proposal is not a condition to completion of the merger and is advisory in nature only, meaning that it will not be binding on the Company or Synaptics or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers in accordance with the terms of their compensation agreements and arrangements even if this proposal is not approved.

Q:	What regulatory approvals are required?

A:	We do not believe there are any material filings or authorizations legally required to be made to consummate the merger.

Q:	Who is entitled to vote at the special meeting?

A:	All holders of shares of Company common stock as of the close of business on October 18, 2021, the record date, are entitled to vote on the matters being voted upon at the special meeting. Each holder of our common stock is entitled to one vote for each share of our common stock held on the record date. As of the close of business on the record date, there were 24,184,258 shares of our common stock outstanding.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:

The record date for the special meeting, October 18, 2021, is earlier than the expected date of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	What happens if I sell my shares of common stock after the special meeting but before the effective time of the merger?

A:

If you transfer your shares after the special meeting but before the effective time of the merger, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of our common stock through the completion of the merger.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, you will receive written instructions for exchanging your stock certificates for cash. Please do NOT send in your stock certificates with your proxy. If you do not hold a physical certificate evidencing your ownership of Company common stock, you will receive the merger consideration after consummation of the merger in accordance with the procedures of the exchange agent.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, including the annexes, please complete, date and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy in favor of adoption of the merger agreement, in favor of the merger-related executive compensation proposal and in favor of adjourning or postponing the special meeting in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If you abstain from voting, do not vote or do not instruct your broker or nominee on how to vote, it will have the effect of a vote “AGAINST” adoption of the merger agreement. However, abstention from voting or failure to execute a proxy with respect to adoption of the merger agreement, without taking other specified procedures, will not be sufficient to assert appraisal rights. For a more complete description of your appraisal rights and related procedures, see the section titled “The Merger — Appraisal Rights” beginning on page 64 and Annex C to this proxy statement for a reproduction of Section 262 of the DGCL, which relates to the appraisal rights of dissenting stockholders.

Q:	How do I vote?

A:	You may vote by:

●	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

●	submitting your proxy by using the telephone number printed on each proxy card you receive; or

●	submitting your proxy through the Internet voting instructions printed on each proxy card you receive.

If you are submitting your proxy by mail, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., New York time, on November 28, 2021, the day before the special meeting.

Q:	How do I vote by telephone or electronically?

A:

Record holders of Company common stock may vote by telephone or the Internet by following the instructions on their proxy card. Stockholders who hold their shares in street name should review the voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder. The deadline for voting by telephone or electronically is 11:59 p.m., New York time, on November 28, 2021, the day before the special meeting.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:

Your bank, broker, trust or other nominee generally will NOT have the power to vote your shares of Company common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Because the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon, the failure to provide your bank, broker, trust or other nominee with voting instructions generally will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What if I don’t vote?

A:

If you do not vote, you abstain from voting or you do not instruct your broker, dealer, bank or other financial institution on how to vote if you hold your shares in street name, it will have the same effect as a vote “AGAINST” the merger agreement proposal. Therefore, we urge you to vote. If you do not vote, you abstain from voting or you do not instruct your broker, dealer, bank or other financial institution on how to vote if you hold your shares in street name, it will have NO EFFECT on the outcome of the merger-related executive compensation proposal or the adjournment proposal.

If

you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the merger agreement proposal, “FOR” the merger-related executive compensation proposal and “FOR” the adjournment proposal.

Q:	What happens if the merger is not completed?

A:

If the merger agreement proposal is not approved by Company stockholders, or if the merger is not completed for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger agreement or the transactions contemplated thereby. Instead, the Company will remain an independent public company and shares of Company common stock will continue to be listed and traded on NASDAQ. If the merger agreement is terminated under specified circumstances, Company may be required to pay Synaptics a termination fee of $19,774,000. See the section titled “The Merger Agreement — Termination” beginning on page 87 for a discussion of the circumstances under which the Company may be required to pay a termination fee.

Q:	Can I change my vote after I have mailed my signed proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of two ways:

●	you may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy; or

●	you may submit another properly completed proxy bearing a later date, whether over the Internet, by telephone or by mail.

You must submit your notice of revocation or your new proxy to our corporate Secretary or the Company’s proxy solicitor, at the following addresses so that your notice or new proxy is received by our Secretary or the proxy solicitor prior to 10:00 a.m., New York time, on November 29, 2021, the date of the special meeting:

If to our Secretary:

DSP Group, Inc.
2055 Gateway Place, Suite 480
San Jose, California 95110
Attention: Secretary

If to our Proxy Solicitor:

Alliance Advisors

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-325-6674

Email: DSPG@allianceadvisors.com

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of Company common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	Am I entitled to exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:

Yes. Under Delaware law, stockholders are entitled to appraisal rights in connection with the merger, subject to the conditions discussed more fully elsewhere in this proxy statement. Appraisal rights entitle dissenting stockholders, if such rights are perfected, to receive payment in cash for the fair value of their shares of Company common stock. The fair value of the Company common stock may be more than, equal to or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve your appraisal rights, if you wish to exercise them, you must not vote in favor of the adoption of the merger agreement and you must follow specific procedures. Failure to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case the dissenting stockholder will be treated in the same manner as a non-dissenting stockholder. For a more complete description of your appraisal rights and related procedures, see the section titled “The Merger — Appraisal Rights” beginning on page 64 and Annex C to this proxy statement for a reproduction of Section 262 of the DGCL, which relates to the appraisal rights of dissenting stockholders. Because of the complexity of the law relating to appraisal rights, stockholders who are considering objecting to the merger are encouraged to read these provisions carefully and should consult their own legal advisors.

Q:	Where can I find more information about the Company?

A:

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company through the Investors section of our website, www.dspg.com. The information provided on our website is not a part of this proxy statement and is not incorporated by reference in this proxy statement. For a more detailed description of the information available, see the section titled “Where You Can Find More Information,” beginning on page 98.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Company has engaged Alliance Advisors to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay the proxy solicitor a fee of $32,000, plus reimbursement of related expenses. The Company has also agreed to reimburse the proxy solicitor for certain reasonable and documented fees and expenses and will indemnify the proxy solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages and/or liabilities. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:

If you have any questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or additional copies of this proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-325-6674

Email: DSPG@allianceadvisors.com

If your shares are held for you by a bank, broker, trust, or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This proxy statement contains information about the timetable for the merger and the effects of the merger that constitute such “forward-looking statements” for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding the period following the completion of the merger, the expected timetable for completing the merger, the benefits of the proposed merger and any other statements about future expectations, benefits, goals, plans or prospects.

Words such as “may,” “could,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. All forward-looking statements are based on present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include:

●	conflicts of interest of directors and executive officers of the Company in recommending the merger;

●	the possibility that the merger may not otherwise be completed in a timely manner or at all, which may adversely affect our business;

●	the possibility that a majority of our stockholders may not adopt the merger agreement;

●	the timing of, and legal, regulatory and other conditions associated with, the completion of the merger;

●	the possibility that the merger may adversely affect our results of operations, whether or not we complete the merger; and

●	loss of key customers, suppliers or strategic partners as a result of our announcement of the merger.

Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement. The Company is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE PARTIES TO THE MERGER

Company

DSP Group, Inc.

2055 Gateway Place, Suite 480

San Jose, California 95110

The Company is a leading global provider of wireless chipset solutions for converged communications, delivering system solutions that combine semiconductors and software with reference designs. The Company was incorporated in Delaware in 1993.

Our stock is listed on NASDAQ under the ticker symbol “DSPG.” Our executive offices are located at 2055 Gateway Place, Suite 480, San Jose, California 95110, and our main telephone number is (408) 986-4300.

For additional information about the Company, see “Where You Can Find More Information,” beginning on page 98, or visit the Company’s website at https://www.dspg.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

Synaptics

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

Synaptics is a leading worldwide developer and supplier of custom-designed semiconductor solutions that is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car, and on the go.

Synaptics is listed on The Nasdaq Global Select Market under the ticker symbol “SYNA.” Synaptics’ principal executive offices are located at 1251 McKay Drive, San Jose, California 95131 and its phone number is (408) 904-1100. For additional information about Synaptics, visit its website at https://www.synaptics.com. The information provided on Synaptics’ website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

Merger Sub

Osprey Merger Sub, Inc.

1251 McKay Drive,

San Jose, California 95131

Merger Sub is a wholly-owned subsidiary of Synaptics, whose principal executive offices are located at 1251 McKay Drive, San Jose, California 95131. Merger Sub’s telephone number is (408) 904-1100. Merger Sub was formed solely for the purpose of facilitating Synaptics’ acquisition of the Company.

THE SPECIAL MEETING

General

This proxy statement is being delivered to you in connection with a special meeting of the Company’s stockholders to be held on Monday, November 29, 2021, at 1:00 p.m., Pacific Time, virtually via the Internet. In order to attend the Special Meeting, you must register at www.viewproxy.com/DSPGroup/2021SM/htype.asp by 11:59 PM Eastern time on November 26, 2021. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations. There will be no physical location for stockholders to attend. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Purpose of the Special Meeting

The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics.

At the special meeting, you also will be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or payable to the Company’s named executive officers that is based on or otherwise relates to the merger, and a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Our Board has determined that the merger and the merger agreement are fair to and in the best interests of the Company and its stockholders, and that the merger is advisable and has approved the merger and the merger agreement. Accordingly, our Board recommends that stockholders vote “FOR” adoption of the merger agreement. See “The Merger — Background of the Merger” beginning on page 30 and “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 40.

Record Date

Our Board has fixed the close of business on October 18, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Each holder of record of common stock of the Company at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. On the record date, 24,184,258 shares of our common stock were issued and outstanding and held by approximately 17 record holders and approximately 4,900 beneficial holders.

Vote Needed for a Quorum, Effect of Abstentions, and Broker “Non-Votes”

A quorum is required for stockholders of the Company to conduct business at the special meeting. The holders of a majority of the shares of Company common stock entitled to vote on the record date, present in person, by proxy or by remote communication, will constitute a quorum for the transaction of business at the special meeting.

Under the DGCL, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the special meeting. Abstentions will have the same effect as an “AGAINST” vote on the merger agreement proposal and will have NO EFFECT on the outcome of the merger-related executive compensation proposal or the adjournment proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

Vote Required for Adoption of the Merger

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to adopt the merger agreement. The affirmative vote of the majority of shares represented and voting at the special meeting is required to adopt the non-binding, advisory merger-related executive compensation proposal. The affirmative vote of the majority of shares represented and voting at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Method of Voting

You may vote by:

●	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

●	submitting your proxy by using the telephone number printed on each proxy card you receive; or

●	submitting your proxy through the Internet voting instructions printed on each proxy card you receive.

If you are submitting your proxy by mail, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., New York time, on November 28, 2021, the day before the special meeting.

Stockholders should not forward any share certificates with their proxy cards. In the event the merger is completed, share certificates should be delivered in accordance with instructions set forth in a letter of transmittal, which will be sent to stockholders by the exchange agent promptly after the effective time of the merger.

Read the voting instruction card(s) and proxy card(s) carefully. A stockholder should execute all the proxy card(s) and voting instruction card(s) received in order to make sure all of your shares are voted.

Grant of Proxies

All shares of Company common stock represented by properly executed proxies or voting instruction cards received before or at the special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxy cards or voting instruction cards. If no instructions are indicated on a properly executed proxy card or voting instruction card, the shares will be voted “FOR” (i) the adoption of the merger agreement and the transactions contemplated by the merger agreement, (ii) the approval of the merger-related executive compensation, and (iii) in favor of adjourning or postponing the special meeting in the event that there are insufficient votes at the time of the special meeting to adopt the merger agreement. You are urged to mark the boxes on the proxy card or the voting instruction card, as the case may be, to indicate how to vote your shares.

The Company is not aware of any matter that will be brought before the special meeting other than (i) the proposal to adopt the merger agreement, (ii) the proposal to approve the merger-related executive compensation, and (iii) the proposal in favor of adjourning or postponing the special meeting in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is specifically withheld on the proxy card or the voting instructions card, as the case may be.

Revocation of Proxies

You can change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of two ways:

●	you may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy; or

●	you may submit another properly completed proxy bearing a later date, whether over the Internet, by telephone or by mail.

You must submit your notice of revocation or your new proxy to our corporate Secretary or the Company’s proxy solicitor, Alliance Advisors, at the following addresses so that your notice or new proxy is received by our Secretary or the proxy solicitor prior to 10:00 a.m., New York time, on November 29, 2021, the date of the special meeting:

If to our Secretary:

DSP Group, Inc.
2055 Gateway Place, Suite 480
San Jose, California 95110
Attention: Secretary

If to our Proxy Solicitor:

Alliance Advisors

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-325-6674

Email: DSPG@allianceadvisors.com

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

Solicitation of Proxies

The Company has engaged Alliance Advisors to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay the proxy solicitor a fee of $32,000, plus reimbursement of related expenses. The Company has also agreed to reimburse the proxy solicitor for certain reasonable and documented fees and expenses and will indemnify the proxy solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages and/or liabilities. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Postponement or Adjournment of Meeting

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, or if a quorum is not present. In the event that there are insufficient shares represented at the special meeting to constitute a quorum required for conduct of business at the special meeting, or to solicit additional proxies, the chairman for the special meeting may propose one or more postponements or adjournments of the meeting until a quorum is present or represented by proxy, or sufficient proxies have been solicited to adopt the merger agreement.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, by calling 855-325-6674.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, the Company stockholders will consider and vote on a proposal to adopt the merger agreement.  You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement.  For additional information, see the sections titled “The Merger,” beginning on page 30, and “The Merger Agreement,” beginning on page 67.

The Board unanimously recommends that the Company stockholders vote “FOR” the proposal to adopt the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adopt the merger agreement.

The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such proposal. Abstentions, failures to vote and broker non-votes (if any) will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

THE MERGER

Background of the Merger

The Company operates in the intensely competitive semiconductor market which has been characterized by substantial cyclicality, rapid technological change and heightened foreign and domestic competition. In recent years, the semiconductor industry has also experienced significant merger and acquisition activity which has resulted in industry consolidation and even more intense competition. The Board and management of the Company recognize that many of the Company’s competitors are larger, more diversified companies with substantially greater financial resources and capacity to invest in the development and marketing of new products and technologies.

For over a decade, a majority of the Company’s revenues have been derived from chipsets sold to the residential cordless telephone market, a market that has been declining at a rate of approximately 15-20% per year for the past 10 years. In 2013, the Company began investing in new growth initiatives to diversify its business beyond the residential cordless telephone market in an effort to offset the decline in the cordless business, increase its overall revenues and align new potential revenue streams with the Company’s technology expertise. The Company calls such initiatives: the “Internet of Audio Things” or “IoAT” businesses. The Company has expended and continues to expend significant investments in research and development, and sales and marketing, to grow these initiatives. Although the Company has been able to grow the IoAT businesses, the Company also has encountered challenges in penetrating new markets, including challenges associated with the presence in those markets of participants with significantly greater resources than itself. Overall, the growth of the IoAT business revenues did not fully compensate for the continual decline of the residential cordless telephone revenues.

In the ordinary course of business, the Board and management of the Company regularly review and assess the Company’s business plan and potential strategic opportunities available to the Company with the goal of maximizing stockholder value. As part of this ongoing process, the Board and management of the Company have periodically evaluated whether the best avenue to maximize stockholder value is the continued execution of the Company’s strategy as a standalone company in light of its financial performance, business concentration, limited scale and applicable market, economic, competitive and other conditions, challenges and factors, or the sale of the Company to, or a combination of the Company with, a third party, if and when feasible. In connection with such review, management of the Company has met from time to time with various third parties whom the Company believed could have an interest in engaging in a strategic transaction with the Company, although none of such engagements proceeded beyond a preliminary stage. In addition, the Board has from time to time evaluated the possibility of acquiring synergistic companies or product lines.

Furthermore, in light of various market and business dynamics, the Board discussed with management of the Company that it would be useful to begin preliminary discussions with one or more potential financial advisory firms to get their preliminary perspectives on the Company.

Throughout 2018 and early 2019, management of the Company had discussions with representatives of various financial advisory firms to discuss the strategic landscape for the Company and its potential strategic alternatives.

On March 14, 2019, the Company concurrently executed a confidentiality agreement and an engagement letter with Goldman Sachs whereby Goldman Sachs was exclusively engaged as the Company’s financial advisor to help the Company explore a possible sale of all or a portion of the Company with a view to maximize stockholder value. The Board selected Goldman Sachs as its financial advisor in connection with evaluating a potential business combination transaction based on Goldman Sachs’ qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Company’s industry, and its knowledge of the Company’s business and affairs based on its long-standing relationship with the Company.

The Board and management of the Company, with Goldman Sachs’ assistance, regularly reviewed and assessed various potential strategic opportunities. Management of the Company periodically updated the Board on various inbound inquiries with respect to the Company, none of which progressed beyond a preliminary stage. Goldman Sachs periodically discussed with the Board and management trends, and updates on merger and acquisition activity, in the semiconductor market. The Company continued to execute on its business strategy and in the process continued to build and strengthen relationships with potential strategic acquirors.

On May 26, 2021, Michael Hurlston, President and Chief Executive Officer of Synaptics, on an unsolicited basis, emailed Ofer Elyakim, Chief Executive Officer of the Company, requesting a telephone call to discuss a potential mutually beneficial opportunity.

On May 28, 2021, Mr. Hurlston called Mr. Elyakim, and during the call, raised the possibility of a potential acquisition of the Company. No potential purchase price for the Company was discussed.

On May 28, 2021, after the call from Mr. Hurlston, Mr. Elyakim informed the Chairman of the Board, Kenneth Traub, about the call that Mr. Elyakim received from Mr. Hurlston of Synaptics.

On May 28, 2021, Messrs. Elyakim and Traub subsequently discussed with representatives of Goldman Sachs the verbal expression of interest to acquire the Company that Mr. Elyakim received from Synaptics.

Between May 28, 2021 and May 31, 2021, Messrs. Elyakim and Traub called each member of the Board and informed them about the call from Mr. Hurlston on May 28, 2021, and the verbal expression of interest to acquire the Company that Mr. Elyakim received from Synaptics and the discussions with Goldman Sachs.

On June 4, 2021, Mr. Hurlston emailed Mr. Elyakim advising him that a non-binding written indication of interest would be forthcoming.

On June 6, 2021, Mr. Hurlston called Mr. Elyakim and indicated that Synaptics was prepared to deliver a non-binding written indication of interest to acquire the Company at a price per share in the range of $20.00 to $21.00 in cash. Mr. Elyakim informed Mr. Hurlston that he would share the proposal with the Board.

On June 6, 2021, Mr. Elyakim informed Mr. Traub about Mr. Hurlston’s call of the same date and Synaptics’ non-binding proposal to acquire the Company at a price per share in the range of $20.00 to $21.00 in cash.

On June 6, 2021, the Company received a non-binding written indication of interest from Satish Ganesan, Chief Strategy Officer of Synaptics, whereby Synaptics made a non-binding proposal to acquire 100% of the equity of the Company at a purchase price in cash between $20.00 to $21.00 per share. The closing price per share of the Company’s common stock as reported on the NASDAQ on June 4, 2021 was $15.99. This proposed per share consideration represented a 25.1% to 31.3% premium over the Company’s June 4, 2021 closing share price. The proposal also contained a requirement to enter into a period of exclusivity for 60 days to conduct due diligence and negotiate definitive documents. Synaptics requested a response to its non-binding proposal by June 14, 2021.

On June 7, 2021, Mr. Hurlston sent Mr. Elyakim a draft mutual non-disclosure agreement without any standstill or customer and employee non-solicitation provision.

On June 7, 2021, the Board held a virtual meeting, together with representatives of the Company’s management, Goldman Sachs and Morrison & Foerster LLP, the Company’s outside legal counsel (“MoFo”). At the meeting, Mr. Elyakim described the contacts by Mr. Hurlston to date, his impression of Synaptics and potential strategic fit with the Company, as well as his impression of the proposed acquisition terms. Board members provided feedback on the proposed acquisition terms, Synaptics generally and the merits of a strategic transaction involving the Company. The Board determined that a proposal by Synaptics to acquire the Company at a per share purchase price of $20.00 or above in cash deserved consideration in light of various long-term challenges facing the Company, the premium suggested by the proposal and the fact that the Company had not previously received any acquisition proposal. Representatives from Goldman Sachs discussed recent merger and acquisition activity in the semiconductor market, valuations and the premiums in such transactions. Representatives from Goldman Sachs discussed Synaptics and its acquisition history, the proposed acquisition terms, the merits of a strategic transaction involving the Company and their recommendation with respect to next steps relating to Synaptics. Representatives of Goldman Sachs further discussed the prospect of engaging in dialogue with certain strategic companies that may have an interest in pursuing a potential strategic transaction with the Company. Goldman Sachs identified for the Board certain publicly traded technology companies, in addition to Synaptics, that Goldman Sachs thought would potentially be interested in a potential strategic transaction with the Company if the Company were to decide to engage in a strategic review process. A representative from MoFo discussed the fiduciary duties of the Board if the Company were to decide to engage in a strategic review process. The Board discussed the potential risks and benefits of continuing to pursue its operational plan as a standalone company and the potential risks and benefits of engaging in a strategic transaction.

Following further discussion, the Board determined that it was appropriate for Mr. Elyakim to discuss with Mr. Hurlston Synaptics’ potential interest in the Company, and that the Company also should initiate a broader strategic review process in an effort to identify other potential acquirors to maximize stockholder value. The Board then discussed with Goldman Sachs the other companies that Goldman Sachs might, at the Board’s request, contact on behalf of the Company to gauge their potential interest in the Company. The Board also sought management’s input on the outreach list and management provided a few additional companies for consideration. The Board also discussed with management of the Company and representatives of Goldman Sachs the potential timeline for a strategic review process and the potential method of engagement with Synaptics and the other companies. After consultation with management of the Company and Goldman Sachs, the Board determined that contact with seven of the other parties on the outreach list (referred to as Parties A, B, C, D, E, F, and G) was appropriate. The Board determined not to contact other companies identified during the meeting, including private equity companies, because the Board did not perceive such additional companies to have a high probability of interest in engaging in discussions regarding an acquisition of the Company or the capacity to engage in a strategic transaction with the Company at or above the valuation in Synaptics’ non-binding written indication of interest delivered on June 6, 2021. The Board also was concerned with potentially significant adverse impact on the Company of leaks and business disruption, the risks of which would be increased by engaging with a larger set of companies. After further discussion, the Board directed Mr. Elyakim to continue his engagement with Mr. Hurlston and discussed how Mr. Elyakim should approach Mr. Hurlston, which included addressing three principal issues of importance to the Board with regard to Synaptics’ proposal, specifically: increasing the price from the $20.00 to $21.00 range, eliminating or limiting the requirement for a period of exclusivity and shortening the due diligence period. Management was directed not to discuss any potential post-closing roles or the terms of any potential post-closing employment involving management of the Company. The Board also requested that Goldman Sachs follow up with Mr. Ganesan about Synaptics’ non-binding proposal, as well as to expeditiously reach out to Parties A, B, C, D, E, F, and G on behalf of the Company to gauge their interest in pursuing a potential strategic transaction with the Company.

On June 8, 2021, management of the Company gave a preliminary presentation to representatives of Synaptics of publicly available information about the Company.

From June 8, 2021, to June 18, 2021, consistent with the Board’s direction, representatives of Goldman Sachs contacted the seven strategic parties (referred to as Parties A, B, C, D, E, F and G) to explore their potential interest in a strategic transaction with the Company and provided each such party a short “teaser” about the Company based on public information.

On June 9, 2021, a draft mutual non-disclosure and confidentiality agreement with standstill and customer and employee non-solicitation provisions prepared by MoFo was provided to Synaptics in lieu of the draft non-disclosure agreement received from Mr. Hurlston on June 7, 2021.

Between June 9, 2021, and June 13, 2021, representatives of the Company and Synaptics negotiated the mutual non-disclosure and confidentiality agreement. On June 13, 2021, the Company and Synaptics executed the mutual non-disclosure and confidentiality agreement with standstill and customer and employee non-solicitation provisions.

On June 9, 2021, as directed by the Board at the June 7, 2021 Board meeting, Mr. Elyakim spoke to Mr. Hurlston and informed him that the Board was receptive to engaging in acquisition discussions with Synaptics but the three principal issues that the Board would like to address with regard to Synaptics’ proposal were: increasing the price from the $20.00 to $21.00 range, eliminating or limiting the requirement for a period of exclusivity and shortening the due diligence period. Mr. Elaykim also indicated that the Board appreciated Synaptics’ interest and would be prepared to proceed with an additional management meeting to enable Synaptics to better understand the Company’s business and prospects with a view to enable Synaptics to address the issues of concern to the Board, including increasing the purchase price it had offered to acquire the Company.

From June 14, 2021, to July 6, 2021, consistent with the Board’s direction, representatives of Goldman Sachs spoke with Mr. Ganesan on multiple occasions to facilitate coordination between the parties and to hear Synaptics’ perspectives on the Company’s valuation.

On June 16, 2021, management of the Company gave a presentation to representatives of Synaptics’ management to provide Synaptics with a better understanding of the valuation of the Company. At the meeting, management of the Company provided Synaptics with forecasts for the Company for fiscal years 2021 through 2024. These forecasts were a subset of the forecasts that are referred to below as the “management projections” (see the section entitled “The Merger — Management Projections” beginning on page 46). At that meeting, Mr. Elyakim reiterated that for the Company to continue further engagement, Synaptics would need to improve the per share price it had offered to acquire the Company.

On June 18, 2021, Party G notified Goldman Sachs that it would be interested in learning more about the Company’s business and that it would revert after a few days regarding next steps.

Between June 18, 2021, and June 20, 2021, representatives of the Company and Party A negotiated a mutual non-disclosure and confidentiality agreement. On June 21, 2021, the Company and Party A executed a mutual non-disclosure and confidentiality agreement with standstill and customer and employee non-solicitation provisions.

On June 21, 2021, management of the Company made a presentation to representatives of Party A to provide Party A with additional information about the Company and its business.

Also on June 21, 2021, Party D notified Goldman Sachs that it would be interested in participating in a management meeting with the Company. However, shortly thereafter and prior to the management presentation, Party D told Goldman Sachs that after further consideration it had determined that it did not have sufficient available internal resources to evaluate the opportunity.

On June 21, 2021, Party C notified Goldman Sachs that it had determined that it would not pursue the opportunity.

On June 21, 2021, representatives from Party B notified Goldman Sachs that it would be interested in participating in a presentation by management of the Company to learn more about the Company’s business. Between June 24, 2021 and June 28, 2021, representatives of the Company and Party B negotiated a mutual non-disclosure and confidentiality agreement with standstill and customer and employee non-solicitation provisions.

On June 22, 2021, Party E notified Goldman Sachs that it had determined that it would not pursue the opportunity.

On June 23, 2021, the Board held a virtual meeting, together with the Company’s management and representatives of Goldman Sachs and MoFo. At the meeting, Mr. Elyakim and other members of management provided the Board with an updated annual operating plan for 2021 that projected increased revenues and EBITDA for fiscal year 2021 in light of strong backlog for products within the Company’s IoAT businesses and tight supply chain management, as well as management’s forecast for fiscal years 2021 through 2026, which incorporated the updated projections reflected in the updated 2021 annual operating plan. The same forecast had been provided to Synaptics for the years 2021 through 2024 on June 16, 2021. The forecast was substantially similar to the forecast that had been presented to and discussed with the Board at prior meetings earlier in the year, reflecting minor updates by management. Following discussion with management, the Board approved the management projections and authorized use of the management projections in connection with the Company’s strategic review, including by Goldman Sachs in its financial analyses. Mr. Elyakim updated the Board on the management presentation made to representatives of Synaptics on June 16, 2021 and the management presentation made to representatives of Party A on June 21, 2021. At the meeting, Goldman Sachs provided an update on the responses by the seven companies that Goldman Sachs had contacted, noting which three companies communicated no interest (Parties C, D and E), two others from whom Goldman Sachs was awaiting a response (Parties F and G), one company that expressed interest and was in the process of negotiating a non-disclosure and confidentiality agreement with the Company (Party B), and one company that executed a non-disclosure and confidentiality agreement and had received a management presentation (Party A). Goldman Sachs also presented its preliminary financial analysis of Synaptics’ proposal. A representative of MoFo reviewed with the Board the fiduciary duties of the directors in connection with the sales process. The Board discussed the potential risks and benefits of continuing to pursue the Company’s operational plan as a standalone company and the potential risks and benefits of engaging in a strategic transaction. The Board further discussed with management of the Company and representatives of Goldman Sachs the appropriate counterproposal to Synaptics. After the representatives of Goldman Sachs left the meeting, and following further discussion and consideration of the advice of Goldman Sachs and MoFo, and after reviewing the Company’s prospects as a standalone company, the Board directed Mr. Elyakim to deliver a counterproposal of $23.50 per share in cash. The Board discussed the need to continue to engage with the other identified parties that might be both interested in, and capable of, acquiring the Company at a price per share equal to or greater than the price offered by Synaptics.

On June 24, 2021, Mr. Elyakim spoke to Mr. Hurlston by telephone and delivered a counterproposal of $23.50 per share in cash and the rationale for the Company’s proposed valuation, including that the Company was at an inflection point with significant achievements in its IoAT businesses that, with Synaptics acquiring the Company, would better position the Company for growth.

Also on June 24, 2021, Party A notified Goldman Sachs that it had determined that it would not pursue the opportunity.

On June 25, 2021, Party G notified Goldman Sachs that it had determined that it would not pursue the opportunity.

On June 26, 2021, Party F notified Goldman Sachs that it had determined that it would not pursue the opportunity.

On June 28, 2021, the Company and Party B executed a mutual non-disclosure and confidentiality agreement with standstill and customer and employee non-solicitation provisions.

On June 28, 2021, Mr. Elyakim sent an email correspondence to Mr. Hurlston that provided additional information to rationalize the Company’s counterproposal of $23.50 per share in cash.

On June 29, 2021, Mr. Hurlston informed Mr. Elyakim pursuant to an email correspondence that Synaptics’ board of directors met and authorized Mr. Hurlston to propose a per share price of $21.50 in cash to acquire the Company. Mr. Hurlston indicated that Synaptics regarded the proposed purchase price of $21.50 per share in cash to constitute a significant premium to relevant reference trading prices of the Company and he did not have flexibility to further increase the proposed purchase price, and reiterated his request for a 60-day period of exclusivity for due diligence and negotiation of definitive agreements for a transaction. The closing price per share of the Company’s common stock as reported on the NASDAQ on June 29, 2021 was $14.91. This proposed per share consideration in cash represented a 44.2% premium over the Company’s June 29, 2021 closing share price. Mr. Elyakim responded that the Board was seeking a higher price than $21.50 per share.

Also, on June 29, 2021, representatives of Company management informed representatives of Goldman Sachs regarding Mr. Hurlston’s call and revised offer of June 29, 2021.

Between June 29, 2021 and July 6, 2021, Mr. Elyakim called each Board member and informed them of Mr. Hurlston’s call and revised offer of June 29, 2021. During these calls, Mr. Elyakim told each Board member that Mr. Hurlston had indicated that this proposal constituted a significant premium to relevant reference trading prices of the Company and he did not have flexibility to increase the proposed purchase price and had continued to reiterate his request for a 60-day period of exclusivity for due diligence and negotiation of definitive agreements for a transaction. Additionally, Mr. Elyakim informed the Board members that, since the last Board meeting, Parties A, F and G each had indicated that they would not participate further in the process, and that only one other company, Party B, remained potentially active in the process. The Board members asked Messrs. Traub and Elyakim to call Mr. Hurlston together to seek to finalize negotiations of the non-binding indication of interest with the objective of increasing the proposed purchase price per share as much as feasible, rejecting or limiting the demand for exclusivity and reducing the period of due diligence from 60 days in Synaptics’ proposal.

On July 6, 2021, at the request of the Company, representatives of Goldman Sachs spoke with Mr. Ganesan to gain insights into Synaptics’ valuation of the Company to prepare Messrs. Elyakim and Traub for their scheduled conversation with Mr. Hurlston.

On July 6, 2021, Messrs. Elyakim and Traub spoke to Mr. Hurlston by telephone. On the call, Mr. Hurlston reiterated Synaptics’ offer of $21.50 per share in cash and demand for a 60-day period of exclusivity which Messrs. Elyakim and Traub rejected. After significant discussion, Mr. Hurlston agreed to increase Synaptics’ offer to $22.00 per share in cash, which he said was the “best and final” offer by Synaptics. Mr. Traub noted that since Synaptics’ offer was unsolicited and the Company was not contemplating a sale process prior to receipt of the proposal, based on the currently proposed purchase price, the Company was prepared to allow Synaptics to proceed with due diligence and engage in negotiations regarding the terms of a potential acquisition, but that the Company would only do so on a non-exclusive basis and the due diligence period should be shortened from 60 days to 45 days. After further discussion, Mr. Hurlston agreed to drop the demand for exclusivity and limit the due diligence period to approximately 45 days. Messrs. Elyakim and Traub did not respond to Mr. Hurlston’s “best and final” offer but told him that the Company would get back to him the following day.

On July 6, 2021, representatives of Synaptics also discussed the revised proposal with representatives of Goldman Sachs.

Between July 6 and July 7, 2021, Messrs. Elyakim and Traub communicated with all Board members to provide them with an update on the current status of discussions with Synaptics and seek their input on a per share price of $22.00 in cash to acquire the Company. Pursuant to such discussions, all Board members supported the approach of permitting Synaptics to conduct due diligence on the Company at a per share price of $22.00 in cash without exclusivity, subject to Synaptics moving expeditiously with a focused due diligence process and targeting completion of due diligence and negotiation of the definitive agreements in approximately six weeks. The Board members further noted the continued importance of concurrently exploring other strategic opportunities that may be presented and requested that Goldman Sachs continue its outreach.

On July 6, 2021, management of the Company made a presentation to Party B regarding the Company’s business and prospects.

On July 7, 2021, Mr. Elyakim sent an email to Mr. Hurlston confirming that the Company was willing to engage with Synaptics with respect to a potential transaction and permit Synaptics to conduct due diligence of the Company, in each case on the non-binding basis of a per share price of $22.00 in cash, but that the Company would only do so on a non-exclusive basis. Mr. Elyakim requested that Synaptics complete its due diligence process and finalize the definitive agreements within approximately six weeks.

On July 7, 2021, Mr. Hurlston sent Mr. Elyakim an updated non-binding written indication of interest to acquire the Company at a price per share of $22.00 in cash with a request for exclusivity under certain conditions for 45 days from the effective time of the revised non-binding written indication of interest. The closing price per share of the Company’s common stock as reported on the NASDAQ on July 7, 2021, was $15.05. This proposed per share consideration represented a 46.2% premium over the Company’s July 7, 2021 closing share price. Concurrent with delivery of the updated non-binding proposal, Mr. Hurlston provided a copy of Synaptics’ due diligence request list regarding the Company, which the Company then used to populate a virtual data room. Synaptics’ revised proposal was set to expire on July 9, 2021, if the Company did not countersign the proposal and accept the exclusivity requirement.

On July 8, 2021, Mr. Hurlston called Mr. Traub to discuss the updated non-binding written indication of interest. Mr. Traub informed Mr. Hurlston that the Company objected to a provision in Synaptics’ updated non-binding indication of interest that provided for a commitment to exclusivity under certain conditions. After further discussion, Mr. Hurlston agreed to drop the request for exclusivity and subsequently sent Mr. Traub a revised non-binding written indication of interest to acquire the Company at a price per share of $22.00 in cash without any period of exclusivity.

On July 8 and 9, 2021, representatives of the Company and Synaptics negotiated the final details in the non-binding indication of interest to acquire the Company and multiple drafts were exchanged between the parties.

On July 9, 2021, the Company countersigned Synaptics’ revised non-binding written indication of interest to acquire the Company at a price per share of $22.00 in cash. No exclusivity agreement was signed at such time.

As described in this “Background of the Merger” section, after June 7, 2021, when the Board directed Goldman Sachs to contact specified potential acquirors of the Company, Goldman Sachs contacted seven other companies regarding their potential interest in acquiring the Company. During this period, the Company entered into confidentiality agreements with Synaptics, Party A and Party B. Each of these confidentiality agreements contained standstill provisions, which in the case of the confidentiality agreements with Party A and Party B, terminated in accordance with their terms upon the public announcement of the Company’s entry into the merger agreement. Members of management of the Company held virtual meetings with all three parties but the Company ultimately received a non-binding indication of interest for an acquisition of the Company only from Synaptics.

On July 13, 2021, representatives of the Company had a diligence meeting with representatives of Synaptics and the Company opened a virtual data room to representatives of Synaptics for its due diligence of the Company.

From the period of July 13, 2021 to execution of the merger agreement, Synaptics conducted due diligence on the Company through virtual meetings with representatives of the Company and its advisors and review of documents in the virtual data room.

On July 19, 2021, Synaptics’ outside legal counsel, Goodwin Procter LLP (“Goodwin”), provided MoFo a draft merger agreement.

On July 20, 2020, MoFo and Goodwin began to negotiate the terms of the draft merger agreement, including, among other matters, regulatory matters and the allocation of regulatory risks, closing conditions, termination rights, magnitude of the termination fee, treatment of the Company equity awards, terms of the non-solicitation covenants and fiduciary outs, scope of interim operating covenants and employee retention terms.

On July 26, 2021, representatives of Party B and management of the Company participated in a financial Q&A session to discuss the Company’s financial condition and prospects. At the meeting, management of the Company provided Party B with management forecasts for fiscal years 2021 through 2024, the same forecasts that Synaptics received and the Board approved at its June 23, 2021 meeting. Also on July 26, 2021, Party B became unresponsive and showed no further interest in continuing to discuss or pursue the opportunity.

On July 30, 2020, at the request of the Company, MoFo delivered a markup of the draft merger agreement to Goodwin.

On August 2, 2021, the Company announced earnings for the second quarter of 2021 before market opened on that day.

On August 9, 2021, the Board held a regularly scheduled quarterly meeting virtually, together with the Company’s management and representatives of Goldman Sachs and MoFo. At the meeting, management provided a regular quarterly update to the Board regarding the Company’s projected financial and operational results, and noted that management expected the Company’s third quarter and annual financial results to be better than the projections set forth in the Company’s updated 2021 annual operating plan and analyst expectations. The Board inquired about the reasons for the increase in projections and whether current supply chain constraints contributed to the increase as customers endeavored to amass inventory. At the meeting, Goldman Sachs provided an update regarding the strategic review process and interactions with Synaptics. Goldman Sachs noted that six of the seven strategic companies contacted by representatives of Goldman Sachs had declined to proceed, and the seventh company, Party B, unresponsive and showed no further interest in continuing to discuss or pursue the opportunity. A representative of MoFo updated the Board on the status of Synaptics’ due diligence review of the Company, as well as negotiations with Goodwin about, and the issues outstanding in, the merger agreement.

On August 11, 2021, Mr. Hurlston spoke with Messrs. Elyakim and Traub regarding timing of the diligence and merger agreement negotiation process. Messrs. Elyakim and Traub indicated the importance of remaining on schedule and completing the process prior to Labor Day and the Jewish holidays.

On August 23, 2021, Barclays, financial advisor for Synaptics in relation to financing for the merger, executed a joinder to the confidentiality and non-disclosure agreement that the Company had entered into with Synaptics on June 13, 2021.

On August 26, 2021, the Company and Synaptics exchanged a first draft of a press release announcing the contemplated merger.

On August 26, 2021, a representative of MoFo distributed to the Board a draft of the merger agreement, a memorandum summarizing the Board’s fiduciary duties in consideration of an all-cash acquisition proposal, and a draft of Goldman Sachs’ fairness opinion and financial analysis with respect to Synaptics’ proposal.

On August 27, 2021, Mr. Hurlston together with other senior members of the Synaptics management team spoke with Messrs. Traub and Elyakim and other members of the Company’s management team to discuss various outstanding items in the merger agreement.

On August 27, 2021, Mr. Hurlston spoke with Mr. Traub to discuss the merger agreement negotiation progress, as well as the timing of the transaction process. Messrs. Hurlston and Traub agreed to target August 30, 2021 for public announcement of the proposed merger.

On August 28, 2021, the Board held a virtual meeting, with members of the Company management and representatives of Goldman Sachs and MoFo participating, to discuss the status of negotiations with Synaptics. Representatives of Goldman Sachs updated the Board on attempts to engage with Party B and Party B’s continued unresponsiveness and failure to show any interest in progressing with the strategic review process. Representatives of Goldman Sachs noted that written disclosures relating to potential conflicts associated with its engagement were distributed to the Board prior to the meeting, and the Board noted their receipt and review of such written disclosures, and discussed such disclosures with representatives of Goldman Sachs.  Representatives of Goldman Sachs also reviewed with the Board Goldman Sachs’ financial analyses with respect to Synaptics’ proposal, based on the management projections; for a detailed discussion of Goldman Sachs’ financial analyses, please see the section entitled “— Opinion of the Company’s Financial Advisor” beginning on page 46. After representatives of Goldman Sachs left the meeting, members of management and a representative of MoFo reviewed with the Board the negotiations with Synaptics. The representative of MoFo reviewed with the Board the proposed terms of the draft merger agreement with Synaptics, including closing conditions, termination rights, the termination fee which were reduced from Synaptics’ original proposal set forth in its draft merger agreement, treatment of Company equity awards, terms of the non-solicitation covenants, scope of interim operating covenants and employee retention terms. The representative of MoFo further reviewed with the Board the directors’ fiduciary duties in considering the proposed merger.

On August 29, 2021, the Board held a virtual meeting, with members of the Company’s management and representatives of Goldman Sachs and MoFo participating, to consider the proposed merger agreement with Synaptics. Representatives of Goldman Sachs reiterated its financial analyses as presented to the Board at the August 28 meeting and rendered to the Board its oral opinion that, based upon and subject to the factors and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Goldman Sachs as set forth in the written opinion, the $22.00 per share in cash to be paid to the holders of shares of the Company’s common stock (other than Synaptics and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders (other than Synaptics and its affiliates). Goldman Sachs’ oral opinion was subsequently confirmed in its written opinion dated August 30, 2021. For a detailed discussion of Goldman Sachs’ opinion, please see the section entitled “— Opinion of the Company’s Financial Advisor” beginning on page 46.

At the August 29, 2021 meeting, the Board considered various reasons to approve the merger agreement, as well as certain countervailing factors. After discussions with its financial and legal advisors and members of the Company’s management, and in light of the reasons and factors considered, the Board unanimously (i) determined that it is in the best interest of the Company and the stockholders of the Company, and declared it advisable, to enter into the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger, upon the terms and subject to the conditions set forth in the merger agreement, and (iii) adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of the Company. For a detailed description of the various reasons considered by the Board, including factors in support of its decision to approve the merger and factors relating to uncertainties and risks associated with the merger, please see below under the heading “—Reasons for the Merger; Recommendation of Our Board of Directors” on page 40.

At approximately 12:01 a.m. Pacific Time on August 30, 2021, the Company, Synaptics and Merger Sub executed and delivered the merger agreement.

Prior to the opening of U.S. stock markets on August 30, 2021, the Company and Synaptics issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

The Board held numerous meetings at which the business strategies, opportunities and challenges of the Company were evaluated and potential strategic alternatives, including a sale of the Company, were considered.

At a meeting held on August 29, 2021, after careful consideration, the Board unanimously (i) determined that it is in the best interest of the Company and the stockholders of the Company, and declared it advisable, to enter into the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger, upon the terms and subject to the conditions set forth in the merger agreement, and (iii) adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of the Company.

In evaluating and reaching its decision, the Board consulted with senior management and representatives of MoFo and Goldman Sachs at various times and considered a number of factors, including the following material factors (not in any relative order of importance) that the Board believes supported its decision to approve the merger and adopt the merger agreement:

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historical information regarding (i) the Company’s business, financial performance and results of operations; (ii) market prices, volatility and trading activity with respect to the Company common stock; and (iii) market prices with respect to other industry participants and general market indices;

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current information regarding (i) the Company’s business, challenges, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives; (ii) general economic, industry and financial market conditions; and (iii) opportunities and competitive factors within the Company’s industry;

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the prospects and likelihood of realizing superior benefits through remaining an independent company, risks associated with remaining an independent company, and possible alternative business strategies;

●	the relative confidence of the Board in the ability and likelihood of the Company to achieve its projected financial performance and the risk of a significant under-performance;

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discussions with the Company’s senior management regarding the potential transaction with Synaptics, and the Company’s financial performance and outlook, business, financial condition, business strategy and results of operations and the Company’s prospects, as well as the risks involved in achieving these prospects if we were to remain an independent, publicly traded entity, including the risks of competing against companies that have greater resources, product offerings and marketing and sales capacity than the Company;

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the potential for other third parties to enter into strategic relationships with or to seek to acquire the Company, including a review of management’s dealings with other possible buyers in the past and assessment of the likelihood that a third party would make an offer more favorable to the Company’s stockholders from a financial point of view than the merger and the other transactions contemplated by the merger agreement;

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the financial analysis Goldman Sachs presented to our Board on August 28, 2021 and reaffirmed on August 29, 2021, and its written opinion, dated August 30, 2021, to the effect that, as of that date, and based upon and subject to the matters stated in its opinion, the merger consideration to be paid to the  holders (other than Synaptics and its affiliates) of Company common stock was fair, from a financial point of view, to the holders of our common stock (other than Synaptics and its affiliates).  The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Goldman Sachs in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety;

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(i) the belief of the Board that continuing with the strategic process was unlikely to result in a transaction that would be more favorable to the Company’s stockholders from a financial point of view than the merger and the other transactions contemplated by the merger agreement, and (ii) the fact that the Company would be permitted, under circumstances described in the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal after giving Synaptics the opportunity to match the superior proposal and upon payment to Synaptics of a termination fee of $19,774,000;

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the premium that the merger consideration represented to current and historical market values and various other valuations of the Company, including the fact that the $22.00 per share to be paid as the consideration in the merger represents a premium of approximately 33.3% over the 30−day volume weighted average price of the Company common stock, a premium of approximately 38.3% over the 60-day volume weighted average price of the Company common stock, a premium of approximately 39.4% over the 90-day volume weighted average price of the Company common stock, in each case as of August 27, 2021, and a premium of approximately 17.9% over the $18.66 closing sale price of our common stock on NASDAQ on August 27, 2021, the last trading day prior to the date on which the Company announced the signing of the merger agreement;

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the market outreach process conducted by Goldman Sachs at the request of the Board, including that Goldman Sachs contacted seven potential acquirers regarding a possible strategic transaction involving the Company, two potential acquirers entered into nondisclosure and confidentiality agreements with the Company (other than Synaptics) and only Synaptics submitted a bid, with its bid increased two times;

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the judgment of our Board, based on the market outreach process conducted by Goldman Sachs at our Board’s request and the extended arm’s-length negotiations with Synaptics, that the merger consideration represented the highest price reasonably attainable;

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the fact that (i) Synaptics represented to the Company in the merger agreement that as of the date of the merger agreement it had sufficient funds to pay the aggregate merger consideration, and will also have at the closing sufficient funds to pay the aggregate merger consideration, and (ii) that Synaptics’ obligation to complete the merger and pay the aggregate merger consideration are not conditioned on Synaptics obtaining financing;

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our Board’s view that the other material terms of the merger agreement, taken as a whole, were as favorable as, or more favorable than, those found in comparable acquisition transactions or continuing as a standalone company;

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the merger agreement permits our Board, subject to the procedures described in this proxy statement under “The Merger Agreement — No Solicitation of Transactions,” to furnish information to, and enter into discussions or negotiations with, any third party that makes an unsolicited proposal to acquire 20% or more of our outstanding common stock or assets constituting 20% or more of our net revenues, net income or consolidated assets, to exercise its fiduciary duties, and to terminate the merger agreement if we receive a superior proposal with respect to which Synaptics does not respond pursuant to its matching rights. The merger agreement allows our Board to change its recommendation with respect to the merger agreement in certain circumstances if required to do so in order to comply with its fiduciary duties;

●	our Board’s determination that the termination fee was comparable to or less than termination fees in transactions of a similar size and would not be likely to deter competing bids;

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the likelihood that the proposed merger will be consummated in light of the terms of the merger agreement, the absence of significant required regulatory approvals and the experience, reputation and financial capabilities of Synaptics;

●	the fact that the purchase price in the merger would be payable in cash, thus eliminating any uncertainties in valuing the merger consideration to be received by our stockholders; and

●	the availability of statutory appraisal rights for our stockholders who properly exercise their rights under Delaware law.

Our board of directors also considered a number of uncertainties and risks in their deliberations concerning the merger, including the following:

●	the restrictions that the merger agreement impose on actively soliciting competing bids, and the fact that we would be obligated to pay a termination fee of $19,774,000 in certain circumstances;

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the possible negative effects of the merger and public announcement of the merger on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, suppliers, distributors, other business partners, management and employees;

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the fact that the merger agreement imposes restrictions on the conduct of the Company’s business prior to the effective time of the merger, which may adversely affect the Company’s business in the event the merger is not completed (including by delaying or preventing the Company from pursuing business opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company);

●	the conditions to Synaptics’ and Merger Sub’s obligations to consummate the merger, and the possibility that such conditions might not be satisfied;

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that if the merger is not completed, our officers and other employees will have expended extensive time and effort attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction;

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the substantial transaction expenses to be incurred in connection with the merger and the negative impact of such expenses on the Company’s cash reserves and operating results should the merger not be completed;

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all known interests of directors and executive officers of the Company in the merger that may be different from, or in addition to, their interests as stockholders of the Company or the interests of the Company’s other stockholders generally;

●	that if the merger is not completed, the market’s perception of our business could potentially result in a loss of customers, vendors and employees;

●	that a cash transaction prevents our stockholders from being able to participate in any value creation that we could generate going forward, as well as any future control premium; and

●	the fact that gains from this transaction would be taxable to our stockholders for U.S. federal income tax purposes.

Although the foregoing discussion sets forth all of the material factors considered by our Board, it may not include all of the factors considered by our Board. Each director may have weighed these factors differently and considered additional factors. In view of the variety of factors and the amount of information considered, our Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching their recommendations. The recommendations were made after consideration of all of the factors as a whole.

After evaluating these factors and consulting with outside legal counsel and its financial advisors, our Board determined that the merger agreement and the merger are fair to and in the best interests of our stockholders. Accordingly, our Board has approved and adopted the merger agreement and the merger and declared the merger agreement advisable. Our Board unanimously recommends that you vote “FOR” the adoption of the merger agreement.

In considering the recommendation of our Board with respect to the merger, you should be aware that certain of our directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of our stockholders generally. Please see the section titled “— Interests of the Company’s Directors and Executive Officers” on page 52.

Certain Company Forecasts

Although the Company has publicly issued limited short-term guidance concerning certain aspects of its expected financial performance, it does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the Company’s evaluation of strategic alternatives and a potential strategic transaction involving the Company, at the direction of our Board, Company management prepared certain projections and estimates of future financial and operating performance with respect to the Company’s fiscal years 2021, 2022, 2023, 2024, 2025 and 2026 (which we refer to as the management projections). The Company made available the management projections to Synaptics and Party B as it relates to the years 2021, 2022, 2023 and 2024. A summary of the management projections is being included in this proxy statement because they were made available to the Board and Goldman Sachs, and a subset of the management projections was made available to Synaptics and Party B. This information is not intended to influence your decision of whether to vote for or against the merger proposal. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, the management projections to be material or to be a reliable prediction of actual future results, and the management projections should not be relied upon as such. The management projections are subjective in many respects. There can be no assurance that the management projections will be realized or that actual results will not be significantly higher or lower than reflected in the management projections. The management projections cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the management projections in this proxy statement should not be relied on as necessarily predictive of actual future events.

The management projections were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the merger agreement, including the merger and associated expenses, or the Company’s compliance with its covenants under the merger agreement. For these reasons and for the reasons described above, actual results likely will differ, and may differ materially, from those contained in the management projections.

The management projections were prepared by, and are the responsibility of, the Company’s management for internal use and (a) were approved by the Board for use by Goldman Sachs in the preparation of its financial analyses undertaken in connection with rendering its opinion, described in further detail in the section entitled “— Opinion of the Company’s Financial Advisor” beginning on page 46 and (b)  a subset of such projections were shared with Synaptics and Party B. The management projections were (i) not prepared for purposes of public disclosure and (iii) not prepared on a basis designed to comply with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC (including those regarding forward-looking statements and the use of non-GAAP measures) or GAAP. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the management projections contained in this proxy statement and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the management projections and should not be read to do so. Further, the management projections include non-GAAP financial measures.

Although the management projections presented below are presented with numerical specificity, they are estimates of future performance and not historical facts. The management projections were based on numerous variables and assumptions that were deemed to be reasonable as of the respective dates when such projections were finalized. Realization of such assumptions is inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause the management projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including, without limitation, risks relating to competition; customer risks; scale; market and product diversification; breadth of technology offerings; technology risks; innovation demands of customers; organic growth opportunities; inorganic opportunities; and industry consolidation and other factors described or referenced under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 23). In addition, the assumptions underlying the management projections are subject to change and have not been revised since their preparation to reflect any changes in the Company’s business, industry performance, the legal or regulatory environment, general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated as the management projections were prepared. Neither the Company nor Synaptics undertakes any obligation, except as required by law, to update or otherwise revise the management projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in the Company’s business, industry performance, the legal or regulatory environment, or general business or economic conditions. There can be no assurance that the management projections will be realized or that the Company’s future financial results will not materially vary from the management projections. The management projections set forth below may differ from publicized analyst estimates and forecasts and do not take into account any circumstances, transactions, or events occurring after the date they were prepared.

Certain of the measures included in the management projections, including unlevered free cash flow, are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of the information below is included solely to give stockholder access to the information that was made available to Goldman Sachs and the Board, and is not included in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal.

Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its financial analysis as described above in the section titled “Opinion of the Company’s Financial Advisor” or by the Board in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of any financial measures included in the management projections.

Management Projections

The following is a summary of the management projections for fiscal years 2021 through 2026 prepared by the Company’s management and provided to the Board and Goldman Sachs. At the direction of the Company, Goldman Sachs used the management projections in connection with its financial analyses and opinion. A subset of the management projections for fiscal years 2021 through 2024 were provided to Synaptics and Party B.  With respect to the below table, all dollar amounts (except per share amounts) are in thousands.

	2021	2022	2023	2024	2025	2026

Total Revenues	$137,507	$155,250	$173,600	$193,000	$213,500	$236,000
Total Cost of Revenues	64,725	71,415	78,066	84,341	91,805	99,592
Gross Profit	$72,782	$83,835	$95,654	$108,659	$121,695	$136,408
Gross Margin (%)	52.9%	54.0%	55.1%	56.3%	57.0%	57.8%

Operating expenses
Research & Development	38,804	40,500	42,000	43,000	45,000	45,500
As % of Revenues	28%	26%	24%	22%	21%	19%
Marketing & Sales	17,627	18,500	19,500	20,000	21,000	21,500
As % of Revenues	13%	12%	11%	10%	10%	9%
General & Administration	8,104	8,500	8,500	8,700	9,500	10,000
As % of Revenues	6%	5%	5%	5%	4%	4%

Total Operating Expenses	64,535	67,500	70,000	71,700	75,500	77,000
Total Operating Expenses (%)	47%	43%	40%	37%	35%	33%

Operating Income	$8,247	$16,335	$25,654	$36,959	$46,195	$59,408
Operating Income (%)	6%	11%	15%	19%	22%	25%
Net Income ($)	$7,701	$14,735	$22,741	$32,435	$40,541	$51,857
Net Income (%)	6%	9%	13%	17%	19%	22%

Earnings per Share	$0.30	$0.58	$0.87	$1.22	$1.50	$1.89
	56.6%	91.3%	51.4%	39.9%	22.7%	25.6%

EBITDA	$9,847	$18,135	$27,554	$38,959	$48,295	$61,608
	7.2%	11.7%	15.9%	20.2%	22.6%	26.1%

Unlevered Free Cash Flow

As described in the section entitled “— Opinion of the Company’s Financial Advisor” beginning on page 46, Goldman Sachs used calculations of projected unlevered free cash flow in its illustrative discounted cash flow analysis. The Company does not use, or make projections with respect to, unlevered free cash flow in the operation of its business and estimates of unlevered free cash flow were not part of the management projections described above. Goldman Sachs calculated the unlevered free cash flow for the Company as EBITDA less stock-based compensation expense, capital expenditures, changes in net working capital and taxes (on an unlevered basis), in each case, as provided by the Company’s management and approved for Goldman Sachs’ use by the Company for purposes of Goldman Sachs’ financial analyses and opinion. The following is a summary of the unlevered free cash flow measures, as well as the above-mentioned inputs used in the calculation of such unlevered free cash flows.

In $ '000	2021	2022	2023	2024	2025	2026
Management projections EBITDA	9,847	18,135	27,554	38,959	48,295	61,608
(-) Stock based compensation	10,500	10,500	10,500	10,500	10,500	10,500
(-) Capital expenditures	1,200	1,200	1,300	1,400	1,500	1,500
(+) Changes in net working capital	497	916	953	939	984	904
(+) Taxes (on an unlevered basis)	338	(875)	(2,273)	(3,969)	(5,354)	(7,336)
Unlevered free cash flow	(1,018)	6,476	14,434	24,029	31,925	43,176

Opinion of the Company’s Financial Advisor

Goldman Sachs rendered its opinion to the Board that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $22.00 in cash per share of Company common stock to be paid to the holders (other than Synaptics and its affiliates) of the Company common stock pursuant to the merger agreement was fair from a financial point of view to the holders (other than Synaptics and its affiliates).

The full text of the written opinion of Goldman Sachs, dated August 30, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

●	the merger agreement;
●	annual reports to stockholders and Annual Reports on Form 10‑K of the Company for the five fiscal years ended December 31, 2020;
●	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
●	certain other communications from the Company to its stockholders;
●	certain publicly available research analyst reports for the Company; and
●	the management projections prepared by the Company’s management, as approved for Goldman Sachs’ use by the Board.

Goldman Sachs also held discussions with members of the management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Company common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the management projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Synaptics and its affiliates) of Company common stock, as of the date of the opinion, of $22.00 in cash per share of Company common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger, whether relative to the $22.00 in cash per share of Company common stock to be paid to the holders (other than Synaptics and its affiliates) of the Company common stock pursuant to the merger agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Synaptics or the merger, or as to the impact of the merger on the solvency or viability of the Company or Synaptics or the ability of the Company or Synaptics to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 27, 2021, the latest practicable trading day prior to the meeting of the Board, and is not necessarily indicative of current market conditions.

Illustrative Premia. Goldman Sachs calculated the implied premia represented by the merger consideration of $22.00 per share of Company common stock relative to:

●	$18.66, the closing price of the Company common stock on August 27, 2021, the last completed trading day before Goldman Sachs rendered its opinion;
●	$16.51, the volume weighted average price (“VWAP”) of the Company common stock over the 30-trading day period ended August 27, 2021;
●	$15.91, the VWAP of the Company common stock over the 60-trading day period ended August 27, 2021;
●	$15.78, the VWAP of the Company common stock over the 90-trading day period ended August 27, 2021;
●	$15.33, the VWAP of the Company common stock over the 52-week period ended August 27, 2021; and
●	$18.75, the highest closing trading price of the Company common stock over the 52-week period ended August 27, 2021.

The results of these calculations and comparisons are as follows:

Reference Price Per Share	Implied Premium Represented by the $22.00 in Cash per Share of Company Common Stock
August 27, 2021 Closing Price of $18.66	17.9%
30-Day Trading VWAP of $16.51	33.3%
60-Day Trading VWAP of $15.91	38.3%
90-Day Trading VWAP of $15.78	39.4%
52-Week Trading VWAP of $15.33	43.5%
52-Week High of $18.75	17.3%

Illustrative Discounted Cash Flow Analysis. Using the management projections, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company.  Using discount rates ranging from 8.0% to 9.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2021 (i) estimates of unlevered free cash flow for the Company for the years 2021 through 2026 as described in the section entitled “— Unlevered Free Cash Flow” beginning on page 46, and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5% to a terminal year estimate of the free cash flow to be generated by the Company, as reflected in the management projections (which analysis implied exit terminal year EBITDA multiples ranging from 2.9x to 4.2x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally.  The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the management projections and market expectations regarding long-term real growth of gross domestic product and inflation.  Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above.  Goldman Sachs then added the Company’s current net cash to derive a range of illustrative equity values for the Company.  Goldman Sachs then divided the range of illustrative equity values it derived by 25.7 million (which is the number of fully diluted outstanding shares of the Company as of August 27, 2021, as approved by the management of the Company) to derive a range of illustrative present values per share ranging from $14.90 to $23.80.

Illustrative Present Value of Future Share Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of the Company common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples.  For this analysis, Goldman Sachs used the revenue for fiscal years 2021 to 2024 set forth in the management projections.  Goldman Sachs first multiplied the revenue for fiscal years 2021 to 2024 set forth in the management projections by an illustrative range of enterprise value to forward revenue multiples of 2.0x to 3.0x to determine implied per share future equity values of the Company common stock estimates for each of the fiscal years 2021 to 2024.  These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current enterprise value / next twelve months revenue (which we refer to as EV / NTM Revenue) multiples for the Company and the selected companies (as referenced below under “Selected Companies Analysis”) and the average one- and five-year historical EV / NTM Revenue multiples of the Company and the selected companies (in each case, as described below).  Goldman Sachs then added the assumed amount of the Company’s net cash as of December 31 for each of the fiscal years 2021 to 2024 set forth in the management projections to calculate a range of illustrative equity values for the Company. Goldman Sachs then divided this range of illustrative equity values by the number of the Company’s estimated fully diluted shares as of December 31, adjusted for share repurchases for each of the fiscal years 2021 to 2024, as provided by the management of the Company, to calculate a range of illustrative future equity values per share for the Company.  These implied per share future equity values for the twelve-month periods ending on December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, respectively, were then discounted to August 27, 2021, using an illustrative discount rate of 8.5%, reflecting an estimate of the Company’s cost of equity.  Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally.  This analysis resulted in a range of implied present values of $16.90 to $24.20 per share of the Company common stock.

Selected Companies Analysis. Goldman Sachs reviewed and compared the financial information described below for the Company to corresponding financial information for the following publicly traded corporations in the semiconductor industry (collectively referred to as the selected companies): Cirrus Logic, Inc., Impinj, Inc., Knowles Corporation, MaxLinear Inc., Nordic Semiconductor, Pixelworks, Inc., Realtek Semiconductor Corp and Semtech Corporation.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

Goldman Sachs calculated and compared the following EV / NTM Revenue multiples for the Company and the selected companies based on the management projections (for the Company’s current multiple) and Bloomberg and IBES estimates for the selected companies and the Company’s historic multiples. The results of this analysis are as follows:

EV / NTM Revenue Multiple
	Current	1-Year Historical	5-Year Historical
DSP Group, Inc.	2.4x	2.3x	2.0x
Selected Companies	5.2x	3.3x	2.6x

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Synaptics or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Synaptics and its affiliates) of the Company common stock, as of the date of the opinion, of $22.00 in cash per share of Company common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Synaptics, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between the Company and Synaptics and was approved by the Board.  Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Synaptics, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the merger contemplated by the merger agreement. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger contemplated by the agreement. During the two-year period ended the date of the written fairness opinion, the Investment Banking Division of Goldman Sachs has not been engaged by the Company, Synaptics or their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Synaptics and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated March 14, 2019, the Company engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of the Company. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $11 million, all of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of the Company’s Directors and Executive Officers

When you consider the recommendations of our Board, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of other Company stockholders. Our Board was aware of these interests and considered them when it approved the merger agreement and other transactions contemplated by the merger. These interests are summarized below.

Equity Award Treatment

Non-Employee Directors

All Company RSU awards held by our non-employee directors would vest on the one-year anniversary of the grant date in the absence of the merger, subject to the director’s continued service through the vesting date. In connection with the merger, all Company RSU awards held by the Company’s non-employee directors immediately prior to the effective time of the merger will accelerate and become fully vested, in accordance with their terms. The following table sets forth the cash proceeds that each non-employee director would receive upon the acceleration and full vesting of outstanding unvested Company RSU awards held by such director as of the effective time of the merger in accordance with the treatment of outstanding equity awards described in several sections, beginning with “The Merger Agreement — Vested Stock Options, Company SARs and Company RSUs” on page 69. As of the effective time of the merger, none of our non-employee directors will hold any other equity awards with respect to the Company.

Non-Employee Director Company RSU Award Summary Table

Name	Unvested Company RSU Awards (#)(1)	Value of Unvested Company RSU Awards ($)(2)

Shira Fayans Birenbaum	4,824	$106,128

Thomas A. Lacey	6,064	$133,408

Cynthia L. Paul	6,064	$133,408

Yair Seroussi	6,064	$133,408

Norman Taffe	6,064	$133,408

Kenneth Traub	6,064	$133,408

(1)

The amount reported represents the number of shares of Company common stock subject to the Company RSU awards held by the Company’s non-employee directors, each of which will be accelerated, fully vested and canceled as of immediately prior to the effective time of the merger in exchange for an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to the Company RSU award by (2) the merger consideration of $22.00 per share.

(2)	The amount reported represents the number of shares of Company common stock subject to Company RSU awards multiplied by the merger consideration of $22.00 per share.

Executive Officers

Each named executive officer of the Company is a party to an employment agreement that provides for the acceleration of outstanding equity awards in the event such named executive officer’s employment is terminated or such named executive officer resigns for good reason within a certain period of time before or after the merger (which we refer to as a “qualifying termination”). See a description of the employment agreements of the named executive officers in the section titled “Existing Employment Agreements” beginning on page 56.

The following table sets forth the cash proceeds that each of our executive officers would receive in respect of Company RSU awards currently outstanding that would accelerate and fully vest upon a qualifying termination in connection with the merger.

Executive Officer Company RSU Award Summary Table

Name	Unvested Company RSU Awards (#)(1)	Value of Unvested Company RSU Awards ($)(2)
Ofer Elyakim, Chief Executive Officer	106,250	2,337,500
Dror Levy, Chief Financial Officer and Secretary	74,124	1,630,728
Tali Chen, Chief Business Officer	58,746	1,292,412

(1)

The amount reported represents the number of shares of Company common stock subject to the Company RSU awards held by each named executive officer, each of which will be accelerated, fully vested and canceled as of immediately prior to the effective time of the merger upon a qualifying termination in exchange for an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to the Company RSU award by (2) the merger consideration of $22.00 per share.

(2)	The amount reported represents the number of shares of Company common stock subject to Company RSU awards multiplied by the merger consideration of $22.00 per share.

The following table sets forth the cash proceeds that the Company’s Chief Executive Officer would receive in respect of his Company PSU awards currently outstanding that, in accordance with the terms of the merger agreement and the Company PSU award agreements will accelerate and vest in connection with the merger.

Executive Officer Company PSU Award Summary Table

Name	Company PSU Awards (#)(1)	Aggregate Payments for Vested PSU Awards ($)(2)
Ofer Elyakim	115,000	$2,530,000

(1)

The number includes (a) 40,000 Company PSUs granted to Mr. Elyakim in February 2019, which pursuant the terms of the 2019 Company PSU award grant, 40,000 Company PSUs shall accelerate as of immediately prior to the effective time of the merger and (b) 75,000 Company PSUs granted to Mr. Elyakim in March 2021 which pursuant to the terms of the 2021 Company PSU award grant shall vest assuming maximum level of achievement of the revenue-based performance metric set forth in Mr. Elyakim’s March 2021 Company PSU award grant.

(2)	The amount reported represents the number of shares of Company common stock subject to Company PSU awards multiplied by the merger consideration of $22.00 per share.

Named Executive Officer Compensation

2021 Bonuses Pursuant to the 2021 Executive Bonus Plan

Under the terms of the merger agreement, bonuses payable to the named executive officers pursuant to the existing 2021 Performance-Based Bonus Plan, effective January 1, 2021 (which we refer to as the “2021 Executive Bonus Plan”) shall be made in accordance with the terms of the 2021 Executive Bonus Plan (provided however, our Board may exercise discretion not to apply pro-ration to the amounts payable under the 2021 Executive Bonus Plan based on a shortened performance period between January 1, 2021 and the effective time of the merger) and in the reasonable discretion of our Board and will be paid immediately prior to the effective time of the merger. The amounts are payable if the financial metrics (revenue, annual operating plan revenue and non-GAAP gross margin) and a discretionary metric set forth in the 2021 Executive Bonus Plan, are achieved, irrespective of the merger, with achievement of such metrics determined solely by the Board. A copy of the 2021 Executive Bonus Plan was filed with the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2021. The anticipated amount of 2021 bonuses payable under the 2021 Executive Bonus Plan, if such bonuses were paid in full based on maximum achievement of the financial metrics under the 2021 Executive Bonus Plan and full award of the discretionary portion of the bonus, would be as follows:

Name	Bonus Amount
Ofer Elyakim	$770,000
Dror Levy	$385,000
Tali Chen	$292,500

Notice Payments Pursuant to Employment Agreements

Each of our named executive officers has a written employment agreement with the Company which provides for certain notice payments upon a qualifying termination. See a description of the employment agreements of the named executive officers in the section titled “Existing Employment Agreements” beginning on page 56. The following cash payments will be made immediately prior to the effective time of the merger.

Name	Payment Amount
Ofer Elyakim	$777,050(1)
Dror Levy	$369,718(2)
Tali Chen	$176,159(3)

(1)

The amount represents eighteen months of Mr. Elyakim’s current base salary in the amount of $577,500 plus social employment benefits and car allowance that he is entitled to under Israeli law that are applicable generally to all employees in the amount of $199,550.

(2)

The amount represents twelve months of Mr. Levy’s current base salary in the amount of $282,130 plus social employment benefits that he is entitled to under Israeli law that are applicable generally to all employees in the amount of $87,588.

(3)

The amount represents six months of Ms. Chen’s current base salary in the amount of $120,743 and car allowance plus social benefits that she is entitled to under Israeli law that are applicable generally to all employees in the amount of $55,416.

Existing Employment Agreements

In connection with Ofer Elyakim’s appointment as our Chief Executive Officer in June 2009, he entered into an employment agreement with DSP Israel, Ltd. effective June 1, 2009. Mr. Elyakim’s employment agreement was amended on February 1, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. In addition to any other bonus program approved by the Board, Mr. Elyakim is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our Board. Pursuant to Mr. Elyakim’s employment agreement, as amended, if Mr. Elyakim desires to terminate his employment with the Company (which for purposes of Mr. Elyakim’s employment agreement includes any subsidiary of the Company) without good reason (as defined in his employment agreement), he will have to notify the Company eighteen months in advance. Similarly, if the Company desires to terminate Mr. Elyakim’s employment with the Company without cause, it will have to notify Mr. Elyakim eighteen months in advance. However, if the Company wishes to terminate Mr. Elyakim’s employment but fails to provide him with the eighteen-month advance written notice, Mr. Elyakim would be entitled to receive an amount equal to eighteen months of his then-effective salary. If the requisite advance notice of eighteen months is provided by Mr. Elyakim to the Company if he desires to terminate his employment with the Company without good reason, then: (i) all of his rights under his employment agreement would continue during the eighteen-month period, and (ii) all equity awards held by him prior to the termination of his employment with the Company would accelerate and immediately vest eighteen months following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of two years. In addition, if Mr. Elyakim’s employment with the Company is terminated by (i) the Company following a change in control (as defined in his employment agreement); (ii) Mr. Elyakim for good reason; or (iii) the Company without cause (as defined in his employment agreement), all of Mr. Elyakim’s rights under his employment agreement would continue for eighteen months and all equity awards held by Mr. Elyakim would accelerate and immediately vest and be exercisable in whole or in part at any time for two years following the termination of his employment. Furthermore, if Mr. Elyakim’s employment is terminated by the Company without cause, by Mr. Elyakim for good reason, or by Mr. Elyakim without good reason after providing the requisite notice of eighteen months in advance, Mr. Elyakim will be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated.

In June 2002, in connection with Dror Levy’s initial employment as our Controller, he entered into an employment agreement with DSP Israel, Ltd. No further agreement was entered into with Mr. Levy when he became our Chief Financial Officer. Mr. Levy’s employment agreement was amended on February 1, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. Mr. Levy’s salary is determined in NIS. In addition to any other bonus program approved by the Board, Mr. Levy is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our Board. Pursuant to Mr. Levy’s employment agreement, as amended, if Mr. Levy desires to terminate his employment with the Company (which for purposes of Mr. Levy’s employment agreement includes any subsidiary of the Company) without good reason (as defined in his employment agreement), he will have to notify the Company one year in advance. Similarly, if the Company desires to terminate Mr. Levy’s employment with the Company without cause, it will have to notify Mr. Levy one year in advance. However, if the Company wishes to terminate Mr. Levy’s employment but fails to provide him with the one-year advance written notice, Mr. Levy would be entitled to receive an amount equal to one year of his then-effective salary. If the requisite advance notice of one year is provided by Mr. Levy to the Company if he desires to terminate his employment with the Company without good reason, then: (i) all of his rights under his employment agreement would continue during the one-year period, and (ii) all equity awards held by him prior to the termination of his employment with the Company would accelerate and immediately vest one year following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of one year. In addition, if Mr. Levy’s employment with the Company is terminated by (i) the Company following a change in control (as defined in his employment agreement); (ii) Mr. Levy for good reason; or (iii) the Company without cause (as defined in his employment agreement), all of Mr. Levy’s rights under his employment agreement would continue for one year and all equity awards held by Mr. Levy would accelerate and immediately vest and be exercisable in whole or in part at any time for one year following the termination of his employment. Furthermore, if Mr. Levy’s employment is terminated by the Company without cause, by Mr. Levy for good reason, or by Mr. Levy without good reason after providing the requisite notice of one year in advance, Mr. Levy shall be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated.

In September 2020, in connection with Tali Chen’s appointment as our Chief Business Officer, she executed a new employment agreement with the Company, effective August 1, 2020. In addition to any other bonus program approved by our Board, Ms. Chen is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our Board. Pursuant to Ms. Chen’s employment agreement, in the event Ms. Chen desires to terminate her employment with the Company, she must notify the Company six months in advance. Similarly, if the Company desires to terminate Ms. Chen’s employment with the Company, we must notify Ms. Chen six months in advance; provided that the Company may terminate Ms. Chen’s employment immediately without notice for cause (as defined in her employment agreement). Other than the cases set forth above, the Company also may terminate Ms. Chen’s employment without the six-months advance notice if we pay her an amount equal to six-months of her then-effective salary. In the event of termination of her employment without cause or her resignation for a good reason (each as defined in her employment agreement), in each case within six months prior to or twelve months following a change in control (as defined in her employment agreement) of the Company, all of Ms. Chen’s outstanding equity awards would accelerate and immediately vest.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each named executive officer of the Company that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers.

The table below sets forth, for purposes of this golden parachute disclosure, the approximate amount of the payments and benefits that each of the Company’s named executive officers would receive, assuming that (1) the effective time of the merger occurred on December 31, 2021 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (2) each of the Company’s named executive officers is subject to a qualifying termination as of the effective time of the merger and received his/her notice payments, inclusive of social employment benefits and car allowance, and full acceleration of his/her outstanding equity awards at such time, (3) each of the Company’s named executive officers will be paid a cash bonus under the 2021 Executive Bonus Plan immediately prior to the effective time of the merger based on maximum achievement of the financial metrics and full amount of the discretionary portion of the bonus, and (4) none of the named executive officers would receive “excess parachute payments” subject to an excise tax under Section 4999 of the Code. The amounts below are determined using the merger consideration of $22.00 per share, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. These amounts are based upon the named executive officer’s compensation levels in effect on December 31, 2021 and outstanding equity awards on December 31, 2021. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For a narrative description of the terms and condition applicable to the payments quantified in the table below, see “The Merger — Interests of the Company’s Directors and Executive Officers” on page 52.

QUANTIFICATION OF POTENTIAL PAYMENTS AND BENEFITS TO NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER

Name	Cash ($)(1)	Equity ($) (2)(3)(4)(5)	Prerequisites /Benefits ($) (6)	Tax Reimbursement ($)	Other ($)	Total ($)
Ofer Elyakim	$1,347,500	$4,867,500	$303,000	-	-	$6,518,000
Dror Levy	$667,130	$1,630,728	$156,718	-	-	$2,454,576
Tali Chen	$413,243	$1,402,412	$81,520	-	-	$1,897,175

(1)

This amount includes (i) cash payments of bonuses under the 2021 Performance-Based Executive Bonus Plan equal to $770,000, $385,000 and $292,500 for Messrs. Elyakim and Levy, and Ms. Chen, respectively, (ii) cash notice payments upon a qualifying termination pursuant to the terms of the respective employment agreements in the amount of continued base salary of 18 months for Mr. Elyakim in the amount of $577,500, 12 months for Mr. Levy in the amount of $282,130 and 6 months for Ms. Chen in the amount of $120,743. Ms. Chen’s notice payment is subject to covenants not to compete and not to solicit. The amounts under the 2021 Performance-Based Executive Bonus Plan are payable if the financial and other metrics set forth in the existing 2021 Executive Bonus Plan are achieved, irrespective of the merger, with achievement of such metrics determined solely by the Board.

(2)

This amount includes lump sum cash payments for the acceleration and full vesting of 106,250, 74,124 and 58,746 Company RSUs for each of Messrs. Elyakim and Levy and Ms. Chen, respectively, calculated using the merger consideration of $22.00 per share multiplied by the number of shares of Company common stock subject to the Company RSU awards.

(3)

This amount includes a lump sum cash payment to be received by Ms. Chen for 10,000 vested Company SARs calculated using the merger consideration of $22.00 per share multiplied by the number of shares of Company common stock subject to the Company SARs held by Ms. Chen minus the base appreciation amount applicable to such Company SARs and taking into account the allowed ceiling cap of the Company SARs held by Ms. Chen.

(4)

This amount includes a lump sum cash payment to be received by Mr. Elyakim for 115,000 Company PSUs calculated using the merger consideration of $22.00 per share multiplied by the number of shares of Company common stock subject to the Company PSUs.

(5)

The equity data excludes 668,922, 36,376 and 104,655 shares held by each of Messrs. Elyakim and Levy and Ms. Chen, respectively, because with respect to such shares held by each of the named executive officers, they will be treated like all other stockholders of the Company in connection with the merger.

(6)

This amount consists of (i) lump sum payments of unused accumulated vacation and associated social employment benefits payable upon a qualifying termination based on an assumed closing date of November 30, 2021 in the amount of $103,450, $69,130 and $26,104 for Messrs. Elyakim and Levy and Ms. Chen, respectively, which amounts are payable in accordance with Israeli law that is applicable to all Israeli employees, and (ii) lump sum cash social employment benefits payments upon a qualifying termination in the amount of $199,550, $87,588 and $55,416 for Messrs. Elyakim and Levy and Ms. Chen, respectively, that are made pursuant to the terms of their employment agreements and generally paid to all Israeli employees in accordance with Israeli law. Based on Israeli law and practice, an Israeli employee is generally entitled to the following social employment benefits: (i) a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund as part of the Company’s severance obligation upon an employee’s termination of employment by the employer for any reason based on the most recent monthly base salary of such employee multiplied by the number of years of employment of such employee (if the Section 14 Arrangement does not apply) or the amount accrued as a result of such contributions (if the Section 14 Arrangement does apply), (ii) payment of up to 6.5% of each employee’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving the Company’s employment, (iii) a monthly contribution (7.5% of each employee’s base salary) for the benefit of each employee’s study and training purposes, and (iv) payment of 1.5% to 2.5% for insurance the employees will receive in the event of unemployment or other disability.

Directors and Officers Insurance

Synaptics has agreed to indemnify the Company’s directors and executive officers for events occurring before the merger, including events that are related to the merger, and maintain directors’ and officers’ liability insurance for at least six years after the merger. See “The Merger Agreement — Director and Officer Liability” on page 84 below.

Effects of the Merger

As a result of the merger, our stockholders will not have an opportunity to continue their equity interest in the Company as an ongoing corporation and, therefore, will not share in the future earnings and potential growth of the Company. Upon consummation of the merger, the Company common stock will be delisted from NASDAQ, will be de-registered under the Exchange Act, and will no longer be publicly traded.

Tax Matters

The following is a summary discussion of material U.S. and Israeli income tax considerations in connection with the merger. The following summary is presented for general information purposes only and is based upon current applicable tax laws. No assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. The following summaries do not discuss all material aspects of U.S. and Israeli tax consequences that may apply to particular holders of Company common stock in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below.

Tax matters are very complicated, and the U.S. and Israeli tax consequences of the merger to the Company’s stockholders will depend on each holder’s particular situation. You are encouraged to consult your own tax advisors regarding the specific tax consequences of the merger applicable to you, including tax return reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

The below discussion is not intended to be a complete analysis or description of all potential tax consequences of the merger.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders whose shares of our common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

●

a trust that (1) is subject to the primary supervision of a court within the United States and of which one or more U.S. persons have the authority to control all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences of the merger.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code and published rulings of the Internal Revenue Service (the “IRS”) and court decisions, all as of the date hereof. These laws are subject to change or differing interpretation, possibly on a retroactive basis, which could affect the treatment described below. In addition, we have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. The discussion applies only to holders who hold shares of our common stock as capital assets, and does not apply to holders of shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders who hold an equity interest, actually or constructively, in the Company or Synaptics after the merger, holders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to holders who may be subject to special rules under the U.S. federal income tax laws (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities (or investors therein), mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences of the receipt of cash in connection with the cancellation of restricted stock units or options to purchase shares of our common stock and does not address any other matters relating to equity compensation or benefit plans or any aspect of state, local or foreign tax laws. This discussion does not address any consequences under the U.S. federal tax laws other than those pertaining to the income tax, does not discuss the unearned income Medicare contribution tax on “net investment income” imposed pursuant to the Health Care and Education Reconciliation Act of 2010 and does not address any consequences under any applicable state, local or foreign tax laws.

The receipt of cash in exchange for shares of our common stock in the merger held by a U.S. holder will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (1) the amount of cash received by the holder in exchange for each share of our common stock (determined before the deduction of any applicable withholding taxes) and (2) the holder’s adjusted tax basis in the common stock surrendered. The amount, character and timing of such gain or loss generally will be determined separately with respect to each block of stock owned by a holder. For purposes of the foregoing, a block of stock generally consists of those shares of a particular class of stock that were acquired at the same time and at the same price. Subject to various exceptions, a U.S. holder’s gain or loss on the disposition of its common stock will generally be characterized as capital gain or loss. Any such capital gain or loss will generally be long-term capital gain or loss if the holder has held the stock for more than one year as of the effective time of the merger. Any long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to reduced rates of U.S. federal income tax. Capital losses are subject to limitations on deductibility.

A holder that is not a U.S. holder (a “non-U.S. holder”) generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for common shares pursuant to the merger unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met; or

●

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the merger or the period that the non-U.S. holder held its shares and the non-U.S. holder has owned, directly or constructively, more than 5% of our common shares at any time within the shorter of the five (5) year period preceding the merger or such non-U.S. holder’s holding period for the shares.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. Holder. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Non-U.S. holders are urged to consult their tax advisors regarding the tax consequences to them if we are or have been a “United States real property holding corporation.”

Proceeds from the exchange of our common shares pursuant to the merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply to amounts payable to a U.S. holder unless the U.S. holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each U.S. holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

A non-U.S. holder generally certifies its status as such by providing a properly completed and signed IRS Form W-8BEN or W-BEN-E. A non-U.S. holder that does not provide such form generally will be presumed to be a U.S. holder, subject to backup withholding tax as described above.

Material Israeli Income Tax Consequences

In general, under the Israeli Income Tax Ordinance (New Version) 1961, as amended (the “Ordinance”), the disposition of shares of a company is deemed to be a sale of a capital asset unless such shares were held for the purpose of trading. The Ordinance generally imposes a capital gains tax on the sale of capital assets by an Israeli resident, and on the sale of capital assets by a non-Israel resident if such assets are either (i) located in Israel, (ii) are shares or a right to a share in an Israeli resident company, or (iii) represent, directly or indirectly, rights to assets located in Israel (such as the Company common stock), unless a specific exemption is available under the Israeli tax rules or a treaty for the prevention of double taxation between Israel and the transferor’s country of residence provides otherwise (and a certificate of exemption is received in advance from the Israel Tax Authority). Under the Ordinance, the tax rate applicable to real capital gains (after adjustment for inflation) derived after January 1, 2012 from the disposition of shares in the merger is generally 25% for individuals that are not “Significant Shareholders” (i.e., a shareholder who holds directly or indirectly, including together with others, at least 10% of any means of control in the Company), unless such individual stockholder claims a deduction for certain financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 30% (and unless such individual is subject to specific tax treatment that provides that such gain is taxed as ordinary income). Additionally, if such individual is considered a “Significant Shareholder” at any time during the 12-month period preceding such disposition, the tax rate will be 30%. Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at the rate of 3% on annual taxable income exceeding NIS 647,640 in 2021 which amount is linked to the annual change in the Israeli consumer price index, including, but not limited to, dividends, interest and capital gains.

Real capital gains derived by companies are generally taxed at the corporate tax rate (the corporate tax rate in Israel in 2021 is 23%). Israeli law generally exempts non-residents of Israel, whether individuals or companies, from Israeli capital gains tax on the sale of shares traded on certain stock exchanges outside of Israel, such as NASDAQ, provided, among other things, that such gains are not attributable to a permanent establishment of such stockholders maintained in Israel and that the shares were purchased after they were listed for trade on the stock exchange. Non-Israeli corporations will not be entitled to the foregoing exemptions if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Accordingly, the Company’s stockholders who acquired their shares prior to the Company’s initial public offering on February 11, 1994 and who do not qualify for an exemption from Israeli capital gains tax under the Ordinance, may be subject to Israeli capital gains tax on the disposition of their shares of Company common stock in the merger. Such stockholders should consult their own tax advisors regarding the tax consequences of the merger to them.

Synaptics and the Company have agreed to request certain pre-rulings from the Israeli Tax Authority (the “ITA”), with respect to, among other things:

●

The first application would request, among other things, that the payment of any consideration upon the cancelation or purchase of the Company’s securities which are subject to Section 102 of the Ordinance (“102 Company Securities”) with respect to which the requisite period has not passed will not constitute a violation of the requirements of Section 102 of the Ordinance as long as such consideration is deposited with the 102 Trustee, and that the cancelation of unvested 102 Company Securities and the replacement thereof with restricted stock units covering Synaptics common stock will not trigger a taxable event.

●

The second application would request that the ITA either exempts the Company, Synaptics and the withholding agents from any obligation to withhold Israeli tax at source or provides that no such obligation exists, or otherwise provides detailed instructions on how such withholding at source is to be executed in connection with the merger and different categories of stockholders and non-Israeli holders of equity awards. In addition, the request will ask that non-Israeli stockholders that purchased their shares of Company common stock on or after February 11, 1994 (the date on which the Company listed its shares on NASDAQ) and hold less than 5% of the outstanding shares of Company common stock will be exempt from withholding to the extent that such stockholders provide the withholding agent with certain declarations and documentation regarding their residency and the date on which the shares were purchased (such as passport copy or residency certificate for such stockholder). We cannot assure you that our requests will be accepted or what will be the exact terms thereof. Pursuant to the merger agreement, the withholding agent and Synaptics are entitled to deduct and withhold from any consideration payable in the merger such amounts as may be required to be deducted or withheld therefrom under the Ordinance, provided that if the applicable shareholder is providing the withholding agent or Synaptics with a certificate issued by the ITA providing for a specific exemption or reduction with respect to Israeli tax withholding which is applicable to the paid consideration, such certificate will be respected.

No assurance can be made that any of the requests made in the tax ruling request will be granted by the ITA, and if obtained, what will be their term and conditions.

Litigation Related to the Merger

On October 14, 2021, a purported stockholder of the Company commenced an action in the United States District Court for the Southern District of New York captioned Stein v. DSP Group, Inc., et al., Case No. 1:21-cv-08474 (S.D.N.Y.). The complaint names the Company and the members of the Company’s board of directors as defendants. The complaint asserts claims under Section 14(a) and Section 20(a) of the Exchange Act challenging the adequacy of the disclosures relating to the proposed acquisition of the Company by Synaptics made in the Preliminary Proxy Statement filed with SEC on October 13, 2021. The complaint seeks, among other relief, an injunction preventing the parties from consummating the proposed merger, rescinding the merger to the extent the merger is consummated, and an award of attorneys’ fees. If additional similar complaints are filed, absent new or different allegations that are material, the Company will not necessarily announce such additional filings.

Appraisal Rights

Company stockholders have the right to dissent from the merger and receive the fair cash value of all their Company common stock instead of receiving the merger consideration in the merger if such stockholders have complied with Section 262 of the DGCL. Holders of stock options, SARs, RSUs and PSUs for Company common stock are not entitled to appraisal rights for such equity awards.

This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.

Below is a summary of the steps you must take if you are a Company stockholder and you wish to exercise your appraisal rights. You are strongly urged to read Section 262 of the DGCL carefully and in its entirety if you are considering the exercise of your appraisal rights. Failure to comply with the procedure set forth in Section 262 may terminate your appraisal rights.

1.	You must make a written demand for appraisal.

You must deliver a written demand for appraisal to the Company at 2055 Gateway Place, Suite 480, San Jose, California 95110, Attention: Secretary, before the vote on the merger is taken at the special meeting. A vote against the merger alone will not constitute a valid demand for appraisal, and you therefore must provide written notice separate from your proxy. A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand, the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the nominee.

2.	You must refrain from voting for approval of the merger.

You must not vote your shares of Company common stock for approval of the merger. You can terminate your right to appraisal, even if you have previously filed a written demand for appraisal, if you return a signed proxy and:

(A)         fail to vote against approval and adoption of the merger agreement and the approval of the merger; or

(B)         fail to note that you are abstaining from voting.

Because a signed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, if you wish to exercise the right to dissent from the merger and demand appraisal rights under Section 262 of the DGCL, you must vote against the adoption of merger agreement or abstain from voting on the merger agreement proposal.

3.	You must continuously hold your shares of Company common stock.

You must continuously hold your shares of Company common stock from the date you make the demand for appraisal through the completion of the merger.

4.	You must petition the Delaware Court of Chancery.

If you and the Company cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective time of the merger, either the surviving corporation in the merger or any stockholder who has complied with the conditions of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery. The petition should request that the court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. The Company has no intention at this time, or any obligation, to file such a petition. If you and the Company cannot agree on such a fair cash value and you do not file a petition within 120 days after the effective time of the merger, you will lose your appraisal rights.

5.	Appraisal of shares.

If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine the stockholders who are entitled to appraisal rights. The Delaware Court of Chancery will then determine the fair value of the applicable shares held by the dissenting stockholders, exclusive of any value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value. In determining the fair value, the court will consider all relevant factors. The Delaware Court of Chancery may determine the fair value to be more than, the same as, or less than the merger consideration. The costs and expenses of the appraisal proceeding may be assessed against the Company and the dissenting stockholders, as the court deems equitable under the circumstances. However, you may request that the Delaware Court of Chancery allocate the expenses of the appraisal action incurred by any stockholder against the value of all of the shares entitled to appraisal.

6.	Withdrawal of demand.

You may withdraw your demand for appraisal and accept the merger consideration by delivering to the Company a written withdrawal of your demand, except that (1) any attempt to withdraw your demand for appraisal made more than 60 days after the completion of the merger will require the written approval of the Company, and (2) an appraisal proceeding in the Delaware Court of Chancery cannot be dismissed unless the court approves such dismissal.

Failure to follow the steps required by Section 262 of the DGCL for exercising appraisal rights may result in the loss of such rights (in which event a Company stockholder will be entitled to receive the applicable merger consideration with respect to such dissenting shares in accordance with the merger agreement). In view of the complexity of the provisions of Section 262 of the DGCL, Company stockholders who are considering objecting to the merger are urged to consult their own legal advisors.

Restrictions on Sales of Synaptics Common Stock by Affiliates of the Company

The shares of Synaptics common stock issued to any person who is deemed to be an affiliate of the Company at the time of the special meeting or an affiliate of Synaptics after the completion of the merger will be restricted. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of the Company at the time of the special meeting and of Synaptics after the completion of the merger. Affiliates may not sell their shares of Synaptics common stock except pursuant to:

●	an effective registration statement under the Securities Act of 1933, as amended, covering the resale of those shares;

●	an exemption under paragraph (d) of Rule 145 under the Securities Act;

●	in accordance with Rule 144 under the Securities Act; or

●	any other applicable exemption under the Securities Act.

Approvals

We are not aware of any significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that could cause us or Synaptics to abandon the merger even if we receive stockholder approval.

Source of Funds

Synaptics’ obligations to complete the merger are not subject to any financing condition. Synaptics has represented in the merger agreement that it will have, as of the effective time of the merger, the funds available as are necessary to consummate the contemplated transactions.

It is contemplated that Synaptics will require approximately $547,162,000 in cash to complete these transactions, including payments to acquire the outstanding Company common stock, cash out the vested equity awards and to pay other fees and expenses in connection with the merger. Synaptics intends to finance the acquisition with cash on hand and available debt financing.

THE MERGER AGREEMENT

This section of the proxy statement describes selected portions of the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement. The merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We urge you to carefully read the merger agreement in its entirety.

As a stockholder, you are not a third-party beneficiary of the merger agreement and therefore you may not directly enforce any of its terms and conditions. The merger agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Synaptics, Merger Sub or their respective subsidiaries and affiliates. The merger agreement contains representations and warranties by the Company, on the one hand, and Synaptics and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the merger agreement, including information in confidential disclosure schedules delivered in connection with the signing of the merger agreement. Moreover, certain representations and warranties in the merger agreement were made as of specified dates, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Synaptics and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Synaptics, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Merger and Merger Consideration

The merger agreement provides for the acquisition to be effected through a merger of Merger Sub, a newly formed and wholly-owned subsidiary of Synaptics, with and into the Company. As a result of the merger, Merger Sub will cease to exist, and the Company will survive the merger and will become a wholly-owned subsidiary of Synaptics. The merger will be completed as soon as practicable after all of the conditions to completion of the merger are satisfied or waived, subject to certain rights of Synaptics to delay such closing in the event that it would occur during the last five calendar days of any fiscal quarter of Synaptics, and will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Upon completion of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger, other than shares held by stockholders who properly exercise and perfect their appraisal rights, and shares held in the treasury of the Company (all of which will be canceled), will be converted into the right to receive $22.00 in cash, without interest and less applicable withholding taxes. Upon completion of the merger, all outstanding shares of our common stock will automatically be canceled, and no shares will remain outstanding. Stockholders (other than Synaptics or Merger Sub) will cease to have any rights with respect to the shares of our common stock, except for the right to receive the merger consideration (or, if applicable, to exercise appraisal rights with respect to such shares).

Payment for Shares

Prior to the effective time of the merger, Synaptics is required to designate an exchange agent for the purpose of exchanging shares of our common stock for the cash payable as a result of the merger, other than 102 Company shares. Synaptics is required to furnish the exchange agent with cash sufficient to make full payment to the Company’s stockholders, other than to the holders of 102 Company shares.

Promptly after the effectiveness of the merger, and no later than five business days after the effective time of the merger, the exchange agent will send to each holder of record of the Company common stock (other than 102 Company shares) a letter of transmittal and instructions for the surrender of stock certificates to the exchange agent for the merger consideration. After surrendering a stock certificate to the exchange agent for cancelation, together with a properly completed letter of transmittal and all other documents and materials required by the exchange agent, the holder of such share certificate will be entitled to receive an amount in cash equal to $22.00 per share, less applicable withholding taxes, with respect to the shares represented by such stock certificate. Each surrendered share will be canceled. No interest will be paid or accrued on the merger consideration. References herein to “stock certificates” include references to book-entry account statements relating to the ownership of shares of Company common stock.

In the event of a transfer of ownership of any shares of common stock not registered in the transfer records of the Company, the merger consideration will be paid to the transferee if the stock certificate representing such share is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid.

All cash paid upon the surrender of stock certificates in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares.

If your stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment only by signing an affidavit and, if required by Synaptics, posting a bond in an amount sufficient to protect Synaptics against claims related to your stock certificate.

Vested Stock Options, Company SARs and Company RSUs

The merger agreement provides that each Company stock option, Company SAR and Company RSU that is outstanding, vested and unexercised immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration in cash, less any applicable exercise price or base appreciation amount and less any applicable Tax withholding. The cash consideration paid for any Company stock option, Company SAR and Company RSU granted under section 102 of the Israeli income tax ordinance (“Section 102”) will be transferred to the 102 Trustee to be distributed to the holders of such awards, subject to the provisions of the applicable law and any ruling obtained from the ITA (as described below). Any underwater stock option or SAR will be canceled for no consideration.

Unvested Stock Options, Company SARs and Company RSUs

Company stock options, Company SARs and Company RSUs that are outstanding and unvested immediately prior to the effective time (the “Unvested Awards”) will be canceled and replaced with restricted stock units covering Synaptics common stock (“Synaptics RSUs”).  In the case of Company stock options and Company SARs, the number of substitute Synaptics RSUs will be determined by dividing the spread of the Company stock option or Company SAR by the volume weighted average price of one share of Synaptics common stock for the ten consecutive trading days ending on and including the second trading day preceding the effective time of the merger. In the case of Company RSUs, the number of Synaptics RSUs will be determined using an exchange ratio designed to preserve the intrinsic value of such Company RSU. Synaptics RSUs substituting any Company stock options, Company SARs and Company RSUs which were granted under Section 102 will be deposited with the 102 Trustee to be held and released in accordance with the provisions of the applicable law and any ruling obtained from the ITA (as described below).

Performance Stock Units

Immediately prior to the effective time, all time-based vesting conditions applicable to unvested Company PSUs will accelerate and all performance-based vesting conditions applicable to unvested Company PSUs will be deemed satisfied based on actual performance at the effective time; provided that, for purposes of determining the level of attainment at either target or maximum, the performance-based vesting conditions may be determined on a pro-rata basis based on the number of actual days between January 1, 2021 and the closing date. Each Company performance stock unit that is outstanding and vested prior to the effective time will be canceled and converted into the right to receive the merger consideration in cash.

The cash consideration paid for any Company performance stock units that were granted under Section 102 will be transferred to the 102 Trustee to be distributed to the holders of such awards subject to the provisions of the applicable law and any ruling obtained from the ITA (as described below).

Employee Stock Purchase Plan

The final exercise date under the ESPP will be no later than 10 days prior to the effective time. Further, (1) no new participants may enter the ESPP and no participant may increase his or her payroll deductions under the ESPP, and (2) no offering periods under the ESPP will commence, in each case, after August 30, 2021. On the date immediately prior to the effective time, the Company will terminate the ESPP. At the effective time, shares purchased on the final exercise date under the ESPP will be treated as described above under “Payment for Shares” on page 68.

Israeli Tax Rulings

The Company, in coordination with Synaptics, has agreed to prepare and file with the ITA an application (which must be confirmed by Synaptics’ advisors prior to its submission) for a ruling confirming, among other things, that: (i) Synaptics will be exempt from withholding tax in relation to payments made under the merger agreement to the exchange agent, the 102 Trustee or the withholding agent in relation to any 102 Company Securities and 3(i) Company Options; (ii) the payment of any consideration upon the cancelation or purchase of 102 Company Securities with respect to which the requisite period has not passed will not constitute a violation of the requirements of Section 102 of the Ordinance as long as such consideration is deposited with the 102 Trustee; (iii) the cancelation of unvested 102 Company Securities and the replacement thereof with Synaptics RSUs in accordance with the merger agreement will not trigger a taxable event; and (iv) the tax treatment under Section 102(b)(2) of the Ordinance will apply to such Synaptics RSUs (the “Option Tax Ruling”). In the event that it becomes apparent that the Option Tax Ruling will not be received prior to the closing date, the Company is required under the merger agreement to seek to receive prior to the closing date an interim tax ruling confirming, among other things, that Synaptics, the Company, the withholding agent and anyone acting on their behalf will be exempt from Israeli withholding tax in relation to any payments made with respect to any 102 Company Securities to the 102 Trustee (the “Interim Option Tax Ruling”). There is no guarantee that the Option Tax Ruling and the Interim Option Tax Ruling will be obtained and each may be subject to customary conditions regularly associated with such rulings or additional issues that may be raised by the ITA. The final language of the Option Tax Ruling and the Interim Option Tax Ruling will be subject to the prior approval of Synaptics.

In addition, the Company, in coordination with Synaptics, has agreed to prepare and file with the ITA an application (which must be confirmed by Synaptics’ advisors prior to its submission) for a ruling confirming, among other things, (a) with respect to holders of shares of Company common stock (excluding shares subject to Section 102 of the Ordinance) that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), exempting Synaptics, the withholding agent, the surviving company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the merger agreement, including the merger consideration, or clarifying that no such obligation exists, or instructing Synaptics, the withholding agent, the surviving company and their respective agents on how such withholding is to be executed, the rate of withholding to be applied and how to identify and determine any such non-Israeli residents; (b) with respect to holders of shares of Company common stock (excluding shares subject to Section 102 of the Ordinance) that are Israeli residents (as defined in the Ordinance) exempting Synaptics, the withholding agent, the surviving company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the merger agreement, including the merger consideration, or clarifying that no such obligation exists, or instructing Synaptics, the withholding agent, the surviving company and their respective agents on how such withholding is to be executed and the rate of withholding to be applied; and (c) with respect to holders of Company Equity Awards (excluding shares subject to Section 102 of the Ordinance) that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), exempting Synaptics, the withholding agent, the surviving company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the merger agreement, including the merger consideration, the option payments, the SAR payments and the RSU payments, or clarifying that no such obligation exists, or instructing Synaptics, the withholding agent, the surviving company and their respective agents on how such withholding is to be executed, the rate of withholding to be applied and how to identify and determine any such non-Israeli residents. There is no guarantee that this ruling will be obtained and such ruling may be subject to customary conditions regularly associated with such rulings or additional issues that may be raised by the ITA. The final language of the ruling will be subject to the prior approval of Synaptics.

Representations and Warranties

The Company’s representations and warranties to Synaptics and Merger Sub in the merger agreement relate to, among other things:

●	the organization, good standing and qualification of each of the Company and its subsidiaries;

●	the corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement;

●	the governmental authorizations required for the merger;

●	the absence of conflicts with the Company’s or its subsidiaries’ organizational documents, applicable law or certain material contracts to which the Company or any of its subsidiaries is a party;

●	the capital structure of the Company and its subsidiaries;

●

the forms, reports, statements and documents required to be filed with the SEC and the accuracy of the information contained in those documents, as well as compliance with the Sarbanes-Oxley Act of 2002, as amended;

●	the financial statements of the Company and the Company’s internal system of disclosure controls and procedures concerning financial reporting;

●	the absence of certain changes or events since June 30, 2021;

●	the absence of certain undisclosed material liabilities;

●	the absence of certain material litigation, actions, proceedings, and orders, injunctions or judgments;

●	compliance with certain laws and the sufficiency of and compliance with certain permits;

●	compliance with anti-corruption laws;

●	certain material contracts of the Company and its subsidiaries;

●	tax matters;

●	employee benefits plans and other agreements, plans and policies with or concerning employees of the Company and its subsidiaries;

●	labor matters;

●	insurance coverage;

●	environmental matters;

●	intellectual property;

●	real property;

●	privacy and data security;

●	brokers’ and finders’ fees payable by the Company.

●

receipt of the opinion of Goldman Sachs with respect to the fairness of the merger consideration (described in the section entitled “— Opinion of the Company’s Financial Advisor” beginning on page 46);

●	compliance with export control and other international trade laws;

●	certain customers and suppliers;

●	governmental grants; and

●	the accuracy of information included in this proxy statement.

Synaptics’ and Merger Sub’s representations and warranties to the Company in the merger agreement relate to, among other things:

●	the organization and good standing of each of Synaptics and Merger Sub;

●	the corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

●	the governmental authorizations required for the merger;

●	the absence of conflicts with Synaptics’ and Merger Sub’s organizational documents, applicable law or contracts to which Synaptics and Merger Sub or any other subsidiary of Synaptics is a party;

●	capital structure of Merger Sub, and absence of Merger Sub activity other than in connection with the merger and merger agreement;

●	no vote of Synaptics’ stockholders being required to adopt the merger agreement or approve the merger;

●

the absence of certain material litigation, actions, proceedings, orders, judgments or investigations pending or threatened against Synaptics or any of its subsidiaries that would reasonably be expected to prevent or materially delay Synaptics from consummating the merger;

●	the availability of funds for Synaptics and Merger Sub to satisfy all of their obligations under the merger agreement;

●	lack of certain arrangements between Synaptics or Merger Sub and the stockholders of the Company;

●	lack of ownership of Company common stock by Synaptics or Merger Sub; and

●	brokers’ and finders’ fees payable by Synaptics or Merger Sub.

None of the representations and warranties in the merger agreement survive the effective time.

Definition of “Company Material Adverse Effect”

Many of the representations and warranties in the merger agreement are qualified by a “Company Material Adverse Effect” (as defined below) standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have a Company Material Adverse Effect). For purposes of the merger agreement, a “Company Material Adverse Effect” means any change, event, circumstance, occurrence, condition, state of facts or effect that (x) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or (y) would reasonably be expected to prevent or materially delay the Company from consummating the merger.

However, a number of factors are specifically excluded and may not be taken into account when determining whether a Company Material Adverse Effect has occurred for purposes of clause (x) above, including:

1.	changes in the Company’s stock price or trading volume, or any change in the credit rating of the Company or any of its subsidiaries;

2.	general business, economic or political conditions in the United States, Israel or any other country or region in the world, or changes therein;

3.	conditions in the financial, credit, banking, capital or currency markets in the United States, Israel or any other country or region in the world, or changes therein;

4.	general conditions in any industry, location or market in which the Company operates;

5.	changes in political conditions in the United States, Israel or any other country or region in the world;

6.	acts of hostilities, war, sabotage, cyberterrorism, terrorism or military actions in the United States, Israel or any other country or region in the world;

7.

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions, outbreaks, epidemics, pandemics or disease outbreaks (including the coronavirus (COVID-19) pandemic), other public health conditions or other natural or man-made disasters or acts of God in the United States, Israel or any other country or region in the world, or changes therein;

8.	certain COVID-19 measures or changes therein;

9.	changes or proposed changes in GAAP or other accounting standards, regulations or principles (or the enforcement or interpretation of any of the foregoing);

10.	any stockholder litigation (or a derivative or similar claim) brought in connection with the merger agreement or any of the transactions contemplated thereby, including breach of fiduciary duties;

11.	changes or proposed changes in applicable law (or the interpretation or enforcement thereof by governmental authorities);

12.	any failure, in and of itself, to meet projections, forecasts, estimates or predictions in respect of revenues, EBITDA, free cash flow, earnings or other financial operating metrics for any period;

13.

the announcement and performance of the merger agreement, including any resulting impact on relationships, contractual or otherwise, with third parties, including governmental authorities, customers, suppliers and employees of the Company or its subsidiaries; and

14.

any action taken by the Company or any of its subsidiaries that is required by the merger agreement, or that is taken or not taken with the prior written consent or at the express written request of Synaptics;

provided, that the factors described in clauses (2) through (9) and (11) above may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent such effect has a disproportionate adverse effect on the Company and its subsidiaries relative to other participants in the industries or geographic locations in which the Company and its subsidiaries operate.

Covenants Related to the Company’s Conduct of Business

The Company has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger (or any earlier termination of the merger agreement). In general, except as expressly permitted by the merger agreement, as set forth on the disclosure schedules to the merger agreement, as reasonably undertaken in connection with certain COVID-19 measures, as may be consented to in writing by Synaptics, or as required by applicable law, the Company is required to, and to cause each of its subsidiaries to, use commercially reasonable efforts to (1) conduct its business in the ordinary course in all material respects, substantially consistent with past practice; (2) maintain its business as a going concern; (3) keep available the services of its current officers and key employees and to preserve the goodwill of and maintain satisfactory relationships with persons having material business relationships with the Company and its subsidiaries; and (4) preserve intact its business organization.

In addition, the Company (on behalf of itself and its subsidiaries) agreed to restrictions between the date of the merger agreement and the effective time of the merger (or any earlier termination of the merger agreement) on, among other things (and subject to the exceptions noted in clauses (1) through (4) above):

●	amending the certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company or any of its subsidiaries;

●

other than with respect to a direct or indirect wholly-owned subsidiary of the Company, (1) establishing a record date for, declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its subsidiaries (or securities convertible or exchangeable therefor), (2) splitting, reverse splitting, combining, subdividing or reclassifying or otherwise amending the terms of any capital stock (or securities convertible or exchangeable therefor) of the Company or any of its subsidiaries, or (3) purchasing, redeeming or otherwise acquiring or offering to purchase, redeem or acquire any Company securities, except for the net settlement of Company equity awards or acquisitions of shares of common stock by the Company in satisfaction by holders of Company equity awards of the applicable withholding taxes or in accordance with the terms of the ESPP;

●

issuing, delivering, selling, transferring, subjecting to any lien, otherwise encumbering or disposing of any equity interests of the Company or incur any obligation to make any payments to any person based on the price or value of any Company securities, other than (a) the issuance of shares of Company common stock pursuant to (I) the terms of Company equity awards that are outstanding on the date of the merger agreement, in accordance with the applicable terms of such equity awards, or (II) grants or awards of Company securities or Company equity awards (x) required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date of the merger agreement or (y) as permitted in the Company disclosure schedule; or (b) the issuance of shares of Company common stock under the ESPP and pursuant to the terms of the merger agreement;

●

merging, consolidating or entering into a strategic alliance or similar legal partnership with any person, filing a voluntary petition for bankruptcy or liquidation, dissolving, liquidating, restructuring or recapitalizing or adopting a plan of, or resolutions providing for, bankruptcy, liquidation, dissolution, merger, or other reorganization of the Company or any of its subsidiaries;

●

(a) increasing the salary, wages, benefits, bonuses or other cash compensation payable or to become payable to the Company’s employees, officers, directors or independent contractors, except for (I) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date of the merger agreement, (II) increases to employees below the level of vice president due to annual increases consistent with past practice and in the ordinary course of business, (III) increases required under any Company employee plan pursuant to the terms in effect as of the date of the merger agreement or collective bargaining agreements or under applicable law or (IV) payments permitted by the Company disclosure schedule; provided, that payments of cash bonuses accrued on the Company’s financial statements as of the end of the month immediately preceding the month in which the closing occurs will not, except as set forth in the Company Disclosure Schedule, be deemed restricted by the merger agreement, or (b) other than as required by the terms of the applicable Company employee plan or under applicable law, entering into, adopting, amending (including by accelerating the vesting, payment or funding of any benefits under), modifying or terminating any Company employee plan; provided that in no event will the Company or any of its subsidiaries enter into or adopt any new agreement or arrangement which, in the event of a change of control of the Company, accelerates or increases any cash, equity award or other benefit payable or to become payable to any of their employees, officers, directors or independent contractors;

●

hiring, engaging or terminating the employment or engagement of (other than for cause, as determined by the Company) (a) any employee, director, or independent contractor whose annual base cash compensation exceeds $200,000 or (b) any officer;

●	negotiating, entering into, amending or extending any collective bargaining agreement;

●

acquiring or committing to acquire any business, assets, real property or capital stock of, any person or division thereof, in excess of $250,000 individually or $500,000 in the aggregate, other than one or more acquisitions of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets in the ordinary course of business and in amounts substantially consistent with past practice;

●

selling, assigning, leasing, licensing, pledging, transferring, abandoning, subjecting to any lien, permitting to lapse or otherwise disposing of any assets, properties, or intellectual property, except in the ordinary course of business substantially consistent with past practice;

●

agreeing to any exclusivity, non-competition or similar provision limiting the ability of the Company or any of its subsidiaries to compete or engage in any line of business, with any person or in any geographic area, or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Synaptics or any of its affiliates after the effective time;

●

adopting or changing any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by (a) GAAP (or any interpretation thereof), (b) any applicable law, including Regulation S-X under the Securities Act, or (c) any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

●

except for capital leases in the ordinary course of business and except for intercompany loans, guarantees, advance or capital contribution between the Company and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of the Company, (a) incurring, issuing, or otherwise becoming liable for any additional indebtedness in excess of $500,000 in the aggregate, (b) modifying in a manner materially adverse to the Company or its subsidiaries the terms of any material indebtedness existing as of the date of the merger agreement, (c) assuming, guaranteeing or endorsing the obligations of any person (other than a wholly-owned subsidiary of the Company) or (d) making any loan, advance or capital contribution to any person in excess of $500,000 in the aggregate, other than (I) capital contributions and loans to any wholly-owned subsidiary, (II) extensions of trade credit in the ordinary course of business, (III) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto, (IV) obligations incurred pursuant to business credit cards in the ordinary course of business and (V) advancement or indemnification of expenses and losses incurred by current or former directors or officers of the Company and its subsidiaries required under the certificate of incorporation or bylaws of the Company as in effect on the date of the merger agreement or indemnification agreements that have been made available;

●

making, changing or revoking any material tax election, changing any annual tax accounting period, filing any material amended tax return or filing any material tax return in a manner inconsistent with past practice, entering into any “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of state, local or non-U.S. law) in respect of any material tax, settling any material tax proceeding, surrendering any right to claim a material tax refund, offset or other reduction in tax liability, or consenting to any extension or waiver of the limitations period applicable to any material tax claim or assessment outside the ordinary course of business;

●

effecting any extraordinary transactions that would result in tax liability to the Company or its subsidiaries in a taxable period (or portion thereof) beginning after the effective time that is materially in excess of tax liability associated with the conduct of their business in the ordinary course consistent with past practice;

●

other than as set forth in the capital expenditure budget, making, authorizing, or making any commitment with respect to, any single capital expenditures in excess of $250,000 or capital expenditures that are in the aggregate in excess of $500,000, or entering into any lease of personal property or any renewals thereof in excess of $500,000 except in the ordinary course of business substantially consistent with past practice;

●

instituting (subject to certain exceptions) or settling any legal proceedings, other than the settlement of claims or obligations (a) involving payments of less than $250,000 individually or $500,000 in the aggregate, (b) reflected or reserved against in the Company balance sheet or (c) stockholder litigation settled as provided in the merger agreement; provided that neither the Company nor any of its subsidiaries will settle or agree to settle any proceeding that involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

●	entering into any material new line of business;

●	failing to maintain in all material respects certain insurance policies;

●

(1) materially amending, renewing or terminating, or granting any waiver under, any material contract or enter into any new contract that would have been a material contract if in existence on the date of the merger agreement, (subject to certain exceptions), or (2) renewing or entering into any contract with a related party;

●	conducting any reduction-in-force of employees or other service providers or otherwise implementing any layoffs, which would implicate the WARN Act; or

●	authorizing, committing or agreeing to take any of the foregoing actions.

Proxy Statement, Board Recommendation and Company Stockholders’ Meeting

The Company has agreed to, as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event within five business days after clearance), establish a record date for a stockholders’ meeting, which is the special meeting that is the subject of this proxy statement, to consider and vote upon the adoption of the merger agreement proposal, and mail this proxy statement in definitive form to the Company’s stockholders. The Company will hold the special meeting as promptly as reasonably practicable after the mailing of this proxy statement.

The Company may only postpone or adjourn the stockholders’ meeting (1) with the consent of Synaptics (not to be unreasonably withheld, conditioned or delayed), (2) for the absence of a quorum necessary to conduct the business of the stockholders’ meeting, (3) after consultation with Synaptics, to ensure that any necessary supplement or amendment to this proxy statement is provided to the stockholders within a reasonable amount of time in advance of the stockholders’ meeting, (4) after consultation with Synaptics, to allow for additional time for the solicitation of proxies in order to obtain their approval of the merger, or (5) if the Company is required to postpone or adjourn the stockholders’ meeting by applicable law, provided, however, that the Company may not postpone the meeting for more than 20 business days without the prior written consent of Synaptics (which shall not be unreasonably withheld, conditioned or delayed)

Except in the circumstances described in this proxy statement under “The Merger Agreement — Changes in Board Recommendation,” the Board has agreed to recommend to Company stockholders that they vote to adopt the merger agreement and include such recommendation in this proxy statement (the “Company Recommendation”).

Non-Solicitation Covenant

Subject to certain exceptions, the Company has agreed that it will not, and the Company will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:

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solicit, initiate, knowingly facilitate or knowingly encourage (including by way of supplying non-public information) any acquisition proposal (as defined below) or any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an acquisition proposal;

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engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding an acquisition proposal, or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of the Company or any of its subsidiaries, for the purpose of encouraging or facilitating, or that would reasonably be expected to lead to, an acquisition proposal;

●

enter into any letter of intent, acquisition agreement or other contract with respect to an acquisition proposal, or enter into any acquisition agreement or other contract requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement;

●	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

●	take any action to exempt any person (other than Synaptics and its affiliates) from the restrictions on “business combinations” contained in any applicable takeover statute; or

●	resolve, propose or agree to do any of the above.

The Company also agreed to immediately cease any discussions or negotiations with any persons with respect to an acquisition proposal. In addition, the Company agreed to (1) request such persons to promptly return to the Company or destroy all nonpublic information previously furnished to them, and (2) terminate access to any electronic data rooms relating to a possible acquisition proposal by any such persons.

Notwithstanding the restrictions described above, if at any time prior to obtaining the approval and adoption of the merger agreement by the Company stockholders, the Company receives a bona fide acquisition proposal that did not result from a breach of the non-solicitation covenant which the Board determines in good faith (1) after consultation with the Company’s financial advisor and outside legal counsel constitutes, or would reasonably be expected to result in, a superior proposal (as defined below), and (2) after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may:

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furnish information with respect to the Company to the person making such acquisition proposal (and its representatives), if, and only if, prior to so furnishing any nonpublic information, the Company receives from such person an executed acceptable confidentiality agreement and the Company also provides Synaptics, prior to or substantially concurrently with the time such nonpublic information is provided or made available to such person or its representatives, any information furnished to such other person or its representatives that was not previously furnished to Synaptics; and

●	engage in discussions or negotiations with such person (including such person’s representatives) with respect to the acquisition proposal.

The Company has agreed to promptly, and in any event within 24 hours, notify Synaptics of any receipt by any director or officer of the Company of (1) any acquisition proposal, or (2) any inquiries, proposals or offers with respect to, or that would reasonably be expected to lead to, an acquisition proposal, any request for non-public information that would reasonably be expected to lead to an acquisition proposal or any request for discussions or negotiations with the Company, any of the Company’s subsidiaries or any of the Company’s representatives that would reasonably be expected to lead to an acquisition proposal. The Company also agree to keep Synaptics reasonably informed on a reasonably current basis of the status of any material developments, discussions or negotiations regarding any such acquisition proposal or inquiry, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of any agreements (draft or final) or other material documentation relating thereto that is exchanged between the person (or its representatives) making such acquisition proposal or inquiry and the Company (or its representatives) within 24 hours after their receipt.

For purposes of the merger agreement, “acquisition proposal” means any offer or proposal from any third party to engage in an “acquisition transaction,” which in turn is defined as a transaction or series of related transactions involving (1) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of the outstanding shares of any class of voting or equity securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 20%; more of the outstanding shares of any class of voting or equity securities of the Company or any of its subsidiaries; (2) any acquisition or purchase by any third party, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, business combination, “dual listed” or “dual headed” structure, joint venture, liquidation, dissolution, recapitalization, exclusive license, extraordinary dividend or reorganization) of the consolidated assets (including the equity interests of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole, which constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole; (3) any merger, amalgamation, consolidation, share exchange, business combination, “dual listed” or “dual headed” structure, joint venture, recapitalization, reorganization or other similar transaction involving the Company; or (4) any combination of the transactions described above.

For purposes of the merger agreement, “superior proposal” means a bona fide written acquisition proposal providing for an acquisition transaction that did not result from a breach of the non-solicitation covenant, and that the Board or any committee thereof determines in good faith (after consultation with a financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the acquisition proposal (including the conditionality, timing and likelihood of consummation of such proposal) and the third party making the acquisition proposal, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the merger (including any revisions to the terms of the merger agreement proposed by Synaptics prior to the time of such determination). For purposes of the definition of “superior proposal,” references in the term “acquisition transaction” to 20% are deemed replaced with references to 50%.

Changes in Board Recommendation

Except as provided in the paragraphs below, under the terms of the merger agreement, the Company has agreed that neither the Board nor any committee thereof will:

(i)

withhold, withdraw, fail to make, amend or modify in any manner adverse to the transactions contemplated by the merger agreement, Synaptics or Merger Sub, publicly propose to withhold, withdraw, amend or modify in any manner adverse to the transactions contemplated by the merger agreement, Synaptics or Merger Sub, or otherwise make any public statement or proposal inconsistent with, the Company Recommendation;

(ii)	approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, an acquisition proposal;

(iii)	fail to recommend against acceptance of any publicly announced acquisition proposal within ten business days after its public announcement;

(iv)

approve, endorse or recommend, or publicly propose to approve, endorse or recommend, or cause or permit the Company or any subsidiary of the Company to execute or enter into, any alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in accordance with the non-solicitation covenant) with respect to an acquisition proposal or acquisition transaction or that could be reasonably expected to materially delay or materially impair the transactions contemplated by the merger agreement; or

(v)

resolve or publicly propose to take any action described in clauses (i) through (iv) above (each of the actions described in clauses (i) through (v) being referred to as an “adverse recommendation change”).

Notwithstanding the above or anything in the non-solicitation covenant, at any time prior to obtaining Company stockholder approval, the Board may:

a)

make an adverse recommendation change (of the type described in clause (i) of the definition thereof) and/or cause the Company to terminate the merger agreement and authorize the Company to enter into a definitive agreement providing for a transaction that constitutes a superior proposal (which agreement must be entered into concurrently with such termination), if the Company has received a bona fide written acquisition proposal that did not result from a breach of the non-solicitation covenant, and the Board determines in good faith (after consultation with a financial advisor and outside legal counsel, but only with outside legal counsel with respect to the matter described in clause (ii) below), after giving effect to all of the adjustments to the terms in merger agreement proposed by Synaptics and Merger Sub in response to such acquisition proposal, that (i) such acquisition proposal constitutes a superior proposal and (ii) the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; or

b)

make an adverse recommendation change, if the Board determines in good faith (after consultation with a financial advisor and outside legal counsel, but only with outside legal counsel with respect to the matter described in clause (ii) below), that (i) an intervening event (as defined below) has occurred and is continuing, and (ii) the failure to make such adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Prior to the Company taking any action permitted under:

(i)

clause (a) above, the Company will provide Synaptics with three business days’ prior written notice advising Synaptics that the Board intends to take such action and the reasons therefor, including the material terms and conditions of, and the identity of the third party making, such superior proposal, and a copy of any other material transaction documents, and during such three business day period, the Company will, and will cause its representatives to, negotiate in good faith with Synaptics (to the extent requested by Synaptics) to make such adjustments to the terms and conditions of the merger agreement as would enable the Board not to make an adverse recommendation change or terminate the merger agreement, and at the end of such three business day period the Board again makes all of the required determinations under clause (a) above (after in good faith taking into account the amendments proposed by Synaptics); or

(ii)

clause (b) above, the Company will provide Synaptics with three business days’ prior written notice advising Synaptics that that the Board intends to take such action and specifying the material facts underlying the determination by the Board that an intervening event has occurred, and the reason for the adverse recommendation change, in reasonable detail, and during such three business day period, the Company will, and will cause its representatives to, negotiate in good faith with Synaptics (to the extent requested by Synaptics) to enable Synaptics to amend the merger agreement in such a manner that obviates the need for an adverse recommendation change, and at the end of such three business day period the Board again makes all of the required determinations under clause (b) above (after in good faith taking into account any amendments proposed by Synaptics).

With respect to clause (i) above, if there is any amendment to the financial terms or other material term of the superior proposal, the Company will comply again with the procedure described in clause (i) above, with references to the three business day period being replaced by (x) two business days for up to two additional applications of clause (i), and (y) one business day for any additional application of clause (i).

With respect to clause (ii) above, if there is any material change to the facts and circumstances relating to the intervening event, the Company will comply again with the procedure described in clause (ii) above, with references to the three business day period being replaced by (x) two business days for up to two additional applications of clause (ii), and (y) one business day for any additional application of clause (ii).

For purposes of the merger agreement, “intervening event” means any change, event, circumstance, occurrence, condition, state of facts or effect that is material to the Company and its subsidiaries that (i) was not known to, or reasonably foreseeable by, the Board as of or prior to the date of the merger agreement (or if known by the Board, the consequences of which were not known to, or reasonably foreseeable by, the Board as of or prior to the date of the merger agreement) and becomes known to the Board prior to obtaining the stockholder approval, (ii) does not involve or relate to an acquisition proposal, and (iii) does not relate to (A) any action, change, event, circumstance, occurrence, condition, state of facts or effect relating to Synaptics, Merger Sub or any of their respective affiliates, (B) changes in the market price or trading volume of the securities of the Company in and of themselves, (C) the fact that the Company meets, exceeds or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (provided that clauses (B) and (C) will not prevent a determination that the underlying cause of any such event constitutes an intervening event unless otherwise excluded pursuant to the foregoing clauses (ii) or (iii), as applicable) or (D) any development or change in the industry in which the Company and its subsidiaries operate or conditions in the United States or other jurisdictions where the Company and its subsidiaries operate

Agreements to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, the Company and Synaptics will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including (1) using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents and approvals from governmental authorities, make all necessary registrations and filings (including filings with governmental authorities, if any) and take such steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities, (2) using reasonable best efforts to deliver required notices to, and to obtain the required consents or waivers from, third parties, and (3) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and to fully carry out the purposes of the merger agreement.

Employee Benefits Matters

With respect to each employee of the Company or any of its subsidiaries who continues to be employed by Synaptics or the surviving corporation or any subsidiary thereof (the “continuing employees”), Synaptics shall cause the service of each such continuing employee prior to the effective time to be recognized for purposes of eligibility to participate in, and levels of benefits (but not for purposes of any equity or equity-based compensation, long-term incentive, change in control, retention or other one-time or special incentive compensation, defined benefit pension or retiree medical or similar benefits other than pension arrangements (collectively, “enumerated benefits”)) under, each compensation, retirement, vacation, paid time off, fringe, pension arrangement, study fund, severance or other welfare benefit plan, program or arrangement of Synaptics, the surviving corporation or any of their subsidiaries (which we refer to collectively as the “Synaptics benefit plans”) in which any continuing employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable company employee plan immediately prior to the closing date of the merger and to the extent such credit would not result in a duplication of benefits.

For a period of 12 months after the closing date of the merger (or, if shorter, for so long as the applicable continuing employee remains employed by the surviving corporation or its subsidiaries) the surviving corporation or its applicability subsidiary will (or Synaptics will cause the surviving corporation or its applicable subsidiary to) provide each continuing employee with (1) (A) annual base salary or base hourly rate and (B) cash and equity incentive compensation opportunities (including commissions and enumerated benefits), and (2) employee benefits (including enumerated benefits) that are no less favorable, in the aggregate, than as provided to similarly situated employees of the Company and or its subsidiaries prior to the closing.

From and after the closing date of the merger, with respect to each Synaptics benefit plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any continuing employee is or becomes eligible to participate, Synaptics shall, or shall cause the surviving corporation or its applicable subsidiary to, cause each such Synaptics benefit plan to (1) waive all limitations as to pre-existing conditions, waiting periods, actively-at-work requirement, required physical examinations and any other restriction that would prevent immediate or full participation applicable under such Synaptics benefit plan for such continuing employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, actively-at-work requirement, required physical examinations and other restriction would not have applied or would have been waived under the corresponding Company employee plan in which such continuing employee was a participant immediately prior to his or her commencement of participation in such Synaptics benefit plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, with the exception of the enumerated benefits, the service of each such continuing employee prior to the effective time shall be recognized, and (2) use commercially reasonable efforts to provide each continuing employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such continuing employee commences participation in such Synaptics benefit plan in satisfying any applicable co-payment or deductible requirements under such Synaptics benefit plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company employee plan.

Synaptics will comply with the terms for the payment of any bonuses under the Company’s existing bonus plans, including executive officer bonus plans (see “Named Executive Officer Compensation” on page 55). Following the effective time, continuing employees shall participate in Synaptics’ bonus plans and programs and earn pro-rated bonus payments for the period commencing on the closing date of the merger and ending at the end of Synaptics’ fiscal year 2022.

Director and Officer Liability

The merger agreement provides that Synaptics will ensure that each current and former officer and director of the Company will continue to be indemnified to the extent provided under the Company’s current certificate of incorporation and bylaws for a period of six years after the effective time of the merger for his or her acts or omissions occurring prior to the effective time of the merger. In addition, Synaptics will ensure that any indemnity agreements between the Company and its officer and directors will continue in full force after the merger. The merger agreement also requires Synaptics to maintain the directors and officers insurance policies of the Company (or equivalent policies) for at least six years after the consummation of the merger; Synaptics, however, will not be required to pay premiums which on an annual basis exceed 300% of the current annual premium of such policies. The provisions of the preceding sentence will be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the effective time, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the effective time, including in respect of the transactions contemplated by the merger agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the current annual premium of such policies.

Financing and Financing Cooperation

Synaptics and Merger Sub have represented and warranted that they will have available at the effective time of the merger, all funds necessary to consummate the transactions contemplated by the merger agreement and make all cash payments contemplated to be made under the merger agreement in connection with the merger and the other transactions contemplated thereby. The obligations of Synaptics and Merger Sub under the merger agreement are not subject to any financing condition.

Subject to certain exceptions, the Company has agreed to, and has agreed to cause its subsidiaries to, and has agreed to use commercially reasonable efforts to cause its and its subsidiaries’ officers, employees, advisors and other representatives to, use commercially reasonable efforts to provide customary cooperation reasonably requested by Synaptics in connection with the documentation and consummation of any debt financing arranged by Synaptics in connection with the transactions contemplated by the merger agreement.

The Company’s and its subsidiaries’ compliance with this covenant is not a condition to closing.

Other Covenants

The merger agreement contains other covenants relating to access to information and confidentiality, takeover statutes, publicity, obligations of Merger Sub, dispositions of the Company equity securities under Section 16(a) of the Exchange Act, stockholder litigation, director resignations, and stock exchange delisting and deregistration. Please see the merger agreement set forth on Annex A for additional information.

Conditions to Completion of the Merger

The obligations of the Company, Synaptics and Merger Sub to effect the merger are subject to the satisfaction (or waiver, to the extent permitted by applicable law) on or prior to the closing date of each of the following conditions:

●	adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting; and

●

the absence of an injunction or law restraining, enjoining or otherwise prohibiting the consummation of the merger by any governmental authority of a competent jurisdiction over any party that is material to the business or operations of either the Company or Synaptics.

The obligation of Synaptics and Merger Sub to effect the merger are also subject to the fulfillment (or waiver by Synaptics, to the extent permitted by applicable law) of the following conditions:

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the representations and warranties of the Company regarding certain matters relating to the Company’s organization, standing and power, corporate authorization, brokers’ fees and opinion of financial advisor must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date (except representations and warranties that expressly speak as of an earlier date, in which case as of such date);

●

the representations and warranties of the Company regarding capitalization must be true and correct in all respects other than de minimis inaccuracies as of the date of the merger agreement and as of the closing date as if made on the closing date (except representations and warranties that expressly speak as of an earlier date, in which case as of such date);

●

the representations and warranties of the Company regarding certain matters relating to the absence of certain changes and events since June 30, 2021 must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date;

●

the other representations and warranties of the Company contained in the merger agreement (disregarding all qualifications as to materiality or Company Material Adverse Effect) must be true and correct as of the date of the merger agreement and as of the closing date as if made on the closing date (except representations and warranties that expressly speak as of an earlier date, in which case as of such date), except, with respect to this clause, where any failure of any such representations and warranties to be true and correct have not, individually or in the aggregate, resulted in a Company Material Adverse Effect;

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the performance or compliance by the Company in all material respects with all covenants and obligations required by the merger agreement to be performed or complied with by the Company prior to the closing (other than the Company’s covenants relating to financing cooperation);

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the delivery by the Company to Synaptics of a certificate, signed by its chief executive officer or chief financial officer, certifying that the conditions set forth in the six bullets immediately above have been satisfied; and

●	the absence of a Company Material Adverse Effect since the date of the merger agreement.

The obligation of the Company to effect the merger are also subject to the fulfillment (or waiver by the Company, to the extent permitted by applicable law) of the following conditions:

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the representations and warranties of Synaptics and Merger Sub contained in the merger agreement (disregarding all qualifications as to materiality or Synaptics material adverse effect) must be true and correct in all material respects as of the closing date as if made on the closing date (except representations and warranties that expressly speak as of an earlier date, in which case as of such date), except where any failure of any such representations and warranties to be true and correct in all material respects would not have a Synaptics material adverse effect;

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the performance or compliance by Synaptics and Merger Sub in all material respects with all covenants and obligations required by the merger agreement to be performed or complied with by them prior to the closing; and

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the delivery by Synaptics and Merger Sub to the Company of a certificate, signed by the chief executive officer or chief financial officer of Synaptics, certifying that the conditions set forth in the two bullets immediately above have been satisfied.

For purposes of the merger agreement, “Synaptics material adverse effect” means any change, event, circumstance, occurrence, condition, state of facts or effect that, individually or in the aggregate, would reasonably be expected to prevent or materially delay Synaptics from consummating the merger.

Termination

Mutual Termination Right

The merger agreement may be terminated and abandoned at any time prior to the closing of the merger by the mutual written agreement of the Company and Synaptics.

Termination Rights Exercisable by Either the Company or Synaptics

The merger agreement may also be terminated prior to closing by either the Company or Synaptics if:

●

the closing has not occurred on or before the end date, January 30, 2022; provided that the right to terminate the merger agreement under this provision is not available to any party whose material breach of any provision of the merger agreement has been the proximate cause of the failure of the merger to be consummated by the end date;

●

a governmental authority of the Unites States or Israel of competent jurisdiction has issued a final and non-appealable order permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement; provided, however, that the party seeking to terminate has complied with its covenant to use reasonable best efforts to consummate the transactions; or

●	the special meeting (including any adjournments or postponements thereof) has concluded and the Company stockholder approval has not been obtained.

Company Termination Rights

The Company may also terminate the merger agreement prior to the closing:

●

if the Company is not then in material breach of the merger agreement, and Synaptics or Merger Sub has breached any or its representations, warranties, covenants or other agreements in the merger agreement that (1) would result in any of the conditions to the Company’s obligation to consummate the merger not being satisfied, and (2) has not been cured prior to the earlier of the end date and the 30th day following the Company’s delivery of written notice of such breach to Synaptics; provided, however, that the Company will not be entitled to terminate if it is then in material breach of the merger agreement such that Synaptics would have a right to terminate; or

●

prior to obtaining the Company stockholder approval, if the board of directors has made an adverse recommendation change in order to enter into a definitive agreement providing for a superior proposal, and concurrently with such termination the Company enters into a definitive agreement with respect to such superior proposal; provided that (1) the Company has complied with the non-solicitation and adverse recommendation change covenants, and (2) prior to or substantially concurrently with (and as a condition to) the termination of the merger agreement, the Company pays to Synaptics a termination fee (as described below).

Synaptics Termination Rights

Synaptics may also terminate the merger agreement prior to the closing if:

●

Synaptics and Merger Sub are not then in material breach of the merger agreement, and the Company has breached any or its representations, warranties, covenants or other agreements in the merger agreement that (1) would result in any of the conditions to Synaptics’ and Merger Sub’s obligation to consummate the merger not being satisfied, and (2) has not been cured prior to the earlier of the end date and the 30th day following Synaptics’ delivery of written notice of such breach to the Company; provided, however, that Synaptics will not be entitled to terminate if it is then in material breach of the merger agreement such that the Company would have a right to terminate; or

●

prior to obtaining the Company stockholder approval, (1) an adverse recommendation change has occurred, (2) the board of directors fails to include in the proxy statement the Company Recommendation or (3) following a publicly announced acquisition proposal, the board of directors fails to recommend against such acquisition proposal and publicly reaffirm the Company Recommendation, within ten business days after the announcement of such acquisition proposal and at least four business says prior to the stockholder meeting.

Termination Fee Payable by the Company

The Company will be required to pay Synaptics a termination fee equal to $19,774,000 (which we refer to as the “Company termination fee”) if the merger agreement is terminated in the following circumstances:

●

prior to obtaining the Company stockholder approval, Synaptics terminates the merger agreement because (1) an adverse recommendation change has occurred, (2) the board of directors fails to include in the proxy statement the Company Recommendation or (3) following a publicly announced acquisition proposal, the board of directors fails to recommend against such acquisition proposal and publicly reaffirm the Company Recommendation within the required period;

●

prior to obtaining the Company stockholder approval, if the board of directors has made an adverse recommendation and the Company terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal, and concurrently with such termination, the Company enters into a definitive agreement with respect to such superior proposal; or

●

(A) Synaptics or the Company terminates the merger agreement because the closing has not occurred by the end date, January 30, 2022 (provided that Company stockholder approval has not been obtained as of such date), (B) Synaptics or the Company terminates the merger agreement if the Company stockholder approval has not been obtained or (C) Synaptics terminates the merger agreement due to the Company’s breach of any or its representations, warranties, covenants or other agreements in the merger agreement, and (1) prior to the date of termination (in the case termination pursuant to clause (A) or (C)) or the date of the stockholders’ meeting (in the case of termination pursuant to clause (B)) an acquisition proposal is made to the Company or its stockholders or is otherwise publicly disclosed and (2) within 12 months after the date of such termination, the Company enters into a definitive agreement for, or consummates, any acquisition proposal (whether or not such acquisition proposal is the same as the one referenced in clause (1) above).

In no event will the Company be obligated to pay the Company termination fee on more than one occasion.

Effect of Termination

If the merger agreement is terminated by the Company or Synaptics in accordance with its terms, the merger agreement will, with certain exceptions, become null and void and there will be no liability on the part of the Company, Synaptics or Merger Sub, provided that nothing in the merger agreement will relieve any party from liability for willful and material breach of the merger agreement prior to such termination.

The parties are entitled to specific performance to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement.

Fees and Expenses

Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs or expenses.

Amendment and Waiver

Prior to the effective time of the merger, the merger agreement may be amended by each party to the merger agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. After the Company’s stockholders adopt the merger agreement, however, no amendment or waiver may be made or given that requires the approval of the Company’s stockholders under applicable law, unless such approval is obtained.

PROPOSAL 2: NON-BINDING MERGER-RELATED COMPENSATION PROPOSAL

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed in this section above titled “Golden Parachute Compensation” beginning on page 58.

This proposal gives the Company’s stockholders the opportunity to express their views on the merger-related compensation of the Company’s named executive officers. Accordingly, the Company is asking the Company stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Non-Binding, Advisory Vote on Merger-Related Compensation for The Company’s Named Executive Officers” are hereby APPROVED.”

The vote on the proposal to approve the merger-related executive compensation is a vote separate and apart from the vote on the merger agreement proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the merger-related executive compensation proposal and vice versa. If the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers to the extent payable, in accordance with the terms of the compensation and other agreements and irrespective of the Company stockholders’ failure to approve the merger-related executive compensation proposal.

The Board unanimously recommends that the Company stockholders vote “FOR” the non-binding, advisory merger-related executive compensation proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the non-binding, advisory merger-related executive compensation proposal.

The approval of the non-binding, advisory merger-related executive compensation proposal requires the affirmative vote of holders of a majority of the shares represented and voting at the special meeting on such matter. Abstentions, failures to vote and broker non-votes (if any) will have no effect on the outcome of this proposal.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Company stockholders may be asked to adjourn or postpone the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adjourn or postpone the special meeting to a later date or time if necessary or appropriate.

The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate requires the affirmative vote of holders of a majority of the shares represented and voting at the special meeting on such matter. In addition, if a quorum is not present at the special meeting, the chairman of the special meeting may adjourn or postpone the meeting to another place, date or time. Abstentions, failures to vote and broker non-votes (if any) will have no effect on the outcome of this proposal.

The Company may postpone or adjourn the special meeting (1) with the consent of Synaptics, (2) for the absence of a quorum necessary to conduct the business of the special meeting, (3) after consultation with Synaptics, to ensure that any necessary supplement or amendment to this proxy statement is provided to the holders of shares of Company common stock within a reasonable amount of time in advance of the special meeting, (4) after consultation with Synaptics, to allow for additional time for the solicitation of proxies in order to obtain the approval by the Company stockholders of the merger, or (5) if the Company is required to postpone or adjourn the special meeting by applicable law; provided, however, that the Company may not postpone the special meeting for more than an aggregate of 20 business days without the prior written consent of Synaptics.

Security Ownership of Certain Beneficial Owners, Directors, and Management

The following table sets forth certain information known to us with respect to beneficial ownership of Company common stock as of October 18, 2021, by:

●	each stockholder known to us to own beneficially more than 5% of Company common stock;

●	each of our directors;

●	the named executive officers; and

●

all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 2055 Gateway Place, Suite 480, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting power and/or investment power with respect to securities. The percentages are based on 24,184,258 shares of Company common stock outstanding as of October 18, 2021. Shares of Company common stock subject to options, stock appreciation rights or restricted stock units currently exercisable or exercisable within 60 days of October 18, 2021 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the stock options, stock appreciation rights or restricted stock units, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of Company common stock indicated.

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Restricted Stock Units Included in Shares Beneficially Owned
BlackRock, Inc. (1) 55 East 52nd St. New York, NY 10022	3,567,613	14.70%	-

Senvest Management, LLC (2) 540 Madison Avenue, 32nd floor New York, NY 10022	1,759,345	7.26%	-

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	1,501,034	6.20%	-

Ofer Elyakim	686,547	2.81%	10,625

Dror Levy	42,689	*	6,313

Tali Chen	114,156	*	9,501

Shira Fayans Birenbaum (4)	-	*	-

Thomas A. Lacey	149,920	*	40,000

Cynthia L. Paul (5)	566,144	2.34%	6,000

Yair Seroussi	62,420	*	39,000

Norman Taffe	107,020	*	70,000

Kenneth H. Traub	159,573	*	100,000

All directors and executive officers as a group (9 persons)	1,888,469	7.72%	281,439

*	Less than 1%

(1)

Based on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2021, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership sole of 3,567,613 shares.

(2)

Based on a Schedule 13G/A filed jointly by Richard Mashaal and Senvest Management, LLC on February 12, 2021 with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership of 1,759,345 shares.

(3)

Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2021, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reported aggregate beneficial ownership of 1,501,034 shares.

(4)

Ms. Fayans Birenbaum was granted an award of 4,824 Company RSUs in connection with her appointment to the Board in April 2021, which Company RSUs will accelerate and fully vest in connection with the merger.

(5)	Includes 541,724 shares of common stock held indirectly through partnerships controlled by Ms. Paul.

MARKET PRICE AND DIVIDEND DATA

Market Information

The Company common stock trades on NASDAQ under the symbol “DSPG.” As of the close of business on October 18, 2021, there were 24,184,258 shares of Company common stock outstanding. As of the close of business on October 18, 2021, the Company had approximately 17 holders of record and we believe greater than 4,900 beneficial holders. The following table shows the high and low sales price of shares of Company common stock for the first three quarters in fiscal 2021 and each of our preceding fiscal quarters in 2020, 2019 and 2018.

Fiscal Year	High	Low
2021
First Quarter	$16.35	$15.71
Second Quarter	$15.15	$14.72
Third Quarter	$18.03	$17.61
2020
First Quarter	$14.60	$14.04
Second Quarter	$16.74	$16.01
Third Quarter	$14.92	$14.50
Fourth Quarter	$15.62	$15.14
2019
First Quarter	$13.14	$12.81
Second Quarter	$14.59	$14.21
Third Quarter	$14.62	$14.21
Fourth Quarter	$14.88	$14.58
2018
First Quarter	$12.73	$12.38
Second Quarter	$12.42	$12.09
Third Quarter	$12.57	$12.26
Fourth Quarter	$11.88	$11.49

The closing sales price of Company common stock on NASDAQ on October 22, 2021, the latest practicable date before the printing of this proxy statement, was $21.85 per share. The closing sales price of Company common stock on NASDAQ on August 27, 2021, the last trading day prior to the date on which the Company announced the signing of the merger agreement, was $18.66 per share. You are urged to obtain current market quotations for the Company common stock when considering whether to approve the merger agreement proposal. Following the merger, there will be no further market for Company common stock, and Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

Dividends

The Company has never paid cash dividends on its common stock and presently intends to continue a policy of retaining any earnings for reinvesting in its business.

ADDITIONAL INFORMATION

Other Matters

We know of no other matters that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, it is the intention of the proxyholders named in the enclosed form of proxy to vote the shares they represent as our Board may recommend.

Other Stockholder Meetings; Stockholder Proposals

If we complete the merger, we will no longer have public stockholders or any public participation in our stockholder meetings. If we do not complete the merger, we intend to hold our next annual stockholder meeting in 2022. In that case, if you are still a stockholder as of the record date of such meeting, you would continue to be entitled to attend and participate in our 2022 stockholder meeting.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2022 annual meeting of stockholders (if held) must be received by us at our corporate headquarters by no later than January 7, 2022 in order to be considered at that meeting. The proxies to be solicited by our board of directors for the 2022 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 23, 2022. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary at our headquarters or in our public filings. See — “Where You Can Find More Information” on page 98.

The nomination and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nomination and corporate governance committee for the 2022 annual meeting (if held), a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no later than January 7, 2022. With respect to general stockholder proposals, the stockholder must submit the following relevant information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including, but not limited to, any short position or any borrowing or lending of shares of our common stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”); (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our common stock (a “Derivative Instrument”), (b) any rights to dividends on our common stock beneficially owned by such stockholder that are separated or separable from the underlying shares of our common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principal executive offices no later than January 7, 2022: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of our common stock which are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nomination and corporate governance committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our corporate Secretary at our headquarters or in our public filings. See “Where You Can Find More Information” on page 98.

Multiple Stockholders Sharing One Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding shares of our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee. A separate copy of these proxy materials will be promptly delivered upon request to our Investor Relations Department by mail at DSP Group, Inc., Attention: Investor Relations, 2055 Gateway Place, Suite 480, San Jose, California 95110, or telephone at (408) 936-4300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company through the Investors section of our website, www.dspg.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 30, 2020, filed with the SEC on March 15, 2021, which includes our audited financials for the latest fiscal year;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 10, 2021 and August 9, 2021, respectively; and

●	Our Current Reports on Form 8-K filed with the SEC on March 5, 2021, April 19, 2021, June 15, 2021 and August 30, 2021.

We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You also can obtain reports, proxy statements and other information we filed with the SEC by requesting them in writing to:

Investor Relations
DSP Group, Inc.,
2055 Gateway Place, Suite 480
San Jose, California 95110
(408) 936-4300

If you would like to request documents, please do so by November 22, 2021 in order to receive them before the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 25, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

DSP GROUP, INC.,

SYNAPTICS INCORPORATED,

and

OSPREY MERGER SUB, INC.

August 30, 2021

i

ii

Exhibit A – Form of Certificate of Incorporation of Surviving Corporation

Exhibit B – Form of Bylaws of Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated August 30, 2021, is entered into by and among DSP Group, Inc., a Delaware corporation (the “Company”), Synaptics Incorporated, a Delaware corporation (“Parent”), and Osprey Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Sub have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, (i) the Boards of Directors of each of the Company, Parent and Merger Sub have (A) determined that this Agreement and the Merger are advisable and in the best interests of their respective stockholders, (B) approved the Merger on the terms and subject to the conditions set forth herein, and (C) adopted and approved this Agreement, and (ii) the Company Board has recommended that the stockholders of the Company adopt this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01    Definitions.

(a)    As used herein, the following terms have the following meanings:

“102 Company Options” means Company Options granted and subject to Taxes pursuant to Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“102 Company PSUs” means Company PSUs granted and subject to Taxes pursuant to Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“102 Company RSUs” means Company RSUs granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“102 Company SARs” means Company SARs granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“102 Company Securities” means any 102 Company Options, 102 Company PSUs, 102 Company RSUs, 102 Company SARs and 102 Company Shares, collectively.

“102 Company Shares” means shares of Company Common Stock granted and subject to Taxes pursuant to Section 102(b)(2) and Section 102(b)(3) of the Ordinance or issued upon vesting or exercise of 102 Company Options, 102 Company RSUs, 102 Company SARs or 102 Company PSUs and, in each case, held by the 102 Trustee.

“102 Trustee” means IBI Trust Management, appointed by the Company to serve as trustee pursuant to Section 102 of the Ordinance and approved by the ITA.

“2012 Plan” means the Company’s Amended and Restated 2012 Equity Incentive Plan.

“2021 NEO Bonuses” means any of the amounts that could become payable pursuant to the 2021 Performance-Based Bonus Plan, effective as of January 1, 2021, for the Chief Executive Officer, Chief Financial Officer or Chief Business Officer of the Company (the “MBO Plan”).

“3(i) Company Options” means Company Options granted and subject to Taxes pursuant to Section 3(i) of the Ordinance.

“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) containing terms not less restrictive to the counterparty thereto than the terms of the Confidentiality Agreement (including with regard to any standstill obligations), and (ii) that does not restrict the Company or its Representatives from providing the information or access required to be provided to Parent pursuant to Section 6.02 and Section 6.03. An Acceptable Confidentiality Agreement may not include any provisions granting exclusivity to any Third Party or prohibiting the Company from satisfying its obligations hereunder or requiring the Company or its Subsidiaries to pay or reimburse the fees and expenses of the Third Party or its Affiliates.

“Acquisition Proposal” means any offer or proposal from any Third Party to engage in any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 20% or more of the outstanding shares of any class of voting or equity securities of the Company or any of its Subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of the outstanding shares of any class of voting or equity securities of the Company or any of its Subsidiaries, (ii) any acquisition or purchase by any Third Party, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, business combination, “dual listed” or “dual headed” structure, joint venture, liquidation, dissolution, recapitalization, exclusive license, extraordinary dividend or reorganization) of the consolidated assets (including the equity interests of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any merger, amalgamation, consolidation, share exchange, business combination, “dual listed” or “dual headed” structure, joint venture, recapitalization, reorganization or other similar transaction involving the Company, or (iv) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate Options Payments, SAR Payments, RSU Payments and PSU Payments.

“Anti-Corruption Laws” means all Applicable Laws dealing with bribery or corruption, including: (a) the U.S. Foreign Corrupt Practices Act of 1977; (b) the U.K. Bribery Act 2010; (c) the anti-corruption Applicable Laws of the country of formation of the Company or any of its Subsidiaries, including but not limited to the Israeli Penal Law, 1977; (d) any Applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions; and (e) any other anti-corruption or anti-bribery Applicable Laws.

2

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), self-regulatory authority, constitution, treaty, convention, ordinance, code, rule, regulation, interpretation, guidance, guideline, advisory, bulletin, published opinion, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person (including any applicable Order).

“Business Day” means a day, other than Friday, Saturday, Sunday, the dates set forth in Section 1.01(a) of the Company Disclosure Schedule or other day on which commercial banks in New York, New York or Israel are authorized or required by Applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (and any similar or conforming legislation in any U.S. jurisdiction) and the Health and Economic Recovery Omnibus Emergency Solutions Act, the Families First Coronavirus Response Act, and the Coronavirus Preparedness and Response Supplemental Appropriations Act.

“Clean Team Agreement” means the Clean Team Amendment to the Confidentiality Agreement, dated as of July 21, 2021, by and between Parent and the Company.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means each Contract to which the Company or any of its Subsidiaries is a party or otherwise bound that constitutes a collective bargaining agreement or other labor agreement with any labor organization, works council, trade union, employee association or other employee representative body representing any employee of the Company or its Subsidiaries.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2021 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021.

“Company Balance Sheet Date” means June 30, 2021.

“Company Board” means the Board of Directors of the Company.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.

3

“Company Employee Plan” means each domestic and foreign (i) “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) employment, Independent Contractor, severance, termination pay or similar contract, plan, arrangement, or policy and (iii) other plan, agreement, arrangement, or policy providing for compensation (including variable cash compensation and sales commissions), bonuses or incentive compensation, profit-sharing, stock option, stock purchase or other equity-related compensation, deferred compensation, savings, retirement, life insurance, health or medical benefits, employee assistance program, disability or sick leave benefits, vacation or other paid time-off, retention, change of control compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), fringe, welfare or other employee benefits, which, in each case of clauses (i) through (iii), is entered into, maintained, contributed to or required to be contributed to by the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company has or would reasonably be expected to have any liability (including any liability that could be jointly and severally owed by the Company or any Subsidiary of the Company with any ERISA Affiliate), but in any case other than any (x) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (y) benefit plan mandated or pursuant to which the Company or its Subsidiaries is required to contribute, in either case, under Applicable Law.

“Company Equity Awards” means the Company RSUs, the Company PSUs, the Company Options and Company SARs.

“Company Financial Advisor” means Goldman Sachs & Co. LLC.

“Company Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries for use in the business of the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means, with respect to the Company, any change, event, circumstance, occurrence, condition, state of facts or effect that (1) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (2) would reasonably be expected to prevent or materially delay the Company from consummating the Merger; provided that, with respect to clause (1) only, in no event shall any change, event, circumstance, occurrence, condition, state of facts or effect to the extent arising out of or relating to any of the following (alone or in combination) be taken into account in determining whether a Company Material Adverse Effect has occurred:

(i)          changes in the Company’s stock price or trading volume, or any change in the credit rating of the Company or any of its Subsidiaries (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any effect underlying such changes has resulted in, or contributed to, a Company Material Adverse Effect, unless otherwise excluded pursuant to any of clauses (ii)-(xiv) below);

(ii)          general business, economic or political conditions in the United States, Israel or any other country or region in the world, or changes therein;

(iii)          conditions in the financial, credit, banking, capital or currency markets in the United States, Israel or any other country or region in the world, or changes therein, including (A) changes in interest rates in the United States, Israel or any other country or region in the world, or changes therein, and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States, Israel or any other country or region in the world;

(iv)          general conditions in any industry, location or market in which the Company operates;

4

(v)          changes in political conditions in the United States, Israel or any other country or region in the world;

(vi)          acts of hostilities, war, sabotage, cyberterrorism, terrorism or military actions (including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage, cyberterrorism, terrorism or military actions) in the United States, Israel or any other country or region in the world;

(vii)          earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions, outbreaks, epidemics, pandemics or disease outbreaks (including the coronavirus (COVID-19) pandemic), other public health conditions or other natural or man-made disasters or acts of God in the United States, Israel or any other country or region in the world, or changes therein;

(viii)          any COVID-19 Measures or changes therein;

(ix)         changes or proposed changes in GAAP or other accounting standards, regulations or principles (or the enforcement or interpretation of any of the foregoing);

(x)         any Stockholder Litigation;

(xi)         changes or proposed changes in Applicable Law (or the interpretation or enforcement thereof by Governmental Authorities);

(xii)         any failure, in and of itself, to meet projections, forecasts, estimates or predictions in respect of revenues, EBITDA, free cash flow, earnings or other financial operating metrics for any period (provided that the exception in this clause (xii) shall not prevent or otherwise affect a determination that any effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect, unless otherwise excluded pursuant to any of clauses (i)-(xi) above or clauses (xiii)-(xiv) below);

(xiii)         the announcement and performance of this Agreement, including any resulting impact on relationships, contractual or otherwise, with Third Parties, including Governmental Authorities, customers, suppliers and employees of the Company or its Subsidiaries (other than for purposes of any representation or warranty in Sections 4.03 or 4.04); or

(xiv)         any action taken by the Company or any of its Subsidiaries that is required by this Agreement to be taken by the Company or any of its Subsidiaries, or that is taken or not taken with the prior written consent or at the express written request of Parent;

provided, that any change, event, circumstance, occurrence, condition, state of facts or effect referred to in clause (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) or (xi) may be taken into account to the extent such effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries or geographic locations in which the Company and its Subsidiaries operate (in which case, the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Options” means the outstanding stock option awards issued under the Company Stock Plans.

“Company PSUs” means performance-based restricted stock units issued under the Company Stock Plans.

5

“Company Return” means any Tax Return of the Company or any of its Subsidiaries.

“Company RSUs” means the restricted stock unit awards issued under the Company Stock Plans that are subject solely to time-based vesting.

“Company SARs” means the outstanding stock appreciation rights awards issued under the Company Stock Plans.

“Company Stock Plan” means each of the Company’s 1993 Director Stock Option Plan, 1998 Non-Officer Employee Stock Option Plan and the 2012 Plan, in each case as amended and including all appendices thereto.

“Company Termination Fee” means an amount equal to $19,774,000.

“Confidentiality Agreement” means the Mutual Nondisclosure and Confidentiality Agreement, dated as of June 13, 2021, by and between Parent and the Company.

“Contract” means any contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other legally binding instrument, obligation, arrangement or understanding of any kind.

“COVID-19 Measures” means any action or inaction to comply with any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, travel restrictions, shut down, closure, sequester, safety or similar law, directive, guideline or recommendation promulgated by the Centers for Disease Control and Prevention, the World Health Organization or any Governmental Authority having jurisdiction over the Company, its Subsidiaries or its operations, in each case, in connection with or in response to the coronavirus (COVID-19) and any evolutions or mutations thereof.

“Debt Financing Sources” means the Persons (if any) that have committed to provide, or otherwise entered into agreements in connection with, the Debt Financing (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto) and their respective Affiliates and such Person’s (and their respective Affiliates’) officers, directors, employees, attorneys, advisors, agents and representatives involved in the Debt Financing and their successors and permitted assigns.

“Environmental Law” means any Applicable Law concerning pollution or protection of the environment, and protection of human health and safety (in relation to exposure to Hazardous Substances) including any such Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Substance.

“Environmental Permits” means any Governmental Permits issued under any Environmental Law.

“Equity Interests” means any and all shares, interests, other equity interests of any kind or other equivalents (however designated) of capital stock or share capital of a corporation and any and all ownership or equity interests of any kind in a Person (other than a corporation), including membership interests, partnership interests, joint venture interests, phantom stock, stock appreciation rights and beneficial interests, and any and all warrants, options, rights to vote or purchase or any other rights or securities convertible into, exchangeable or exercisable for or related to any of the foregoing.

6

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity, trade or business that is, or at any relevant time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“ESPP” means the Company’s Amended and Restated 1993 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the fraction having a numerator equal to the per share Merger Consideration, and having a denominator equal to the Parent Stock Price.

“Foreign Employee Plan” means each Company Employee Plan that is maintained by the Company or any of its Subsidiaries primarily for the benefit of employees outside the United States.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means (i) any government or any state, department, local, foreign or international authority or other political subdivision thereof, (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), self-regulatory authority, minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or (iii) any mediator, or arbitrator or arbitral body.

“Governmental Grant” means any grant, incentive, qualification, subsidy, award, funding, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, from the government of the State of Israel or any other Governmental Authority, or judicial body thereof, or any outstanding application to receive the same filed by the Company or any of its Subsidiaries, including, any material Tax or other incentive granted to, provided or made available to, or enjoyed by, the Company or any of its Subsidiaries, under the Laws of the State of Israel, and further including without limitation, by or on behalf of or under the authority of the Investment Center or the IIA.

“Governmental Permits” means, with respect to any Person, all licenses, authorizations, permits, certificates, registrations, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations, clearances and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material or polychlorinated biphenyl, as listed or regulated under any Environmental Law.

“IIA” shall mean the Israeli Innovation Authority (previously known as the Office of the Chief Scientist of the Ministry of Economy and Industry of Israel or the OCS).

7

“Indebtedness” means, as to the Company and its Subsidiaries, without duplication, all obligations (including any principal, accrued and unpaid interest, breakage costs, penalties, fees, prepayment premiums, premiums, indemnities, reimbursement obligations or other obligations) in respect of (i) borrowed money, (ii) bonds, notes, debentures, letters of credit and similar instruments, (iii) leases which in accordance with GAAP are required to be capitalized, (iv) interest rate and currency obligation swaps, hedges and any other similar arrangements, in each case, to the extent payable if the applicable Contract is terminated at the Closing, (v) that are secured by a Lien on the assets of the Company or any of its Subsidiaries, (vi) all obligations issued, undertaken or assumed as the deferred purchase price for any property, asset or services, including under any conditional sale agreement, earn-outs or with respect to title retention property and assuming the maximum amount thereunder has been earned, (vii) any unpaid payroll taxes that the Company or any of its Subsidiaries deferred in accordance with the CARES Act, the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020, or Notice 2020-65, 2020-38 I.R.B. 567 and (viii) guarantees (or arrangements having the economic effect of a guarantee) of payment obligations described in clauses (i) through (vii) above on behalf of any Person other than the Company or its Subsidiaries. For the avoidance of doubt, all obligations and liabilities (including without limitation commitment fees, arrangement fees, expenses and indemnification obligations) incurred by the Company in connection with the Debt Financing at Parent’s direction pursuant to Section 6.17 shall not constitute Indebtedness of the Company.

“Independent Contractor” means any Person who has performed services for the Company or any of its Subsidiaries as an independent contractor or consultant and who has received (or will receive for 2021) a Form 1099-MISC from the Company or any of its Subsidiaries reporting any compensation received by such Person in exchange for the services performed by such Person for the Company or any of its Subsidiaries.

“Insurance Policies” means all material insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic policies still in force, excluding any insurance policy maintained in connection with any Company Employee Plan.

“Intellectual Property Rights” means all rights, title, and interests in, throughout the world and under any international treaties or conventions:

(i)    patents and patent applications, including divisions, continuations, continuations-in-part, renewals, re-examinations, extensions and reissues (collectively, “Patents”);

(ii)    trademarks, service marks, trade names, logos, brands, trade dress, slogans, internet domain names, social media accounts and handles, certification marks, collective marks and other indicia of origin, all registrations and applications for the foregoing, together with the goodwill and activities associated therewith and symbolized thereby, including all renewals of same (collectively, “Marks”);

(iii)    copyrights (whether registered or unregistered), copyrightable works, works of authorship, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”);

(iv)    rights in Software or databases (not including rights to data itself);

(v)    rights of publicity and moral rights;

(vi)    trade secrets, as recognized under Applicable Laws, that protect confidential information, proprietary know-how, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies, prototypes and all other know-how, whether or not protected by patent or copyright law (collectively, “Trade Secrets”); and

8

(vii)    any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, the right to bring suit and recover damages for past infringement, dilution, misappropriation or violation, and contractual rights relating to any of the foregoing.

“Intervening Event” means any change, event, circumstance, occurrence, condition, state of facts or effect that is material to the Company and its Subsidiaries that (i) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement (or if known by the Company Board, the consequences of which were not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement) and becomes known to the Company Board prior to obtaining the Stockholder Approval, (ii) does not involve or relate to an Acquisition Proposal, and (iii) does not relate to (A) any action, change, event, circumstance, occurrence, condition, state of facts or effect relating to Parent, Merger Sub or any of their respective Affiliates, (B) changes in the market price or trading volume of the securities of the Company in and of themselves, (C) the fact that the Company meets, exceeds or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (provided that clauses (B) and (C) shall not prevent or otherwise affect a determination that the underlying cause of any such event referred to herein constitutes an “Intervening Event” unless otherwise excluded pursuant to the foregoing clauses (ii) or (iii), as applicable) or (D) any development or change in the industry in which the Company and its Subsidiaries operate or conditions in the United States or other jurisdictions where the Company and its Subsidiaries operate.

“IRS” means the United States Internal Revenue Service.

“ITA” means the Israeli Tax Authority.

“Knowledge of the Company” means the actual knowledge as of the date hereof of any fact, circumstance or condition of those officers of the Company set forth on Section 1.01(b) of the Company Disclosure Schedule after reasonable inquiry of those employees who report directly to such officers.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, license, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse restriction in respect of such property or asset, whether voluntarily incurred or arising by operation of Applicable Law.

“Made Available” means that such information, document or material was:  (i) publicly available on the SEC EDGAR database by 5:30 pm New York City time on the Business Day that is two Business Days prior to the execution of this Agreement; or (ii) made available for review by Parent or Parent’s Representatives by 3:00 pm New York City time on August, 29, 2021 in the virtual data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Specified Subsidiaries” means the Subsidiaries of the Company other than the Specified Subsidiaries.

9

“Off-the-Shelf Software” means off-the-shelf, non-custom, shrinkwrap, clickwrap or similar generally available commercial Software obtained from a third party, including if provided as a service.

“Open Source Software” means any Software that is distributed (A) as “free software” (as defined by the Free Software Foundation) or “open source software” (meaning Software distributed under any licensed approved by the Open Source Initiative as set forth at www.opensource.org), (B) under a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (C) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind of any products or services, or (4) redistributable at no charge.

“Order” means, with respect to any Person, any order, writ, injunction, judgment, decree, ruling, settlement or stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its property.

“Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961 and the rules and regulations promulgated thereunder as may be amended from time to time, including any publications and clarifications issued by the ITA.

“Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent Common Stock” means common stock, par value $0.001 per share, of the Parent.

“Parent Equity Incentive Plan” means Parent’s Amended and Restated 2019 Equity and Incentive Compensation Plan, including any appendices thereof, as amended to allow the grant of equity awards in accordance with Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“Parent Material Adverse Effect” means any change, event, circumstance, occurrence, condition, state of facts or effect that, individually or in the aggregate, would reasonably be expected to prevent or materially delay Parent from consummating the Merger.

“Parent RSU” means an award of restricted stock units under the Parent Equity Incentive Plan relating to Parent Common Stock.

“Parent Stock Price” means the volume weighted average price, during regular trading hours, and excluding pre-market and post-market trading hours, of one share of Parent Common Stock rounded to the nearest penny as reported on the NASDAQ Global Select Market (obtained using the Bloomberg VWAP function) for the period of ten consecutive trading days ending on (and including) the second trading day immediately preceding the Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

10

“Permitted Liens” means (i) Liens for Taxes that are (A) not yet due and payable or (B) being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with GAAP, (ii) the interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors (to the extent the Company or its Subsidiary, as applicable, is not in default under such lease or rental agreement), (iii) easements, rights of way and other imperfections of title in respect of real property or encumbrances in respect of real property that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (iv) requirements and restrictions of zoning, building and other laws in respect of real property which are not violated by the current use or occupancy of such real property, (v) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar statutory obligations, (vi) mechanics’, carriers’, workmen’s, repairer’s, warehouser’s, landlord’s, lessors’ or other similar statutory Liens or other similar statutory encumbrances arising out of, incurred in or otherwise related to the ordinary course of business that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, and (vii) non-exclusive licenses and similar rights of or under Company Intellectual Property granted to customers in the ordinary course of business.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means any information, in any form, that could be used, directly, indirectly or in combination with other information available to, or in the possession or control of Company, to directly or indirectly identify, locate or contact a natural person. Such information includes, without limitation, “personal information” or “personal data” or any equivalent term as defined by any Privacy Obligations, or any published privacy policy of Company.

“Predecessor” means, with respect to any specified Person, (i) any other Person that has ever merged or consolidated with or into such specified Person or (ii) any other Person all or substantially all of whose assets or relevant business has ever been acquired by such specified Person (whether by purchase, upon liquidation or otherwise).

“Privacy Obligations” means all (i) Applicable Law, (ii) contractual obligations relevant to the processing of Personal Information that are binding on Company or its Subsidiary in contracts that are material with regard to the volume or level of sensitivity of Personal Information processes under them, or (iii) written, published privacy policies, privacy notices and terms of use of the Company, in each case of (i) through (iii) that are related to privacy, security, data protection or Processing of Personal Information including the use of Personal Information for any direct marketing purposes as well as any Applicable Law concerning requirements for website and mobile application privacy policies and practices, data or web scraping, cybersecurity disclosures in public filings, or call or electronic monitoring or recording, including, without limitation, to the extent applicable to Company or its Subsidiary, the California Consumer Privacy Act, the European General Data Protection Regulation, the UK General Data Protection Regulation, the Privacy Protection Law, 1981 and all analogous legislation in each jurisdiction in which the Company and/or its Subsidiaries are subject to regulation.

“Proceeding” means any suit, claim, action, complaint, litigation, charge, mediation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority.

“Process” or “Processing” means any operation or set of operations which is performed on Personal Information or on sets of Personal Information, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction.

11

“Public Official” means (a) any elected or appointed government official, officer, employee or Person acting in an official or public capacity on behalf of a Governmental Authority, (b) any Person exercising legislative, administrative, judicial, executive, or regulatory functions for or pertaining to a Governmental Authority (including any independent regulator), (c) any political party official, officer, employee, or other Person acting for or on behalf of a political party, (d) any candidate for public office, or (e) any employee or other Person acting for or on behalf of any entity that is wholly or majority owned or controlled by a Governmental Authority.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity, and, with respect to Parent, any Debt Financing Sources.

“Sanctioned Person” means a person or entity: (a) listed in any Trade Laws-related list of designated persons, entities and bodies maintained by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, or the U.S. Department of State, or “blocked” or subject to other sanctions pursuant to the Trade Laws; (b) that is, or is part of or owned or controlled by, a government of a Sanctioned Territory; (c) that is operating from, or organized or residing in, a Sanctioned Territory; or (d) a party fifty percent (50%) or more owned by, any of the parties listed in clauses (a), (b) or (c).

“Sanctioned Territory” means a country or territory subject to a comprehensive export, import, financial or investment embargo under Trade Laws, which currently comprise Cuba, Iran, North Korea, Syria, Lebanon and the territory of Crimea (and which may in the future change).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means any (i) unauthorized access, acquisition, denial-of-service or ransomware attack, alteration or modification, loss, theft, corruption or other Processing of Personal Information, (ii) other unauthorized access to, use of, or interruption of any IT asset, or (iii) “breach of security” or similar term as defined by an Applicable Law requiring notification to data subjects or a Government Authority pursuant to such Applicable Law.

“Software” means computer software, including source code, object code, data, databases, firmware, executable code, algorithms, models, methodologies and related documentation.

“Specified Subsidiaries” means DSP Group Ltd., a company organized under the laws of Israel, and DSPG Technologies GmbH, a company with limited liability organized under the laws of Germany.

“Stockholder Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened (in writing) by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly to this Agreement, the Merger or any related transaction (including any such claim or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries).

12

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal providing for an Acquisition Transaction that did not result from a breach of Section 6.02 and that the Company Board or any committee thereof determines in good faith (after consultation with a financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the conditionality, timing and likelihood of consummation of such proposal) and the Third Party making the Acquisition Proposal, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Merger (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for the purposes of this definition of “Superior Proposal,” references in the term “Acquisition Transaction” to “20%” shall be deemed to be replaced with references to “50%”.

“Systems” means the Software, hardware, firmware, networks, electronics, platforms, servers, interfaces, applications, network and telecommunications equipment, switches, endpoints, websites and related information technology systems or outsourced services, and all electronic connections between them, that are owned, operated, or used by the Company or any of its Subsidiaries.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. tax, including (without limiting the generality of the foregoing) income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, capital stock, capital gains, land betterment, purchase, national insurance, healthcare, social security, medicare, disability, alternative minimum, estimated, business license, tariff, impost, assessment, value added, imputed underpayment amounts, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gain, windfall profit, custom, duty and unclaimed property or escheat taxes and any obligations and charges of the same or a similar nature to any of the foregoing, whether disputed or not, in each instance including any interest, penalties or other additions to tax related thereto.

“Tax Return” means any report, return, document, declaration or other information filed or required to be filed with or supplied to a Taxing Authority, including information returns, schedules, elections, disclosures, estimates, certificates and any document accompanying payments of estimated Taxes and any attachments thereto or amendments thereof.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax (including the ITA).

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives acting on Parent’s behalf.

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“Trade Laws” means all applicable economic sanctions, anti-boycott, export control and import Applicable Laws and regulations administered by the United States, including but not limited to the International Traffic in Arms Regulations, the Export Administration Regulations, Executive Orders of the President of the United States, and sanctions regulations maintained by the Office of Foreign Assets Control, and other Applicable Laws of the countries in which the Company conducts business.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the IRS.

“Unvested Company Option” means the outstanding unvested stock option awards issued under the Company Stock Plans.

“Unvested Company PSU” means the outstanding unvested Company PSUs.

“Unvested Company RSU” means the outstanding unvested restricted stock unit awards issued under the Company Stock Plans.

“Unvested Company SAR” means the outstanding unvested stock appreciation right awards issued under the Company Stock Plans.

“Valid Withholding Certificate” means a valid certification, ruling or any other written instructions regarding withholding issued by the ITA that is applicable to the payments to be made to any Person pursuant to this Agreement, in form and substance acceptable to Parent and the Withholding Agent, (A) exempting the Payor from the duty to withhold Israeli Tax with respect to a payment made under this Agreement, (B) determining the applicable rate of Israeli Tax to be withheld from such payment or (C) providing any other instructions regarding the payment or withholding with respect to such payment. The parties further agree that each of the Option Tax Ruling, the Interim Option Tax Ruling and the Withholding Tax Ruling shall be deemed a Valid Withholding Certificate.

“Vested Company Option” means the outstanding vested stock option awards issued under the Company Stock Plans.

“Vested Company RSU” means the outstanding vested restricted stock unit awards issued under the Company Stock Plans.

“Vested Company SAR” means the outstanding vested stock appreciation rights issued under the Company Stock Plans.

“Willful and Material Breach” means a deliberate act taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) with the actual knowledge that the taking of such act or failure to take such act constitutes, or will constitute, a material breach of this Agreement.

14

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Alternative Transaction Agreement	6.02(a)(i)(C)
Capital Investment Law	4.15(o)
Capitalization Date	4.05(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
COBRA	4.16(k)
Company	Preamble
Company Common Stock	4.05(a)
Company Preferred Stock	4.05(a)
Company Recommendation	4.02(b)
Company Registrations	4.20(a)
Company Related Parties	9.04(b)
Company SEC Documents	Article 4
Company Securities	4.05(c)
Confidentiality Agreement	6.18
Continuing Employees	6.07(a)
Current Premium	6.11(a)
Customer or Supplier Adverse Event	4.26(b)
Debt Financing	6.17(a)
Debt Financing Commitment Letter	9.15
DGCL	Recitals
Effective Time	2.02(b)
End Date	8.01(b)
Enumerated Benefits	6.07(a)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(i)
Indemnified Party	6.11(b)
Insurance Policies	4.18
Israeli Subsidiaries	4.15(s)
Land Taxation Law	4.15(e)
Leased Real Property	4.21
Malicious Code	4.20(i)
Material Contract	4.14(b)
MBO Plan	1.01(a)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Multiemployer Plan	4.16(d)
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Option Payments	2.06(a)
Owned Real Property	4.21
Parent	Preamble
Parent Benefit Plans	6.07(a)
Parent Recovery Costs	9.04(b)
Payment Fund	2.04(a)
Payor	2.08(a)
PBGC	4.16(c)
Pension Plan	4.16(c)
Proxy Statement	6.04(a)
PSU Payments	2.06(g)
Real Property	4.21

15

Term	Section
Replacement	2.06(j)
RSU Payments	2.06(c)
SAR Payments	2.06(b)
Section 102 Plan	4.05(b)
Section 14 Arrangement	4.17(e)
Significant Customers	4.26(a)
Significant Suppliers	4.26(b)
Standards Setting Agreements	4.20(k)
Standards Setting Body	4.20(k)
Stockholder Approval	4.02(a)
Stockholder Meeting	6.04(a)
Superior Proposal Notice Period	6.03(b)(ii)(A)
Surviving Corporation	2.02(c)
Transfer Taxes	9.17
Third Party Intellectual Property	4.20(e)
VAT	4.15(s)
VAT Tax Law	4.15(s)
Vested Company PSU	2.06(g)
WARN Act	4.17(f)
Withholding Agent	2.04(a)
Withholding Drop Date	2.08(b)

Section 1.02    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be exclusive. The word “will” shall mean the word “shall”. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

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ARTICLE 2
THE MERGER

Section 2.01    The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m., Pacific time, as soon as practicable (and, in any event, within three Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Goodwin Procter LLP, 601 Marshall Street, Redwood City, CA 94063, unless another place is agreed to in writing by the parties hereto; provided that the parties intend that the Closing shall be effected, to the extent practicable, by conference call and the electronic delivery of documents to be held in escrow by outside counsel to the recipient party pending authorization to release at the Closing. Notwithstanding anything to the contrary contained in this Section 2.01, if the Closing would otherwise be required to occur under this Section 2.01 during the last five calendar days of any fiscal quarter of Parent, then Parent may elect in its sole discretion, by delivering a written notice to the Company at least three Business Days prior to the date on which the Closing would otherwise be required to occur in the absence of this sentence, to delay the Closing until the first calendar day of the following fiscal quarter of Parent; provided that if Parent so elects to delay the Closing, then, in each case effective as of the date the Closing would otherwise be required to occur, (i) each of Parent, Merger Sub and the Company shall irrevocably waive in writing the conditions set forth in Section 7.01(a), (ii) each of Parent and Merger Sub shall irrevocably waive in writing each of the conditions set forth in Section 7.02 (other than Section 7.02(b) as it applies to failure by the Company to perform or comply in all material respects with the covenants and obligations set forth in Section 6.01) and (iii) the Company shall irrevocably waive in writing each of the conditions set forth in Section 7.03.

Section 2.02    The Merger.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing in accordance with the relevant provisions of the DGCL, and as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the DGCL.

(b)    The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)    At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 2.03    Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a)    except as otherwise provided in Section 2.03(b) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $22.00 in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;

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(b)    each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(c)    each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04    Exchange and Payment.

(a)    Prior to the Effective Time, Parent shall appoint (i) an exchange agent to be mutually agreed by the Parties (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock, other than 102 Company Shares (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock; and (ii) to the extent required pursuant to the provisions of the Withholding Tax Ruling, an Israeli withholding agent mutually agreed by the parties hereto, to act as Parent’s withholding agent for Israeli tax withholding purposes and to assist in obtaining any requisite residency certificate and/or other declaration for Israeli Tax withholding purposes and/or a Valid Withholding Certificate, as applicable (the “Withholding Agent”), and in connection therewith shall enter into an agreement with the Withholding Agent in a form reasonably satisfactory to the parties hereto. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with (i) the Exchange Agent the aggregate Merger Consideration other than the applicable portion thereof payable to holders of 102 Company Securities and 3(i) Company Options (the “Payment Fund”) and (ii) the 102 Trustee the applicable portion of the aggregate Merger Consideration payable to holders of 102 Company Securities and 3(i) Company Options hereunder.

(b)    To the extent the Payment Fund diminishes for any reason below the level required to make prompt payment of the aggregate Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) the Payment Fund shall not be invested in any instruments other than direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the government of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent and the Withholding Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.

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(c)    Promptly after the Effective Time, and in any event no later than five Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock (other than 102 Company Shares) at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in customary form reasonably satisfactory to the Company which shall (i) specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.04(g)) to the Exchange Agent) for use in such exchange and (ii) request for a tax residency declaration and/or a Valid Withholding Certificate and any other information necessary for Parent to determine whether any amounts need to be withheld from the Merger Consideration payable to such Person pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling, if obtained), the Code or any other provision of U.S. state or local or non-U.S. Applicable Law. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(d)    If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable and (iii) the Withholding Agent was provided with a Valid Withholding Certificate or any other documentation reasonably satisfactory to the Withholding Agent.

(e)    Notwithstanding anything herein to the contrary, any Merger Consideration, Option Payment, SAR Payment, RSU Payment or PSU Payment payable in respect of 102 Company Securities or 3(i) Company Options shall be transferred, in accordance with the terms of this Section 2.04, to the 102 Trustee, for the benefit of the beneficial owners thereof, and be released by the 102 Trustee to the beneficial owners of such 102 Company Securities or 3(i) Company Options in accordance with the requirements of Section 102 of the Ordinance, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained.

(f)    All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

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(g)    If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

(h)    Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration.

Section 2.05    Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06    Company Equity Awards; ESPP.

(a)    Subject to the terms and conditions of this Agreement, at the Effective Time, without any action on the part of the holder thereof, each Vested Company Option outstanding immediately prior to the Effective Time will not be assumed by Parent or Merger Sub in the Merger and will be canceled, extinguished and automatically converted into the right to receive an amount of cash equal to (i) the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Vested Company Option by (B) the Merger Consideration minus (ii) the applicable option exercise price, less any Tax withholding (such amounts payable hereunder, the “Option Payments”).  From and after the Effective Time, the holder of any canceled Vested Company Option shall only be entitled to receive the Option Payment in respect of such canceled Vested Company Option.  The Option Payments described in this Section 2.06(a) to be made with respect to Vested Company Options that are vested as of immediately prior to the Effective Time (after taking into account the effect of the Merger) shall be made by the Surviving Corporation not later than the next regularly scheduled payroll date that is at least five Business Days following the Closing Date (and provided that the Person entitled to the Option Payment has provided the Withholding Agent with a residency declaration as required under the Withholding Tax Ruling), without interest, or by the 102 Trustee with respect to 102 Company Options or 3(i) Company Options that are Vested Company Options (and subject to the Option Tax Ruling and the Interim Option Tax Ruling).  At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, by wire transfer, immediately available funds sufficient to pay the aggregate Option Payments (other than the applicable portion of the Option Payments payable to holders of 102 Company Options or 3(i) Company Options that are Vested Company Options, which shall be transferred to the 102 Trustee) to an account identified by the Company prior to the Effective Time.

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(b)    Subject to the terms and conditions of this Agreement, at the Effective Time, without any action on the part of the holder thereof, each Vested Company SAR outstanding immediately prior to the Effective Time will not be assumed by Parent or Merger Sub in the Merger and will be canceled, extinguished and automatically converted into the right to receive an amount of cash equal to (i) the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Vested Company SAR by (B) the Merger Consideration minus (ii) the applicable base appreciation price, less any Tax withholding (such amounts payable hereunder, the “SAR Payments”).  From and after the Effective Time, the holder of any canceled Vested Company SAR shall only be entitled to receive the SAR Payment in respect of such canceled Vested Company SAR.  The SAR Payments described in this Section 2.06(b) to be made with respect to Vested Company SARs that are vested as of immediately prior to the Effective Time (after taking into account the effect of the Merger) shall be made by the Surviving Corporation not later than the next regularly scheduled payroll date that is at least five Business Days following the Closing Date (and provided that the Person entitled to the Option Payment has provided the Withholding Agent with a residency declaration as required under the Withholding Tax Ruling), without interest or by the 102 Trustee, with respect to 102 Company SARs that are Vested Company SARs (and subject to the Option Tax Ruling and the Interim Option Tax Ruling).  At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, by wire transfer, immediately available funds sufficient to pay the aggregate SAR Payments (other than the applicable portion of the SAR Payments payable to holders of 102 Company SARs that are Vested Company SARs, which shall be transferred to the 102 Trustee) to an account identified by the Company prior to the Effective Time.

(c)    Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Vested Company RSU as of immediately prior to the Effective Time will not be assumed by Parent or Merger Sub in the Merger and will be canceled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such Vested Company RSUs shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Vested Company RSUs by (ii) the Merger Consideration, less any Tax withholding (such amounts payable hereunder, the “RSU Payments”).  From and after the Effective Time, the holder of any canceled Vested Company RSUs shall only be entitled to receive the RSU Payment in respect of such canceled Vested Company RSUs.  The RSU Payments described in this Section 2.06(c) to be made with respect to Vested Company RSUs as of immediately prior to the Effective Time  shall be made by the Surviving Corporation not later than the next regularly scheduled payroll date that is at least five Business Days following the Closing Date (and provided that the Person entitled to the Option Payment has provided the Withholding Agent with a residency declaration as required under the Withholding Tax Ruling), without interest, or by the 102 Trustee with respect to 102 Company RSUs that are Vested Company RSUs (and subject to the Option Tax Ruling and the Interim Option Tax Ruling), without interest.  At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, by wire transfer, immediately available funds sufficient to pay the aggregate RSU Payments (other than the applicable portion of the RSU Payments payable to holders of 102 Company RSUs that are Vested Company RSUs, which shall be transferred to the 102 Trustee) to an account identified by the Company prior to the Effective Time. All payments provided pursuant to this Section 2.06(c) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08. All Unvested Company RSUs listed on Section 2.06(c) of the Company Disclosure Schedule shall accelerate in full as of immediately prior to the Effective Time and be treated as Vested Company RSUs.

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(d)    As of the Effective Time, each Unvested Company Option that is outstanding immediately prior to the Effective Time shall be canceled and substituted with a Parent RSU pursuant to the terms of this Section 2.06(d). The Parent RSUs issued in replacement for such Unvested Company Option shall have the same vesting schedule as the Unvested Company Option; except that, with respect to any applicable quarterly vesting, such portion of the vesting schedule shall be modified, to the extent necessary, to provide that such vesting will commence on the first such vesting event to occur in the first month coinciding with the first quarterly anniversary of the Closing Date, and the applicable vesting date occurring on the 17th day of such month. The Parent RSUs issued in replacement for such Unvested Company Option shall be modified, to the extent necessary, to vest on a quarterly basis with the first such vesting event to occur in the first month coinciding with the first quarterly anniversary of the Closing Date, and the applicable vesting date occurring on the 17th day of such month. The modification of the vesting schedule of the Parent RSUs issued in replacement of Unvested Company Options pursuant to this Section 2.06(d) shall apply in such a manner that the Parent RSUs shall in all cases be exempt from, or comply with, Section 409A of the Code, as amended, and any final Treasury Regulations and Internal Revenue Service guidance thereunder. The number of shares of Parent Common Stock subject to each such Parent RSU shall be equal to (x) the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time, by (ii) the excess of the per share Merger Consideration less the per share exercise price of such Unvested Company Option, divided by (y) the Parent Stock Price, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock (and no cash shall be paid with respect to any shares that have been rounded down). Notwithstanding anything to the contrary in this Agreement, each Parent RSU substituting a 102 Company Option shall be deposited with the 102 Trustee to be held and released in accordance with the provisions of Section 102 of the Ordinance, the Options Tax Ruling, the Interim Options Tax Ruling and/or any other approval that may be issued by the ITA.

(e)    As of the Effective Time, each Unvested Company SAR that is outstanding immediately prior to the Effective Time shall be canceled and substituted with a Parent RSU pursuant to the terms of this Section 2.06(e). The Parent RSUs issued in replacement for such Unvested Company SAR shall be modified, to the extent necessary, to vest on a quarterly basis with the first such vesting event to occur in the first month coinciding with the first quarterly anniversary of the Closing Date, and the applicable vesting date occurring on the 17th day of such month. The modification of the vesting schedule of the Parent RSUs issued in replacement of Unvested Company SARs pursuant to this Section 2.06(e) shall apply in such a manner that the Parent RSUs shall in all cases be exempt from, or comply with, Section 409A of the Code, as amended, and any final Treasury Regulations and Internal Revenue Service guidance thereunder. The number of shares of Parent Common Stock subject to each such Parent RSU shall be equal to (x) the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Unvested Company SAR immediately prior to the Effective Time, by (ii) the excess of the per share Merger Consideration less the per share base price of such Unvested Company SAR, divided by (y) the Parent Stock Price, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock (and no cash shall be paid with respect to any shares that have been rounded down). Notwithstanding anything to the contrary in this Agreement, each Parent RSU substituting a 102 Company SAR shall be deposited with the 102 Trustee to be held and released in accordance with the provisions of Section 102 of the Ordinance, the Options Tax Ruling, the Interim Options Tax Ruling and/or any other approval that may be issued by the ITA.

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(f)    As of the Effective Time, each Unvested Company RSU that is outstanding immediately prior to the Effective Time shall be canceled and substituted with a Parent RSU with substantially the same terms and conditions as were applicable to such Unvested Company RSU under the Company Incentive Plan or applicable award agreement, as in effect immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that (i) such Parent RSU shall relate to such number of shares of Parent Common Stock as is equal to the product of (A) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share and (ii) the quarterly vesting portion of such Parent RSU issued in replacement for such Unvested Company RSU shall be modified, to the extent necessary, to vest on a quarterly basis with the first such vesting event to occur in the first month coinciding with the first quarterly anniversary of the Closing Date, and the applicable vesting date occurring on the 17th day of such month. Notwithstanding anything to the contrary in this Agreement, each Parent RSU substituting a 102 Company RSU shall be deposited with the 102 Trustee to be held and released in accordance with the provisions of Section 102 of the Ordinance, the Options Tax Ruling, the Interim Options Tax Ruling and/or any other approval that may be issued by the ITA.

(g)    Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (i) any time based vesting condition applicable to each outstanding Company PSU shall accelerate and vest, and (ii) the attainment of any applicable performance condition shall result in the accelerated vesting of an amount of Company PSUs equal to the number of Company PSUs issuable based upon actual performance of the Company as of the Closing Date as determined by linear interpolation and with performance against the 2021 year total revenue goal to be determined on a pro rata basis, based on the number of days of Company performance between January 1, 2021 and the Closing Date, to the extent necessary, under the terms of the applicable award agreement (each such award, a “Vested Company PSU”). Each such Vested Company PSU will not be assumed by Parent or Merger Sub in the Merger and will be canceled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such Vested Company PSU shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Vested Company PSU by (ii) the Merger Consideration (such amounts payable hereunder, the “PSU Payments”). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, by wire transfer, immediately available funds sufficient to pay the aggregate PSU Payments (other than the applicable portion of the PSU Payments payable to holders of 102 Company PSUs that are Vested Company PSUs) to an account identified by the Company prior to the Effective Time.  All payments provided pursuant to this Section 2.06(g) shall be made by the 102 Trustee with respect to 102 Company PSUs that are Vested Company PSUs (and subject to the Option Tax Ruling and the Interim Option Tax Ruling), subject to withholding in accordance with the provisions of Section 2.08. All Unvested Company PSUs listed on Section 2.06(g) of the Company Disclosure Schedule shall accelerate in full as of immediately prior to the Effective Time and be treated as Vested Company PSUs.

(h)    Subject to the terms and conditions of this Agreement, at the Effective Time, Parent shall transfer the aggregate amount of (A) the applicable portion of the Option Payments in respect of the 102 Company Options, (B) the applicable portion of the RSU Payment in respect of the 102 Company RSUs; (C) the applicable portion of the PSU Payment in respect of 102 Company PSUs; and (D) the applicable portion of the SAR Payment in respect of the 102 Company SARs, to the 102 Trustee, on behalf of the holders of such awards, in accordance with Section 102 of the Ordinance, the Option Tax Ruling and the Interim Option Tax Ruling, if obtained. Such amounts shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 of the Ordinance, the Option Tax Ruling and the Interim Option Tax Ruling, if obtained, and shall be released by the 102 Trustee in accordance with the terms and conditions of Section 102 of the Ordinance, the Option Tax Ruling and the Interim Option Tax Ruling, if obtained.

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(i)    As soon as practicable following the date hereof and in any event within ten days following the date hereof, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions (subject to reasonable review and comment by Parent) and take all other actions as necessary to provide that, with respect to the ESPP: (i) any offering period or purchase period under the ESPP that otherwise would be in progress as of the Effective Time will be terminated and the final exercise date shall be no later than the date that is ten calendar days prior to the Effective Time (the “Final Exercise Date”), (ii) any adjustments shall be made to reflect such shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP, (iii) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date, (iv) no further offering period will commence pursuant to the ESPP upon or after the date hereof, and (v) no participant may increase their rate of payroll deductions under the ESPP on or after the date hereof. The ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter. All shares of Company Common Stock purchased on the Final Exercise Date shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement. Notwithstanding anything to the contrary, Merger Consideration payable for Company Common Stock purchased by the Israeli-resident ESPP participants’ contributions shall be transferred to the Withholding Agent to be disbursed to the applicable recipient subject to the applicable tax withholding in accordance, the Ordinance and any applicable ruling provided by the ITA.

(j)    As soon as reasonably practicable following the date hereof and in any event at least three Business Days prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans or the ESPP) shall (A) to the extent not already so adopted as of the date hereof, adopt such resolutions (subject to prior review and approval of Parent and including the determination by the administrator of the Company Stock Plans that the treatment of the Company Equity Awards is both permissible under the terms of each of the Company Stock Plans, as applicable, and the applicable equity award agreements and that each of the Unvested Company Options, Unvested Company SARs and Unvested Company RSUs is being validly “Replaced” (as such term is defined in the 2012 Stock Plan) by the Parent RSUs as of the Effective Time pursuant to Sections 2.06(d), (e) and (f), respectively (such substitutions, the “Replacement”)) and (B) take all other actions that are necessary to provide for the treatment of the Company Equity Awards and the ESPP pursuant to this Section 2.06 and to cause all Company Equity Awards, each of the Company Stock Plans and the ESPP to terminate, conditioned upon, and effective immediately after, the Effective Time.

(k)    On the Closing Date, as soon as reasonably practicable after the Effective Time, Parent shall (i) file with the SEC one or more appropriate registration statements (on Form S-8 or any successor or other appropriate form) relating to the shares of Parent Common Stock to be issued pursuant to Section 2.06(d) through (f), and (ii) file with the ITA the Parent Incentive Stock Plan and the Israeli appendix thereof as amended to provide for the grant of Parent RSUs in accordance with Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

(l)    The payments set forth on Section 2.06(l) of the Company Disclosure Schedule shall be made immediately prior to the Effective Time.

Section 2.07    Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change and to provide to the holders of Company Securities the same economic effect as contemplated by this Agreement prior to such change; provided, however, that nothing in this Section 2.07 shall be construed to permit the Company to take any action that is otherwise prohibited by the covenants set forth in Section 6.01 or any other provision of this Agreement.

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Section 2.08    Withholding Rights.

(a)    Each of Parent, the Company, Merger Sub, the Surviving Corporation, the Exchange Agent, the Withholding Agent, the 102 Trustee and any other applicable withholding agent (each a “Payor”) shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such amounts as Parent or the Withholding Agent determine are required to be deducted and withheld with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by the applicable withholding agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary in this Agreement, any compensatory amount, to the extent applicable, payable pursuant to, or as contemplated by, this Agreement shall be paid to the applicable Person through regular payroll procedures (or through the 102 Trustee in the case of compensatory amounts payable to holders of 102 Company Securities or 3(i) Company Options).

(b)    Notwithstanding the provisions of Section 2.08(a), and subject to any contrary provision set forth in the Withholding Tax Ruling or explicit instruction by the ITA (or in the absence thereof (and if no instructions to the contrary were provided by the ITA) if Withholding Agent provides Parent, prior to the Closing Date, with an undertaking as required under Section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates)), with respect to Israeli Taxes, the consideration payable to each holder of shares of Company Common Stock (other than 102 Company Shares) shall be retained by the Withholding Agent for the benefit of such holder for a period of up to 180 days from the Closing Date or an earlier date required in writing by such holder or as otherwise requested by the ITA (the “Withholding Drop Date”) (during which time no amount shall be withheld from amounts paid to the Withholding Agent, except as provided below or as requested in writing by the ITA) and during which time, such holder may obtain (or, if one already exists, present to the Withholding Agent) a Valid Withholding Certificate. If no later than three Business Day prior to the Withholding Drop Date a Valid Withholding Certificate is delivered to Payor, the Withholding Agent shall act in accordance with the provisions of such Valid Withholding Certificate, subject to any deduction and withholding as may be required to be deducted and withheld under any Applicable Law. If such holder (i) does not provide Payor with a Valid Withholding Certificate by no later than three Business Days before the Withholding Drop Date, or (ii) submits a written request with Payor to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Withholding Certificate at or before such time, then the amount to be withheld from such holder’s portion of the consideration shall be calculated in accordance with the applicable withholding rate as reasonably determined by Parent in accordance with Applicable Law.

(c)    Notwithstanding anything to the contrary herein, any payments made to holders of any 102 Company Shares, Vested Company Options, Vested Company SARs, Vested Company RSUs and Vested Company PSUs will be subject to deduction or withholding of Israeli Tax under the Ordinance on the fifteenth day of the calendar month following the month during which the Closing Date occurs, unless prior to such date (i) the Option Tax Ruling (or the Interim Option Tax Ruling) shall have been obtained providing for no withholding, (ii) with respect to non-Israeli resident holders of Vested Company Options, Vested Company SARs, Vested Company RSUs and Vested Company PSUs, who are engaged by the Company or by any of its Subsidiaries, and were granted such awards in consideration solely for work or services performed outside of Israel, a validly executed declaration in the form to be attached to the Withholding Tax Ruling (or in the absence thereof a form to be agreed by the Parties) regarding their non-Israeli residence  and confirmation that they were granted such awards in consideration solely for work or services performed outside of Israel, shall have been provided to the Withholding Agent and Parent (and in each case, in accordance with the terms of the Withholding Tax Ruling, if obtained), and (iii) with respect to all other holders of Company Options, a Valid Withholding Certificate shall have been provided.

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ARTICLE 3
THE SURVIVING CORPORATION

Section 3.01    Certificate of Incorporation. At the Effective Time, and without any further action on the part of the Company and Merger Sub, the certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.11, amended in accordance with its terms and as provided by Applicable Law.

Section 3.02    Bylaws. At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended to read in their entirety as set forth in Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until, subject to Section 6.11, amended in accordance with their terms, the certificate of incorporation and as provided by Applicable Law.

Section 3.03    Directors and Officers. From and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the corresponding Section or sub-Section of the Company Disclosure Schedule (it being agreed that disclosure of any item in any Section or sub-Section of the Company Disclosure Schedule shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article 4  to which the relevance of such item is reasonably apparent on the face of such disclosure), or (b)  any report, schedule, form, statement or other document (including exhibits and any other information incorporated by reference therein) filed with, or furnished to, the SEC and publicly available on or after January 1, 2019 and prior to the date of this Agreement (collectively the “Company SEC Documents”), other than any cautionary or forward-looking information contained solely in the “Risk Factors” or “Forward-Looking Statements” sections thereof to the extent such information is cautionary or forward-looking in nature (and not, for the avoidance of doubt, with regard to statements of historical fact) (provided that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.01 (Organization, Standing and Power), Section 4.02 (Corporate Authorization) or clauses (a) and (b) of Section 4.05 (Capitalization)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

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Section 4.01    Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and it has all corporate powers and authority that are necessary to carry on its business as now conducted and to own, lease and operate its properties and assets. The Company and the Specified Subsidiaries are each duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. The Company has Made Available complete and correct copies of the certificate of incorporation and bylaws of the Company and comparable charter or organizational documents of each of the Specified Subsidiaries as currently in effect. Neither the Company nor any of the Specified Subsidiaries is in violation of their respective certificate of incorporation, bylaws or comparable charter or organizational documents, each as amended to date, in any material respect.

Section 4.02    Corporate Authorization.

(a)    The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or its Subsidiaries are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. The only vote of holders of any class of capital stock of the Company necessary to adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby pursuant to the DGCL and the Company’s certificate of incorporation and bylaws is the affirmative vote (in person or by proxy) of holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class (such vote, the “Stockholder Approval”). No other vote or approval of any class or series of securities of the Company or any of its Subsidiaries is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Laws affecting creditors’ rights generally and by general principles of specific performance, injunctive relief and other equitable remedies.

(b)    At a meeting duly called and held, prior to the execution of this Agreement, the Company Board unanimously duly adopted resolutions (i) determining and declaring that this Agreement, the Merger and the other transactions contemplated by this Agreement (including, for the avoidance of doubt, the Replacement) are advisable and in the best interests of the Company’s stockholders, (ii) approving the execution, delivery and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) directing that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at the Stockholder Meeting and (iv) recommending adoption of this Agreement to the stockholders of the Company (the “Company Recommendation”), which resolutions have not been rescinded, modified or withdrawn, except as permitted in Section 6.03. The Company is not party to and does not have in force any stockholder rights agreement or “poison pill” or similar anti-takeover agreement or plan. Assuming that the representations of Parent and Merger Sub set forth in Section 5.10 are true and correct, the Company Board has taken all necessary action so that Section 203 of the DGCL or any similar anti-takeover, moratorium, or “control share” law applicable to the Company does not, and will not, apply to this Agreement or the transactions contemplated hereby.

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Section 4.03    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action, approval, permit, consent, declaration, registration or authorization by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of any applicable Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other U.S. state or federal or foreign securities laws, Applicable Laws or the rules or regulations of Nasdaq or (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04    Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of the Company’s Subsidiaries; (b) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with, or result in a violation or breach of any provision of any Applicable Law or Order; (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, result in the acceleration of any obligation under, or result in termination under, in each case, with or without notice, the lapse of time or both, any Material Contract; (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries; or (e) conflict with or violate any of the terms or requirements of, or give a Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, modify or exercise any right or remedy, or require any refund or recapture with respect to, any Governmental Grant or other Governmental Permit, or any benefit provided or available under any Governmental Grant or other Governmental Permit that is held by the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b), (c), (d) and (e), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05    Capitalization.

(a)    The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s certificate of incorporation as currently in effect. At the close of business on August 26, 2021 (the “Capitalization Date”): (A) 24,177,248 shares of Company Common Stock were issued and outstanding; (B) an aggregate of 1,165,112 shares of Company Common Stock were subject to outstanding Company RSUs; (C) an aggregate of 155,000 shares of Company Common Stock were subject to outstanding Company PSUs; (D) an aggregate of 380,704 shares of Company Common Stock were reserved by the Company for issuance under the ESPP; (E) an aggregate of 278,703 shares of Company Common Stock were subject to outstanding Company Options; (F) an aggregate of 53,000 shares of Company Common Stock were subject to outstanding Company SARs; and (G) zero shares of Company Preferred Stock were issued and outstanding. Since the Capitalization Date through the date hereof, other than vesting of Company Equity Awards pursuant to the existing terms of such awards, neither the Company nor any of its Subsidiaries has (1) issued, delivered, sold, announced, pledged, transferred, subjected to any Lien or granted or otherwise encumbered or disposed of any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.

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(b)    Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of (i) all outstanding Company RSUs, including the respective name of the holder, the grant date, the vesting schedule, terms and conditions, and the number of shares of Company Common Stock subject to each Company RSUs, (ii) all outstanding Company Options, including the respective name of the holder, the grant date, the vesting schedule, the relevant exercise price(s), the intended Tax status under Section 422 of the Code (or any applicable foreign Tax law), the term, including expiration date(s) thereof, the plan from which such Company Option was granted (if any) and the maximum number of shares of Company Common Stock subject to such Company Option, and (iii) all outstanding Company SARs, including the respective name of the holder, the grant date, the vesting schedule, the relevant exercise or set price(s), the intended Tax status under Section 422 of the Code (or any applicable foreign Tax law), the term, including expiration date(s) thereof and the plan from which such Company SAR was granted (if any). Section 4.05(b) of the Company Disclosure Schedule also sets forth, with respect to each Company Equity Award (and the shares of Company Common Stock underlying such award or derived therefrom), (i) whether it was issued, or is currently intended to qualify as, or is otherwise subject to Tax pursuant to Section 3(i) of the Ordinance or Section 102 of the Ordinance and the applicable sub-section of Section 102 of the Ordinance, (ii) the date of the Company Board resolution approving the grant and (iii) the date of deposit of such Company Equity Award with the 102 Trustee, including, only with respect to grants following July 24, 2012, the date of deposit of the applicable board resolution and the date of deposit of the respective option agreement with the 102 Trustee.

(c)    Except as set forth in this Section 4.05, and for changes since the Capitalization Date resulting from settlement of Company Equity Awards outstanding on such date or granted thereafter as permitted under Section 6.01(b)(iii), there are no outstanding (i) shares of capital stock or voting securities or other Equity Interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or other Equity Interests of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or Equity Interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or Equity Interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or Equity Interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any Company Securities or any securities of the Company’s Subsidiaries. Neither the Company nor any of its Subsidiaries have issued any bonds, debentures, notes or other indebtedness (x) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (y) the value of which is directly based upon or derived from the capital stock, voting securities or other Equity Interests of the Company or any of its Subsidiaries. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to issue, grant, repurchase, redeem or otherwise acquire any of the Company Securities except for acquisitions of shares of Company Common Stock by the Company as satisfaction of the applicable exercise price and/or withholding taxes pursuant to the terms of Company Equity Awards or in accordance with the existing terms of the ESPP. All Company Equity Awards and rights under the ESPP were granted in accordance with the applicable Company Stock Plans, the ESPP, all Applicable Laws, and all applicable securities exchange rules. All Company Equity Awards are evidenced by written award agreements, in each case, substantially in the forms that have been Made Available. No Subsidiary of the Company owns any Company Securities.

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(d)    All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans or the ESPP, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights, and were not issued in violation of and are not subject to any right of rescission or right of first refusal, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law.

Section 4.06    Subsidiaries.

(a)    Section 4.06(a) of the Company Disclosure Schedule lists each of the Company’s Subsidiaries. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other Equity Interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other Equity Interest in, any other Person.

(b)    Each Non-Specified Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers and authority required to own, lease and operate its properties and assets and to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    Each outstanding Equity Interest of each Subsidiary of the Company is: (i) owned, directly or indirectly, beneficially and of record, by the Company, (ii) duly authorized, validly issued, fully paid and nonassessable (with respect to jurisdictions that recognize such concept and to the extent such concept is applicable to such security), (iii) free and clear of all Liens (other than any transfer restrictions under applicable securities laws), and (iv) not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of Applicable Law, the organizational documents of such Subsidiary or any Contract to which such Subsidiary is a party or otherwise bound.

(d)    The Company has Made Available complete and correct copies of the certificate of incorporation, bylaws or other comparable charter or organizational documents, of each Non-Specified Subsidiary of the Company as currently in effect. None of the Non-Specified Subsidiaries is in violation of its certificate of incorporation, bylaws or other comparable charter or organizational documents, except for any violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.07    SEC Filings and the Sarbanes-Oxley Act.

(a)    Since January 1, 2019, the Company has timely filed with the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report (including each report on Forms 8-K, 10-Q and 10-K), statement (including proxy statement), schedule, exhibit, form or other document or filing required by Applicable Law to be filed by the Company at or prior to the time so required, including all certificates required pursuant to the Sarbanes-Oxley Act. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, exhibit, form, certificate or other document with the SEC.

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(b)    As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, each as in effect on the date that such Company SEC Document was so filed.

(c)    As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)    The Company has Made Available to Parent correct and complete copies of all comment letters received by the Company from the SEC relating to the Company SEC Documents since January 1, 2019 (if any), together with all written responses of the Company thereto (if any). Since the date of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2020 through the date hereof, (i) there are no outstanding or unresolved comments received by the Company from the SEC that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing investigation by the SEC.

(e)    Each required form, report and document containing financial statements that has been filed with or furnished to the SEC by the Company since January 1, 2019 through the date hereof was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied with the applicable provisions of the Sarbanes-Oxley Act. For purposes of this Section 4.07, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company, any current executive officer nor, to the Knowledge of the Company, any former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, in each case in all material respects, and the shares of Company Common Stock are not listed on any stock exchange other than Nasdaq.

Section 4.08    Financial Statements; Internal Controls.

(a)    The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, for the absence of footnotes, none of which, if presented, would materially differ from those in the audited financial statements), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal recurring year-end adjustments in the case of any unaudited interim financial statements that would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole).

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(b)    The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act that is sufficient to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures are executed only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its Subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented, or detected, in a timely manner. Since December 31, 2019 through the date hereof, there has not been any (i) material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X), identified by the Company or, to the Knowledge of the Company, the Company’s independent registered public accounting firm, in the Company’s, or its Subsidiaries’, design or operation of internal controls, (ii) to the Knowledge of the Company, illegal act or fraud that involves management or other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting (nor has any such deficiency, weakness or fraud been identified) or (iii) to the Knowledge of the Company, claim or allegation (in each case, made in writing) of any of the foregoing.

(c)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act that are designed and maintained to provide reasonable assurance that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports.

(d)    Neither the Company nor any of its Subsidiaries is a party to, is subject to, or has any commitment to become a party to or subject to, any off balance sheet partnership or any similar Contract, including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents or in the Company’s or such Subsidiary’s published financial statements.

Section 4.09    Absence of Certain Changes. Since the Company Balance Sheet Date, (a) through the date hereof, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice (except (x) for any COVID-19 Measures and (y) in connection with this Agreement and discussions, negotiations and transactions related thereto), (b) there has not been any change, event, circumstance, occurrence, condition, state of facts or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) through the date hereof, none of the Company or any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a material breach of any of the covenants set forth in Section 6.01 (other than the covenants in Section 6.01(e), (f), (i), (n), and (r) thereof).

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Section 4.10    No Undisclosed Material Liabilities. There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, whether due or to become due, that would be required by GAAP to be reflected on a consolidated balance sheet (or disclosed in the notes thereto), other than:

(a)         liabilities or obligations that are accrued or reserved against in the Company Balance Sheet;

(b)         liabilities or obligations arising pursuant to this Agreement or incurred in connection with the Merger (including any Stockholder Litigation);

(c)         liabilities for performance of obligations of the Company or any of its Subsidiaries under Contracts binding upon the Company or its applicable Subsidiary (other than resulting from any breach, termination (excluding expiration in accordance with the terms of such Contracts) or acceleration of such Contracts) Made Available or entered into in the ordinary course of business following the date hereof (and not in breach of Section 6.01(s));

(d)         liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date; or

(e)         liabilities or obligations that would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

Section 4.11    Litigation. Since January 1, 2019 through the date hereof, (a) there has been no material Proceeding existing, pending against, or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any of their respective properties, assets, products or services, or, to the Knowledge of the Company, any present or former officer, manager, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such and (b) neither the Company nor any of its Subsidiaries, nor any of their respective properties, assets, products or services, is subject to any outstanding Order. As of the date hereof, to the Knowledge of the Company, there is no existing, pending or, to the Knowledge of the Company, threatened Proceeding against the Company or outstanding Order against the Company that challenges the validity or propriety, or seeks to prevent or materially delay consummation, of the Merger.

Section 4.12     Compliance with Applicable Law; Licenses.

(a)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, for the past three years has been, in compliance with all Applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2019 and prior to the date hereof that remains unresolved (i) of any administrative, regulatory, civil or criminal investigation or material audit or inspection by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law, except where such investigation, audit, inspection or non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No representation or warranty is made in the first sentence of this Section 4.12(a) with respect to (A) compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, which is exclusively addressed by  Section 4.07 and Section 4.08; (B) compliance with Anti-Corruption Laws, which is exclusively addressed by Section 4.13; (C) compliance with applicable Tax laws, which is exclusively addressed by Section 4.15 and Section 4.16; (D) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 4.16; (E) compliance with labor law matters, which is exclusively addressed by Section 4.17; (F) compliance with Environmental Laws, which is exclusively addressed by Section 4.19; (G) compliance with laws relating to privacy or data security, which is exclusively addressed by Section 4.22; or (H) compliance with Trade Laws, which is exclusively addressed by Section 4.25.

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(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has, and since January 1, 2019 has had, in effect all Governmental Permits necessary or legally required for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted (or as conducted as of such prior time, as applicable). To the Knowledge of the Company, since January 1, 2019, there has occurred no default (with or without notice or lapse of time or both) under, violation of, or event giving rise to any right of termination, amendment, suspension or cancelation of any such Governmental Permits, and as of the date hereof, no termination, amendment, suspension or cancelation of any such Governmental Permits is pending or, to the Knowledge of the Company, threatened in writing, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13    No Corrupt Practices.

(a)    Neither the Company nor any of its Subsidiaries nor any of their directors, managers, partners, officers, or employees of the Company or its Subsidiaries, nor, to the Knowledge of the Company, any of the agents, representatives or consultants acting for or on behalf of the Company or its Subsidiaries, has at any time in the past five years, directly or indirectly, offered, paid, promised to pay or authorized the payment of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and entertainment and travel expenses, in each case, in violation of Applicable Law to (i) an executive, official, employee or agent of a Governmental Authority; (ii) a Public Official, a political party or official thereof, or candidate for political office; or (iii) an executive, official, employee or agent of a public international organization (e.g., the United Nations, World Bank or International Monetary Fund) (each of (i), (ii), or (iii) being a “Government Official”), with the intent to influence any official act or decision of a Government Official or Governmental Authority, to induce a Government Official or Governmental Authority to do or omit to do any act in violation of a lawful duty, to improperly induce a Government Official to influence the act or decision of a Governmental Authority, to improperly obtain or retain business or direct business of the Company or its Subsidiaries or to secure any improper advantage for the Company or its Subsidiaries, or carry out any other action that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit.

(b)    The Company, its Subsidiaries, and all of its directors, managers, partners, officers, employees, and to the Knowledge of the Company, agents, representatives and consultants and any other Person acting for or on behalf of the Company or its Subsidiaries have been, at all times in the past five years, in compliance in all material respects with all Anti-Corruption Laws applicable to the Company.

(c)    In the past five years, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made (or been required to make) a voluntary, directed, or involuntary disclosure to any Governmental Authority (including but not limited to the U.S. Department of Justice, U.S. Securities Exchange Commission, or U.K. Securities Fraud Office) with respect to any alleged act or omission arising under or relating to any actual or potential material non-compliance with any Applicable Law. In the past five years, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Person acting on behalf of the Company or its Subsidiaries has received any written notice, request, or citation for any actual or potential material non-compliance with any Anti-Corruption Law.

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(d)    Neither the Company nor any of its Subsidiaries is the subject of any current, pending or, to the Knowledge of the Company, threatened investigation, inquiry or enforcement proceeding for violations of any Anti-Corruption Law.

(e)    The Company and its Subsidiaries have, at all times during the past five years, maintained and enforced reasonable policies and procedures designed to ensure compliance with all applicable Anti-Corruption Laws by the Company, its Subsidiaries, and their directors, managers, partners, officers, employees, agents, representatives, consultants or any other Person, in each case, acting for or on behalf of the Company or its Subsidiaries

Section 4.14    Material Contracts.

(a)    Except as filed as exhibits to or disclosed in the Company SEC Documents, and except for this Agreement, as of the date hereof, neither the Company nor any Subsidiary of the Company is a party to or is bound by any Contract:

(i)    that is or would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii)    pursuant to which the Company or any of its Subsidiaries received revenue from a customer for the 2020 fiscal year in excess of $250,000 in the aggregate with respect to each such customer;

(iii)    pursuant to which the Company or any of its Subsidiaries made payments to any vendor for the 2020 fiscal year in excess of $250,000 in the aggregate, including by means of royalty payments with respect to each such vendor;

(iv)    evidencing a capital expenditure or obligation to make any capital commitment that is effective as of the date hereof and in an amount in excess of $250,000 in the aggregate;

(v)    containing a covenant limiting the ability of the Company or any Subsidiary of the Company (or, at any time after the consummation of the Merger, Parent or any of its Affiliates) to compete or engage in any line of business, to compete with any Person in any geographic area or to enter any territory, market or field;

(vi)    (A) relating to or evidencing Indebtedness or any guarantee for the benefit of a third party of Indebtedness by the Company or any Subsidiary of the Company in excess of $250,000 in the aggregate or (B) that grants or creates a Lien, other than a Permitted Lien, on any property or asset of the Company or any of its Subsidiaries, except for such Liens that are not material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(vii)    pursuant to which a license is granted by the Company or any Subsidiary of the Company of or under Owned Intellectual Property (i) on an exclusive basis, or (ii) pursuant to which the Company or any Subsidiary received revenues for the 2020 fiscal year in excess of $50,000 per Contract, in each case other than (A) non-exclusive licenses granted to customers of the Company or any Subsidiary of the Company in connection with the sale or licensing of the Company’s or its Subsidiaries’ products or services, (B) nondisclosure agreements granting a limited right to use confidential information subject to customary protections to preserve confidentiality and proprietary rights and entered into in the ordinary course of business, and (C) Contracts primarily for the provision of services to the Company or its Subsidiaries in which the non-exclusive licenses to any Owned Intellectual Property in such Contract are merely incidental to the transaction contemplated in such Contract;

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(viii)    pursuant to which a license of or under Third Party Intellectual Property is granted to the Company or any Subsidiary of the Company (i) on an exclusive basis, or (ii) on a non-exclusive basis, other than (A) Contracts for Open Source Software, (B) Contracts for Off-the-Shelf Software pursuant to which the Company or any Subsidiary made payments during the 2020 fiscal year of less than $250,000 per Contract, (C) nondisclosure agreements granting a limited right to use confidential information subject to customary protections to preserve confidentiality and proprietary rights and entered into in the ordinary course of business, and (D) employee invention assignment agreements and consulting agreements with employees and Independent Contractors of the Company or its Subsidiaries on the Company’s or any of its Subsidiaries’ standard form of agreement, copies of which have been Made Available to Parent, or a substantially similar agreement;

(ix)    that otherwise restricts the Company’s ability to use the Owned Intellectual Property (including any settlement agreements, co-existence agreements, or covenants not to sue);

(x)    relating to (A) the acquisition of any interest in another entity (whether by merger, consolidation, recapitalization, share exchange, sale of stock, sale of assets or otherwise) or (B) the disposition of any material assets of the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business), in each case, under which there are any continuing “earn out” or other contingent payment or indemnification obligations on the part of the Company or its Subsidiaries;

(xi)    that involves any material partnership, joint venture or similar arrangement or that prohibits the payment of dividends or distributions in respect of the Equity Interests of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries;

(xii)    that is a settlement or similar Contract with any Governmental Authority;

(xiii)    that relates to hedging, factoring, derivatives or similar arrangements other than foreign currency hedging, factoring or other similar transactions conducted in the ordinary course of business substantially consistent with past practices;

(xiv)    that would be required to be disclosed by Section 404(a) of Regulation S-K under the Exchange Act;

(xv)    that is a lease or sublease (A) for any real property used for manufacturing purposes by the Company or one of its Subsidiaries or (B) of real property requiring payments by the Company or any of its Subsidiaries in excess of $50,000 during any fiscal year;

(xvi)    that is an active Contract with a Governmental Authority;

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(xvii)    that contains any standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of another Person, except for any such Contract that is a confidentiality, nondisclosure or similar type of agreement;

(xviii)    (A) that grants or otherwise provides to any Person any exclusive supply or distribution agreement or other exclusive rights or that materially restricts the Company or any of its Subsidiaries with respect to sales, distribution, licensing, marketing or development of any product or service or (B) that grants or otherwise provides to any Person any (1) “most favored nation” status or any similar status requiring the Company or any of its Subsidiaries to offer a Person any term, conditions or concessions that are at least as favorable as those offered to one or more other Persons or (2) rights of first refusal, rights of first negotiation or similar rights;

(xix)    (or series of related Contracts) containing any future capital expenditure obligations or for the acquisition of fixed assets requiring payment by the Company or any of its Subsidiaries (or otherwise relating to the business) in excess of $250,000;

(xx)    which contains any price reductions based on benchmarking to market or formulaic methodology;

(xxi)    pursuant to which any of the Company or its Subsidiaries is lessee of or holds or operates any personal property owned by any other Person, for which the annual rental rate exceeds $50,000;

(xxii)    that provides for a change of control, retention or similar payment by any the Company or any of its Subsidiaries (except for any Company Employee Plan pursuant to its terms as in effect on the date hereof); and

(xxiii)    any material amendments, supplements and/or modifications in respect of any of the foregoing.

(b)    Each Contract of the type described above is referred to herein as a “Material Contract.” The Company has Made Available materially correct and complete copies of all Material Contracts, in each case, as amended or otherwise modified and in effect prior to the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, all of the Material Contracts are (i) valid, binding and enforceable on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of specific performance, injunctive relief and other equitable remedies. To the Knowledge of the Company, each Material Contract will continue to be a legal, valid, binding and enforceable obligation of the Company or its applicable Subsidiary party thereto immediately following the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act under, and no event, occurrence, act or condition exists, which (with or without notice, lapse of time or both) would reasonably be expected to constitute a default under the provisions of any Material Contract except, in each case, for those violations and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date hereof neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing, or that any party intends to terminate, cancel or not renew any Material Contract, except for such termination, cancellation or non-renewal which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

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Section 4.15    Taxes. Since December 31, 2015:

(a)    (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into customary account extensions for which no approval is required) in accordance with all Applicable Laws and all such Company Returns are true, correct and complete in all material respects and (ii) the Company and each of its Subsidiaries have timely paid or withheld, as applicable (or have had paid or withheld, as applicable, on their behalf) all Taxes required to be paid or withheld (whether or not shown as due and owing on any Company Return), and the Company and each of its Subsidiaries have made adequate provisions in accordance with GAAP in all material respects for all accrued Taxes not yet due;

(b)    (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved in full, (ii) there is no Proceeding that is ongoing, pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries in respect of any Tax, and (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension is currently effective;

(c)    there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(d)    neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code;

(e)    the Company is not, nor has been, a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; the Company and any of its Subsidiaries are not and never have been real property corporation (Igud Mekarke’in) within its meaning of such term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963 (“Land Taxation Law”);

(f)    the Company and each of its Subsidiaries have complied in all material respects with all Applicable Laws, rules, and regulations relating to the payment and withholding of Taxes including with respect to amounts owing to any employee, independent contractor, stockholder, creditor or third party within the time and in the manner prescribed by Applicable Law;

(g)    neither the Company nor any of its Subsidiaries performed or has participated in any “listed reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any “tax shelter” within the meaning of Section 6662 of the Code or any “reportable transaction” under Section 131(g) of the Ordinance and the regulations promulgated thereunder or are subject to reporting obligations under Sections 131D and 131E of the Ordinance or similar provisions under the Israel Value Added Tax Law of 1975 and Land Taxation Law (or any similar provision of Applicable Law);

(h)    neither the Company nor any of its Subsidiaries (i) has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account after the Closing Date any adjustment under Section 481 of the Code or any similar provision of the Code or corresponding Applicable Laws of any Taxing Authority or (ii) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) a gain recognition agreement or closing agreement (whether under Section 7121 of the Code or under any corresponding provision of state, local or foreign Applicable Law) executed on or prior to the Closing Date, (C) prepaid amount received prior to Closing or (D) the utilization of dual consolidated losses described in the Treasury Regulations issued under Code Section 1503(d) on or prior to the Closing Date;

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(i)    neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return, (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor or (iii) has received (or applied for) any pre-ruling or private letter ruling from the Internal Revenue Service, the ITA or any similar Tax ruling from any other Governmental Authority;

(j)    neither the Company nor any of its Subsidiaries have entered into any joint venture, partnership or other arrangement that could reasonably be treated as a partnership for United States federal, state, local, or foreign Tax purposes;

(k)    the Company and each of its Subsidiaries (i) have not deferred the employer’s share of any “applicable employment taxes” under the CARES Act and (ii) have not claimed any credits received Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law 116-127) or Section 2301 of the CARES Act;

(l)    there are no Tax sharing, Tax allocation or Tax indemnity agreements or similar Contracts or arrangements relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than customary commercial or financial arrangements entered into in the ordinary course of business), to which the Company or any of its Subsidiaries is a party and to which any Person other than the Company and its Subsidiaries is a party;

(m)    neither the Company nor any of its Subsidiaries that is organized outside of Israel is or has ever been an Israeli resident as defined in Section 1 of the Ordinance. Neither the Company nor any of its Subsidiaries is or has been subject to tax in any country other than its country of incorporation by virtue of being treated as a resident of or having an office, employees, a permanent establishment or other place of business in such country, and, to the Knowledge of the Company, no claim has been made in writing to the Company or any of its Subsidiaries by a Tax authority in a jurisdiction where the Company or its Subsidiaries do not file Tax returns that it is or may be subject to taxation by that jurisdiction;

(n)    neither the Company nor any of Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2 or otherwise;

(o)    Section 4.15(o) of Company Disclosure Schedule contains a true, correct and complete list of any grants, Tax reliefs, Tax incentives or Tax holidays to which the Company or any of its Subsidiaries are or were entitled to, including under the Israeli Capital Investment Encouragement Law – 1959 (the “Capital Investment Law”). As of the date hereof, neither the Company nor any of its Subsidiaries has any retained earnings which would be subject to corporate Tax due to the distribution of a “dividend” from such earnings, as the term “dividend” is specifically defined by the ITA in the framework of the Capital Investment Law (or as a result of actions that are deemed as dividend for these purposes);

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(p)    all related party transactions or agreements to which the Company or any of its Subsidiaries is a party (including intercompany agreements) comply in all material respects with transfer pricing rules and regulations under Section 85A of the Ordinance, where applicable;

(q)    each of the Company Stock Plans which is intended to qualify as a capital gains route plan under Section 102 of the Ordinance has received a favorable determination or approval letter from, or is otherwise approved by, the ITA in accordance with Section 102(b)(2) of the Ordinance. All Company Equity Awards, shares of Company Common Stock and Company Options which are or were intended to qualify under Section 102, have been granted and/or issued, as applicable, and are currently in compliance with the applicable requirements of Section 102 (including the relevant sub-section of Section 102) and the published written requirements and guidance of the ITA; and

(r)    the Company’s Subsidiaries which are organized in Israel, including, for the avoidance of doubt, DSP Group Ltd. (collectively, the “Israeli Subsidiaries”) are duly registered for the purposes of Israeli value added Tax and have complied in all material respects with all requirements concerning value added Taxes (“VAT”). The Israeli Subsidiaries; (i) have not made any exempt transactions (as defined in the Israel Value Added Tax Law, 5736-1975 (the “VAT Law”)), (ii) have collected and timely remitted to the relevant Taxing Authority all output VAT which they are required to collect and remit under any applicable Law, and (iii) have not received a refund or credit for input VAT for which it is not entitled under any applicable Law. None of the Company or its Subsidiaries other than the Israeli Subsidiaries are required to register for VAT purposes in Israel.

Section 4.16     Employee Benefit Plans.

(a)    Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each U.S. Employee Plan and each Foreign Employee Plan, by jurisdiction. With respect to each material U.S. Employee Plan, to the extent applicable, the Company has Made Available correct and complete copies of (i) the most recent determination letter or opinion letter, if any, from the IRS for any U.S. Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (ii) the plan documents (or, with respect to any unwritten U.S. Employee Plan, a written summary of the material terms thereof), together with all amendments thereto, (iii) summary plan descriptions, together with any summaries of material modifications; (iv) any related trust agreements or other funding instruments; and (v) any material correspondence to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority within the past three years. With respect to each material Foreign Employee Plan, to the extent applicable, the Company has Made Available true, correct and complete copies of (1) plan documents (or, with respect to any material unwritten Foreign Employee Plan, a written summary of the material terms thereof), together with all amendments thereto and (2) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority.

(b)    Neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to or has been obligated to contribute to, or otherwise has or could have any liability in respect of: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a “multiple employer plan” within the meaning of Section 4063 or Section 4064 of ERISA, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) Multiemployer Plan or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(c)    Each U.S. Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter from the Internal Revenue Service that it is so qualified and, to the Knowledge of the Company, no circumstance exists that could cause any U.S. Employee Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

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(d)    (i) Each U.S. Employee Plan is and has been established, operated maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by Applicable Laws, including ERISA, the Code and the Patient Protection and Affordable Care Act of 2010, as amended; (ii) no U.S. Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program; (iii) no litigation or governmental administrative proceeding, audit or other proceeding (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any U.S. Employee Plan and, to the Knowledge of the Company, there is no reasonable basis for any such litigation or proceeding; (iv) all payments and/or contributions required to have been made with respect to all U.S. Employee Plans either have been made or have been accrued in accordance with the terms of the applicable U.S. Employee Plan and Applicable Law; and (v) the U.S. Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.

(e)    None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective employees, officers, directors or agents has, with respect to any U.S. Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Employee Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f)    Each Foreign Employee Plan and related trust, if any, complies with and has been administered in material compliance with the Applicable Laws of the subject foreign country. Each Foreign Employee Plan which, under the Applicable Laws of the subject foreign country, (i) is required to be registered or approved by any Governmental Authority has been so registered or approved or (ii) is intended to qualify for preferential Tax treatment has been determined to qualify for such Tax treatment. No Foreign Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.

(g)    Except as set forth in Section 4.16(g) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the shareholder approval of this Agreement, or the consummation of the transactions contemplated hereby could (either alone or together with any other event): (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries; (ii) further restrict any rights of the Company to amend or terminate any Company Employee Plan; (iii) result in any “parachute payment” including but not limited to as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(h)    Except as otherwise set forth in Section 4.16(h) of the Company Disclosure Schedule, no “disqualified individual” (as defined in Section 280G of the Code) is a U.S. taxpayer.

(i)    No Company Employee Plan provides for any material tax “gross-up” or similar “make-whole” payments.

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(j)    Each Company Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been established, administered, operated and maintained in all material respects in compliance with Section 409A of the Code. No payment to be made under any Company Employee Plan is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(k)    Neither the Company nor any of its Subsidiaries has any obligation to provide or liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees, officers or directors of the Company or its Subsidiaries, except as required to comply with Section 4980B of the Code or any similar state law provision and the Company has never promised to provide such post-termination benefits (other than as required by Applicable Law).

Section 4.17    Labor and Employment Matters.

(a)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and for the past three years have been, in compliance with all Applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices, and classification of employees, consultants and independent contractors. In the past three years through the date hereof, the Company has not received written notice of any audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company or any of its Subsidiaries. To the Knowledge of the Company, in the past three years through the date hereof, no written complaints relating to employment practices of the Company have been made to any Governmental Authority or submitted to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, or (b) any employee currently or formerly classified as exempt from overtime wages under federal, state, local, or foreign wage and hour laws.

(b)    Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining Contract that pertains to employees of the Company or any of its Subsidiaries.  To the Knowledge of the Company, as of the date hereof, neither the Company nor any Subsidiary of the Company is subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any labor union, labor organization, works council or other employee representative body. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened labor strike, slowdown, stoppage, picketing or lockout involving the Company or any Subsidiary of the Company, and there has been no such activity pending or, to the Knowledge of the Company, threatened within the past twelve months.  As of the date hereof, there are no material actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor matters involving any employee of the Company or any of its Subsidiaries, including charges of unfair labor practices.  Neither the Company nor any of its Subsidiaries has, in the past three years, engaged in any unfair labor practices within the meaning of the National Labor Relations Act.  To the Knowledge of the Company, as of the date hereof, there are no efforts pending or threatened by or on behalf of any labor union, labor organization, works council or other employee representative body to organize any employees of the Company or any of its Subsidiaries. Except for extension orders which generally apply to all employees in Israel, no extension orders apply to the Company or to any of its Subsidiaries and no employee of the Company or its Subsidiaries benefits from any such extension orders.

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(c)    No notice, consent or consultation obligations with respect to any employees of Company or any of its Subsidiaries, or any labor organization, works council, trade union, employee association or other employee representative body representing employees of the Company or any of its Subsidiaries, will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.

(d)    To the Knowledge of the Company, the Company has delivered accurate and complete copies of all employee manuals and handbooks, and all material written policies applicable to the employees of the Company and all of its Subsidiaries.

(e)    Section 4.17(e) of the Company Disclosure Schedule sets forth the following for each employee of the Company or any of its Subsidiaries as of the date of this Agreement: position; job location; employing entity; date of hire; annual base salary or hourly wage rate; annual bonus opportunity; exempt or non-exempt classification for wage and hour; status (i.e., active or inactive and if inactive, the type of leave and estimated duration); any visa or work permit status and the date of expiration, if applicable; the total amount of bonus, retention, severance and other amounts to be paid to such employee at the Closing Date or otherwise in connection with the transactions contemplated hereby; and whether such employee is subject to the Section 14 Arrangement under the Israeli Severance Pay Law - 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his employment and on the basis of his entire salary). No executive or key employee of the Company or any of its Subsidiaries: (i) to the Knowledge of the Company, has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any of its Subsidiaries within the twelve-month period following the date hereof, (ii) is employed under a non-immigrant work visa or other work authorization that is limited in duration, or (iii) to the Knowledge of the Company, has been the subject of any sexual harassment, sexual assault, sexual discrimination or other misconduct allegations during his or her tenure at the Company or any of its Subsidiaries during the last three years.

(f)    In the past three years, neither the Company nor any of its Subsidiaries has experienced a “plant closing,” “mass layoff” or similar group employment loss as defined in the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local law or regulation affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary in the past three years. No anticipated terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(g)    Without derogating from any of the above representations, the Company’s and its Subsidiaries’ liability towards their employees regarding severance pay, accrued vacation and contributions to all Foreign Employee Plans are fully funded or if not required by any source to be funded are accrued on the Company’s or Subsidiaries’ (as relevant) financial statements as of the date of such financial statements in accordance with GAAP. The Section 14 Arrangement was properly applied in accordance with the terms of the general permit issued by the Israeli Labor Minister regarding all former and current employees of the Company or its Subsidiaries who reside in Israel based on their full salaries and from their commencement date of employment.

(h)    The Company and its Subsidiaries have made commercially reasonable efforts to comply with all applicable guidance published by a Governmental Authority, concerning workplace and employee health and safety practices related to the coronavirus (COVID-19) pandemic. Since January 1, 2020, as related to COVID-19, neither the Company nor any of its Subsidiaries has (i) taken any materially adverse action with respect to any employee of the Company or its Subsidiaries, including implementing workforce reductions, terminations, furloughs or material changes to compensation, benefits or working schedules, or (ii) applied for or received loans or payments under the CARES Act or any similar program, or claimed any tax credits or deferred any Taxes thereunder. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral complaints or concerns (i) from employees regarding leaves of absences, paid sick time, or similar matters related to COVID-19, (ii) regarding the Company’s or any of its Subsidiaries’ reporting, or failure to report, to employees, contractors, customers, vendors or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19 or (iii) alleging the Company or any of its Subsidiaries failed to provide a safe working environment, appropriate equipment or accommodation in relation to COVID-19.

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Section 4.18    Insurance. Section 4.18 of the Company Disclosure Schedule sets forth, as of the date hereof, a complete list of all Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) as of the date hereof, all Insurance Policies are in full force and effect and all premiums due and payable thereon have been paid, (b) neither the Company nor any of its Subsidiaries is, and there is no event which, with the giving of notice of lapse of time or both, would reasonably be expected to result, in breach of or default under any of such Insurance Policies, and (c) the Company and each of its Subsidiaries is covered by valid and effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that are in a form and amount which is reasonably adequate for the operation of its and its Subsidiaries’ business and cover against the risks normally insured against by entities in the same or similar lines of business and locations in which the Company operates. Since January 1, 2019 through the date hereof, the Company has not received any notice of termination or cancellation or denial of coverage with respect to any Insurance Policy, except for such termination, cancellation or denial of coverage that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.19    Environmental Matters. Since January 1, 2019, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    the Company and its Subsidiaries have been, and currently are, in compliance with all Environmental Laws;

(b)    Neither the Company nor any of its Subsidiaries have, as of the date of this Agreement, received any written notices, demand letters or requests for information from any Governmental Authority or any other Person indicating that the Company or any its Subsidiaries is or may be in violation of, or may be liable under, any Environmental Law;

(c)    the Company and its Subsidiaries have held, and currently hold, all Environmental Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted and are in compliance with the terms and conditions of such Environmental Permits;

(d)    no writs, injunctions, decrees, orders or judgments to which the Company or any of its Subsidiaries is a party have been, or currently are, outstanding, and, as of the date of this Agreement, there has been no Proceeding, claim or written notice pending, or to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, relating to the compliance of the Company or any of its Subsidiaries with, or the liability of the Company or any of its Subsidiaries under, any Environmental Law;

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(e)    to the Knowledge of the Company, no Hazardous Substance has been released or disposed of as a result of the operation of the business of the Company or its Subsidiaries for which an obligation or liability would reasonably be expected to arise under Environmental Law; and

(f)    neither the Company nor any of its Subsidiaries has been, or currently is, a party to any Contract pursuant to which it is obligated to indemnify any other Person with respect to, or be responsible for any violation of or liability pursuant to, any Environmental Law.

Section 4.20    Intellectual Property.

(a)    Section 4.20(a)(i) of the Company Disclosure Schedule contains a complete list of all Owned Intellectual Property that is registered, issued, or subject to a pending application for registration or issuance, in each case with or by a Governmental Authority, including Patents, pending Patent applications, registered Marks, pending applications to register Marks, registered Copyrights, pending applications to register Copyrights, including, an identification of, as applicable, of the (i) owner of record; (ii) the jurisdiction of the registration or application; (iii) registration number; and (iv) application number (collectively “Company Registrations”). Except as forth in Section 4.20(a) of the Company Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive record owner of each of the Company Registrations, and each of the Company Registrations is subsisting and, to the Knowledge of the Company, valid and enforceable. Except as set forth in Section 4.20(a) of the Company Disclosure Schedule, the Company or one of its Subsidiaries exclusively owns all rights, title and interests in and to all Owned Intellectual Property, including the Company Registrations, free and clear of all Liens, other than (A) Permitted Liens, and (B) non-exclusive licenses and similar rights of or under Company Intellectual Property granted in the ordinary course of business or under Contracts Made Available to Parent. All Company Registrations have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment. Section 4.20(a)(ii) of the Company Disclosure Schedule contains a complete list of all internet domain names and social media handles registered by or on behalf of the Company or its Subsidiaries.

(b)    To the Knowledge of the Company, (i) the Company and its Subsidiaries own, or are licensed to or otherwise have a valid right to use, all Intellectual Property Rights that are used in the operation of the business of the Company and its Subsidiaries, and (ii) except as may be the case pursuant to Contracts Made Available to Parent the Company and its Subsidiaries will continue to have such rights immediately after the Closing to the same extent as prior to the Closing. Except as set forth on Section 4.20(b) of the Company Disclosure Schedule, neither the validity, enforceability, or ownership of any Owned Intellectual Property is (i) currently being challenged (or, to the Knowledge of the Company, threatened to be challenged) in any Proceeding (including any opposition, cancellation, interference, inter partes review or re-examination) or (ii) subject to any outstanding ruling or order by a Governmental Authority, except for ordinary course rejections during examination of applications for any Company Registrations.

(c)    To the Company’s Knowledge, the Company and its Subsidiaries are in compliance in all material respects with, and have not materially breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other Contract to which the Company or any of its Subsidiaries is a party relating to any of the Company Intellectual Property. To the Company’s Knowledge, each such Contract is in full force and effect, and to the Knowledge of the Company, no third party obligated to the Company or any of its Subsidiaries pursuant to any such Contract is in material breach or default thereunder.

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(d)    Except as set forth in Section 4.20(d) of the Company Disclosure Schedule, since January 1, 2019 through the date hereof, to the Knowledge of the Company, there have been, and as of the date hereof there are, no legal disputes, claims, or investigations pending or threatened against the Company or any of its Subsidiaries, alleging interference with, infringement of, dilution of, or misappropriation of any Intellectual Property Rights of any Person (“Third Party Intellectual Property”) by the Company or any of its Subsidiaries.

(e)    To the Knowledge of the Company and except as set forth in Section 4.20(e) of the Company Disclosure Schedule, neither the operation of the business of the Company or its Subsidiaries (including the commercialization of their respective products or services) nor any activity of the Company or its Subsidiaries has, in the last six years, infringed upon, diluted, misappropriated, or violated any Third Party Intellectual Property.

(f)    To the Knowledge of the Company, no Person has, in any material respect, infringed upon, misappropriated, or violated any of the Owned Intellectual Property, and, in the past six years, neither the Company nor its Subsidiaries have sent any written notice alleging any such infringement, dilution, misappropriation or violation.

(g)    The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of its and their material confidential information and Trade Secrets. All current and former (i) employees of the Company and its Subsidiaries with access to the Company’s or its Subsidiaries’ confidential information, and (ii) to the Knowledge of the Company, Independent Contractors of the Company and its Subsidiaries, and other Persons with access to the Company’s or its Subsidiaries’ confidential information, have executed written Contracts requiring them to maintain the confidentiality of such information. Each current and former (i) employee of the Company and any of its Subsidiaries, and (ii) to the Knowledge of the Company, each current and former Independent Contractor of the Company and any of its Subsidiaries who contributed to the development of any Owned Intellectual Property, has executed a written Contract that assigns to the Company or its Subsidiaries all of such Person’s rights, title and interests relating to any and all of such Owned Intellectual Property, to the extent permitted under Applicable Law.

(h)    The Company and its Subsidiaries own, lease, license or otherwise has a right to use all material Systems, and such Systems are, to the Knowledge of the Company, reasonably sufficient for the needs of the Company and its Subsidiaries. To the Knowledge of the Company, and the Company and its Subsidiaries are not in material breach of any Contract pursuant to which the Company or its Subsidiaries, leases, licenses or is otherwise granted rights to use such Systems. From January 1, 2019 through the date hereof, to the Knowledge of the Company, there has been no failure or material substandard performance with respect to the Systems, in each case that has caused a material disruption to the business of the Company or its Subsidiaries. The Company and its Subsidiaries maintain commercially reasonable backup and data recovery, disaster recovery and business continuity plans and procedures and test such plans and procedures on a reasonably regular basis. To the Knowledge of the Company, the Systems do not and have not contained any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase Software, hardware, or data (collectively, “Malicious Code”). The Company and its Subsidiaries use industry standard methods to (i) detect and prevent Malicious Code that may be present in the products and (ii) subsequently correct or remove such Malicious Code.

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(i)    Except for Contracts (i) Made Available to Parent, the products of the Company and its Subsidiaries (including any Software owned or purported to be owned by Company or any of its Subsidiaries) are not subject to any Contract that would (A) require the Company or its Subsidiaries to disclose to any Person any Trade Secret (including any source code of any Software) that forms part of or that is subject matter covered by any Owned Intellectual Property (including any escrow agreements or arrangements); (B) limit the Company’s or its Subsidiaries’ ability or right to market, charge or otherwise commercialize the applicable product or Owned Intellectual Property; or (C) allows a third party to decompile, disassemble or otherwise reverse engineer any product that is subject matter covered by Owned Intellectual Property. The Company and each of its Subsidiaries is in material compliance with all licenses and other Contracts governing Open Source Software that is used in its business. For each material proprietary Software product developed by or on behalf of the Company or any of its Subsidiaries (the “Company Software”), (i) the Company and its Subsidiaries have in their possession the source code for such Company Software, which source code is accessible by its employees as reasonably necessary; (ii) has documented such Company Software as reasonably necessary to enable competently skilled programmers and engineers to use, update and enhance the Company Software by readily using the existing source code and documentation, and (iii) to the Company’s Knowledge, the Company and its Subsidiaries have the right to use all material Software development tools, library functions, compilers and other Software that is required to operate, modify, distribute and support the Company Software.

(j)    Section 4.20(j) of the Company Disclosure Schedule (i) identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, and other multi-party special interest group in which the Company or any of its Subsidiaries is currently participating, or has participated in the past five years or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any authority, in all cases, to the extent related to any Intellectual Property Rights (each a “Standards Setting Body”); and (ii) sets forth a listing of the membership agreements and other Contracts relating to such Standards Setting Bodies, to which the Company or any of its Subsidiaries is bound (collectively, “Standards Setting Agreements”). Neither the Company nor any of its Subsidiaries is bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any Standards Setting Body that requires or purports to require the Company or any of its Subsidiaries to contribute, disclose or license any Intellectual Property Rights to such Standards Setting Body or its other members, or by which the Company or any of its Subsidiaries licenses any Intellectual Property Rights that are material to the business of the Company and its Subsidiaries from such Standards Setting Body or its other members, in each case other than the Standards Setting Agreements or Contracts Made Available to Parent. Except as set forth in Section 4.20(i) of the Company Disclosure Schedule, the Company and its Subsidiaries have not made any written Patent disclosures to any Standards Setting Body. To the Knowledge of the Company, the Company and each of its Subsidiaries are in material compliance with all Standards Setting Agreements that relate to Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property Rights or with any third Persons with respect to the Company’s or any of its Subsidiaries’ conduct with respect to any Standards Setting Body.

Section 4.21    Properties. Section 4.21 of the Company Disclosure Schedule contains an accurate and complete list of the addresses of all real property owned by the Company and its Subsidiaries (collectively, the “Owned Real Property”), and an accurate and complete list of all agreements which grant the Company the right to use or occupy any real property as a tenant, subtenant, permittee, lessee, licensee or pursuant to a similar tenancy arrangement including, without limitation, any ground leases, master leases, subleases, subordinate leases, or licenses and each of the agreements, memoranda of agreement, assignments, consents, guarantees, and other agreements delivered in connection with such occupancy agreements, and all amendments, modifications, supplements, waivers, terminations, renewals and extensions thereof, and all real property leased or subleased by it in the Company SEC Documents (the “Leased Real Property”, and together with the Owned Real Property, the “Real Property”). Each of the Company and its Subsidiaries have good and marketable fee title, or the local equivalent, to the Owned Real Property, and valid leasehold or subleasehold interest in all Leased Real Property, in each case, free and clear of all Liens (other than Permitted Liens), and all easement or other rights, to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted. There are no outstanding purchase options or rights of first refusal or other contractual rights or obligations to sell, lease, sublease or assign any of the Real Property. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company or any of its Subsidiaries, (a) as of the date hereof, there are no actions pending, or, to the Knowledge of the Company, no Leased Real Property is subject to any pending or threatened condemnation or eminent domain proceedings, lawsuits or administrative actions that affect any portion of the Leased Real Property and the Company has not received any written notice of the intention of any Governmental Authority to take or use any portion of the Leased Real Property and (b) all certificates of occupancy and permits of any Governmental Authority having jurisdiction over the Leased Real Property that are required to use or occupy the Leased Real Property or to operate the business of the Company have been issued and are in full force and effect. As of the date hereof, no portion of any security deposit or letter of credit, as applicable, has been applied by a landlord under any of the leases or other agreements regarding the occupancy of the Real Property.

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Section 4.22    Privacy and Data Security.

(a)    The Company and its Subsidiaries comply and have at all times in the last six years complied in all material respects with all Privacy Obligations. The Company and its Subsidiaries have adopted and published a privacy notice and policy to the extent required by Applicable Law that accurately describes their privacy practices and complies with all applicable Privacy Obligations in all material respects. The Company and its Subsidiaries maintain pursuant to applicable Privacy Obligations commercially reasonable privacy and data security policies, processes, and controls, and an appropriate privacy program. The Company and its Subsidiaries have obtained all necessary consents required by Applicable Law for them to Process Personal Information, except to the extent any lack of consent would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

(b)    The execution, delivery, performance and consummation of the transactions contemplated by this Agreement (including the Processing of Personal Information in connection therewith) will not cause or constitute a material breach or violation of any applicable Privacy Obligations.

(c)    The Company and its Subsidiaries have implemented and maintain an information security program comprising reasonable and appropriate physical, administrative and technical safeguards that are (i) appropriate to the size and scope of the Company and its Subsidiaries and the Personal Information and other confidential information they Process in the conduct of their business, (ii) consistent with the commercially reasonable practices adopted for the industry in which the Company and its Subsidiaries operate, (iii) designed (in accordance with clause (i) of this subsection (c)) to protect the operation, confidentiality, integrity, availability and security of the Company’s and its Subsidiaries’ IT systems, and all Personal Information and other confidential information processed thereby, against unauthorized access, acquisition, interruption, alteration, modification, or use, and (iv) consistent with the Company’s and its Subsidiaries’ obligations applicable Privacy Obligations. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has experienced any material failure of these physical, administrative and technical safeguards in the five years prior to the date hereof.

(d)    The Company and its Subsidiaries have taken reasonable measures to require that all third parties that Process Personal Information on their behalf materially comply with applicable Privacy Obligations. The Company and its Subsidiaries obligate third parties that Process Personal Information on their behalf to take commercially reasonable measures, pursuant to applicable Privacy Obligations that the Company and its Subsidiaries are subject to, to safeguard Personal Information.

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(e)    The Company has: (i) regularly conducted and regularly conducts vulnerability testing, risk assessments, and audits of, and tracks material Security Incidents related to the Company’s systems and products (collectively, “Information Security Reviews”); and (ii) timely corrected any material exceptions or vulnerabilities identified in such Information Security Reviews.

(f)    There is not currently pending and there has not been in the last six years any claim, action, litigation, investigation, audit, complaint, or other proceeding to, from, by or before any Governmental Authority against the Company or any of its Subsidiaries with respect to privacy or data security, and, to the Knowledge of the Company, there is no reasonable basis for such actions.

(g)    Neither the Company nor any of its Subsidiaries has experienced within the last six years prior to the date hereof any Security Incident, nor has, to the Knowledge of the Company, any third party who Processes Personal information on the Company’s or its Subsidiaries’ behalf, experienced within the last six years prior to the date hereof any Security Incident affecting the Processing of Personal Information or other sensitive confidential information on behalf of the Company or any of its Subsidiaries, in each case except to the extent any such Security Incident would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

Section 4.23    Brokers’ Fees. Except for the Company Financial Advisor, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, or that would become payable as a result of the Merger or the other transactions contemplated by this Agreement. Prior to the execution of this Agreement, the Company has provided to Parent, true and correct copies of all Contracts between the Company and any of its Subsidiaries, on the one hand, and the Company Financial Advisor related to the Merger and the other transactions contemplated by this Agreement.

Section 4.24    Opinion of Financial Advisor. The Company Board has received from the Company Financial Advisor an opinion addressed to the Company Board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent and its affiliates) in the Merger pursuant to this Agreement is fair from a financial point of view, to such holders. A signed copy of such opinion shall be provided (solely for informational purposes) to Parent promptly following execution of this Agreement and receipt thereof by the Company (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub or any of their respective Affiliates).

Section 4.25    International Trade.

(a)    The Company, its Subsidiaries, and their directors, managers, partners, officers, employees and Persons acting on behalf of the Company or its Subsidiaries are, and at all times during the past five years have been, in compliance in all material respects with applicable Trade Laws.

(b)    During the past five years, neither the Company nor any of its Subsidiaries has been the subject of investigations, voluntary, directed, or involuntary disclosures or proceedings under Trade Laws, and, to the Knowledge of the Company, there are no pending or threatened claims or investigations involving suspected or confirmed violations by the Company or its Subsidiaries, or by any of their directors, managers, partners, officers, employees, or Persons acting on behalf of the Company or its Subsidiaries.

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(c)    Neither the Company nor any of its Subsidiaries nor any of their directors, managers, partners, officers, or employees of the Company or its Subsidiaries, or, to the Knowledge of the Company, any Person acting on behalf of the Company or its Subsidiaries is: (1) located, organized, or resident in a Sanctioned Territory; (2) a Sanctioned Person; or (3) engaged, directly or indirectly, in dealings or transactions in or with a Sanctioned Territory or Sanctioned Person.

(d)    Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Person acting on behalf of the Company or its Subsidiaries has imported, exported, reexported, transferred, released, or otherwise provided, directly or indirectly, any commodities, technology, technical data, or software without first obtaining any import or export license, permit, or other government authorization as may be required.

(e)    The Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all applicable import and export licenses and other Governmental Permits, consents, authorizations, waivers, approvals and orders, and have made or filed any and all necessary notices, registrations, declarations and filings with any Governmental Authority, and have met the requirements of any license or permit exceptions or exemptions, as required in connection with (i) the import, export, re-export, or transfer of products, services, software, or technologies, and (ii) releases of Intellectual Property, technical data, software, or technologies to foreign nationals located in the United States and abroad. The Company possess all customs, bonds, International Traffic in Arms Regulations and/or Export Administration Regulations licenses and other applicable export or import registrations, licenses, or other government authorizations that are necessary to operate its business.

(f)    The Company and its Subsidiaries have at all times during the past five years maintained and enforced policies and procedures reasonably designed to ensure compliance with applicable Trade Laws by the Company, its Subsidiaries, and each of their directors, managers, partners, officers, employees, agents, representatives, consultants or any other Person, in each case, acting for or on behalf of the Company or its Subsidiaries.

Section 4.26    Customers and Suppliers.

(a)    Section 4.26(a) of the Company Disclosure Schedule sets forth an accurate and complete list of the Company’s top ten customers based on amounts paid or payable by such customer to the Company during each of (i) the twelve months ended December 31, 2020 and (ii) the twelve months ended June 30, 2021 (collectively, the “Significant Customers”). To the Knowledge of the Company, as of the date hereof, there is no material dissatisfaction on the part of any Significant Customer with respect to the Company’s products or services or its business relationship with the Company, nor any facts or circumstances that could reasonably be expected to lead to such material dissatisfaction. As of the date hereof, the Company has not received any notice from a Significant Customer that it will not continue as a customer, and, to the Knowledge of the Company, as of the date hereof no Significant Customer has threatened to not continue as a customer of the Company or, following the Effective Time, the Surviving Corporation or that such Significant Customer intends to terminate, breach or request a material modification to existing Contracts with the Company or, following the Effective Time, the Surviving Corporation. As of the date hereof, there are no warranty claims made or refunds requested by any Significant Customer with respect to any products or services of the Company except for normal warranty claims and refunds consistent with past history and that would not result in a reversal of any material amount of revenue by the Company.

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(b)    Section 4.26(b) of the Company Disclosure Schedule sets forth the top ten vendors and suppliers of products and services to the Company based on amounts paid or payable by the Company to such vendors and suppliers during each of (i) the twelve months ended December 31, 2020 and (ii) the twelve months ended June 30, 2021 (collectively, the “Significant Suppliers”). The Company is current in its payments to all Significant Suppliers and, as of the date hereof, the Company does not have, and since January 1, 2020 has not had, any material dispute concerning Contracts with or products and/or services provided by any Significant Supplier that arose or remained unresolved. To the Knowledge of the Company, as of the date hereof, there is no material dissatisfaction on the part of any Significant Supplier with respect to its business relationship with the Company, nor any facts or circumstances that could reasonably be expected to lead to such material dissatisfaction. As of the date hereof, the Company has not received any notice from a Significant Supplier that it will not continue to supply, and, to the Knowledge of the Company, as of the date hereof, no Significant Supplier has threatened to not continue to supply to the Company or, following the Effective Time, the Surviving Corporation or that such Significant Supplier intends to terminate, breach or request a material modification to existing Contracts with the Company or, following the Effective Time, the Surviving Corporation (any such notice or threat contemplated by this sentence or by the penultimate sentence of Section 4.26(a), a “Customer or Supplier Adverse Event”). The Company has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on the business of the Company, and to the Knowledge of the Company, there is no reason why the Company would not continue to have such access on commercially reasonable terms.

Section 4.27    Governmental Grants. The Company has Made Available accurate and complete copies of (i) all applications and material correspondence submitted or received by the Company and its Subsidiaries to or from the IIA or to or from any other Governmental Authority in connection with a Governmental Grant or application therefore, and (ii) all certificates of approval and letters of approval (and supplements or amendments thereto) and certificates of completion issued to the Company and its Subsidiaries by the IIA or any other such Governmental Authority in connection with a Governmental Grant or application therefore. In each application or report submitted by or on behalf of the Company and its Subsidiaries, all information required by such application or report has been disclosed accurately and completely, in all material respect, and the Company and its Subsidiaries have not made any misstatements of fact or disclosures that are not accurate or complete. Section 4.27 of the Disclosure Schedule sets forth: (i) the aggregate amount of each payment or transfer made on account of each Governmental Grant; and (ii) the aggregate outstanding monetary obligations of the Company and its Subsidiaries under each Governmental Grant with respect to royalties or other payments and (iii) the Owned Intellectual Property developed with the support of the Governmental Grants. Except for undertakings set forth in letters of approvals provided under any applicable Israeli law, there are no undertakings on the part of the Company and its Subsidiaries that were given in connection with any Governmental Grant by the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance, in all material respects, with the terms, conditions, requirements and criteria of all Governmental Grants (including any reporting requirements) and has duly fulfilled all conditions, undertakings and other material obligations relating thereto. The Company and its Subsidiaries have not, prior to the date of this Agreement, transferred any Owned Intellectual Property that was developed with the support of IIA funding or in consequence thereof outside of Israel. No claim or challenge have been made by any Governmental Authority with respect to the entitlement of the Company and its Subsidiaries to any Governmental Grant or the compliance with the terms, conditions, obligations or laws relating to the Governmental Grants.

Section 4.28    Information Supplied. The Proxy Statement will not, as of the date the Proxy Statement is first mailed to the Company’s stockholders, and at the time of the Stockholder Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholder Meeting that has become false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of their Representatives in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that:

Section 5.01    Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers and authority that are necessary to carry on its business as now conducted.

Section 5.02    Corporate Authorization. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of specific performance, injunctive relief and other equitable remedies.

Section 5.03    Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent or Merger Sub is qualified to do business, (b) compliance with any applicable Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other U.S. state or federal or foreign securities laws, Applicable Laws or the rules or regulations of Nasdaq, (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (e) obtaining an exemption under Section 15(d) of the Israeli Securities Law for the grant of Parent RSUs at the Effective Time and the issuance of the underlying shares of Parent Common Stock.

Section 5.04    Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any Applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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Section 5.05    Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

Section 5.06    No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07    Litigation. As of the date hereof, there is no material Proceeding pending against or, to the knowledge of Parent, threatened in writing against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any material Order that would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.08    Sufficiency of Funds. Parent will have as of the Effective Time, and will cause Merger Sub to have as of the Effective Time, available to them cash, cash equivalents and other sources of immediately available funds sufficient to pay the Aggregate Merger Consideration and all other cash amounts payable in connection with the Closing pursuant to this Agreement. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 5.09    Absence of Certain Agreements. As of the date hereof, neither Parent nor Merger Sub has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (b) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement.

Section 5.10    Stock Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company. Neither Parent nor Merger Sub is an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL.

Section 5.11    Brokers’ Fees. There are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of Parent or Merger Sub who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, or that would become payable as a result of the Merger or the other transactions contemplated by this Agreement.

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ARTICLE 6
COVENANTS

Section 6.01    Conduct of the Company. The Company covenants and agrees that, except for matters (i) expressly permitted or expressly contemplated by this Agreement, (ii) set forth on Section 6.01 of the Company Disclosure Schedule, (iii) reasonably undertaken in connection with any COVID-19 Measures, (iv) undertaken with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed; provided, that Parent shall be deemed to have approved in writing if it provides no written response within five Business Days after a written request by the Company for such approval in compliance with the terms of Section 9.01), (v) required by Applicable Law or the rules and regulations of Nasdaq, from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 8, the Company (A) shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (1) conduct its business in the ordinary course in all material respects, substantially consistent with past practice, (2) maintain its business as a going concern, (3) keep available the services of its current officers and key employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having material business relationships with the Company and its Subsidiaries and (4) preserve intact its business organization, and (B) shall not, and shall cause each of its Subsidiaries not to:

(a)    amend the Company’s certificate of incorporation or bylaws, or amend any certificate of incorporation or bylaws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;

(b)    other than with respect to a direct or indirect wholly owned Subsidiary of the Company, (i) establish a record date for, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries (or securities convertible or exchangeable therefor), (ii) split, reverse split, combine, subdivide or reclassify or otherwise amend the terms of any capital stock (or securities convertible or exchangeable therefor) of the Company or any of its Subsidiaries, or (iii) purchase, redeem or otherwise acquire or offer to purchase, redeem or acquire any Company Securities, except for the net settlement of Company Equity Awards or acquisitions of shares of Company Common Stock by the Company, in each case, in satisfaction by holders of Company Equity Awards of the applicable withholding taxes or in accordance with the terms of the ESPP;

(c)    issue, deliver, sell, grant, announce, pledge, transfer, subject to any Lien, otherwise encumber or dispose of any equity interests of the Company or incur any obligation to make any payments to any Person based on the price or value of any Company Securities, other than (i) the issuance of shares of Company Common Stock pursuant to (A) the terms of Company Equity Awards that are outstanding on the date hereof, in accordance with the applicable terms of such Company Equity Awards as in effect on the date of this Agreement, or (B) grants or awards of Company Securities or Company Equity Awards (x) required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof or (y) as permitted by Section 6.01(c)(B)(y) of the Company Disclosure Schedule; provided that any such grants or awards are pursuant to a form of award agreement that has been Made Available or (ii) the issuance of shares of Company Common Stock under the ESPP and pursuant to the terms thereof and Section 2.06 of this Agreement;

(d)    merge, consolidate or enter into a strategic alliance or similar legal partnership with any Person, file a voluntary petition for bankruptcy or liquidation, dissolve, liquidate, restructure or recapitalize or adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial bankruptcy, liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

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(e)    (i) increase the salary, wages, benefits, bonuses or other cash compensation payable or to become payable to the Company’s employees, officers, directors or Independent Contractors, except for (A) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof, (B) increases to employees below the level of Vice President due to annual increases consistent with past practice and in the ordinary course of business, (C) increases required under any Company Employee Plan pursuant to the terms in effect as of the date hereof or Collective Bargaining Agreement or under Applicable Law or (D) payments permitted by Section 6.01(e)(i)(I) of the Company Disclosure Schedule; provided, that payments of cash bonuses accrued on the Company’s financial statements as of the end of the month immediately preceding the month in which the Closing occurs (the “Accrued Cash Bonuses”) shall not, except as set forth in Section 6.01(e)(i)(II) of the Company Disclosure Schedule, be deemed restricted by this Section 6.01, or (ii) other than as required by the terms of the applicable Company Employee Plan or under Applicable Law, enter into, adopt, amend (including by accelerating the vesting, payment or funding of any benefits under), modify or terminate any Company Employee Plan or plan, agreement, arrangement, or policy that would be a Company Employee Plan if in effect on the date hereof; provided that, for the avoidance of doubt, in no event shall the Company or any of its Subsidiaries enter into or adopt any new agreement or arrangement which, in the event of a change of control of the Company, accelerates or increases any cash, equity award or other benefit payable or to become payable to any of their employees, officers, directors or Independent Contractors;

(f)    hire, engage or terminate the employment or engagement of (other than for cause, as determined by the Company) (i) any employee, director, or Independent Contractor whose annual base cash compensation exceeds $200,000 or (ii) any officer;

(g)    negotiate, enter into, amend or extend any Collective Bargaining Agreement;

(h)    acquire or commit to acquire any business, assets, real property or capital stock of, any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, entrance into a joint venture or otherwise), in each case, in excess of $250,000 individually or $500,000 in the aggregate, other than one or more acquisitions of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets in the ordinary course of business and in amounts substantially consistent with past practice;

(i)    sell, assign, lease, license, pledge, transfer, abandon, subject to any Lien, permit to lapse or otherwise dispose of any assets, properties, or Company Intellectual Property, except in the ordinary course of business substantially consistent with past practice;

(j)    agree to any exclusivity, non-competition or similar provision or covenant limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business, with any Person or in any geographic area, or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;

(k)    adopt or change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by (i) GAAP (or any interpretation thereof), (ii) by any Applicable Law, including Regulation S-X under the Securities Act, or (iii) by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

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(l)    except for capital leases in the ordinary course of business and except for intercompany loans, guarantees, advance or capital contribution between the Company and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Company, (i) incur, issue, or otherwise become liable for any additional Indebtedness in excess of $500,000 in the aggregate, (ii) modify in a manner materially adverse to the Company or its Subsidiaries the terms of any material Indebtedness existing as of the date hereof, (iii) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned Subsidiary of the Company) or (iv) make any loan, advance or capital contribution to any Person in excess of $500,000 in the aggregate, other than (A) capital contributions and loans to any wholly owned Subsidiary, (B) extensions of trade credit in the ordinary course of business, (C) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto, (D) obligations incurred pursuant to business credit cards in the ordinary course of business and (E) advancement or indemnification of expenses and losses incurred by current or former directors or officers of the Company and its Subsidiaries required under the certificate of incorporation or bylaws of the Company as in effect on the date hereof or indemnification agreements that have been Made Available;

(m)    make, change or revoke any material Tax election, change any annual Tax accounting period, file any material amended Tax Return or file any material Tax Return in a manner inconsistent with past practice, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of state, local or non-U.S. law) in respect of any material Tax, settle any material Tax Proceeding, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment outside the ordinary course of business;

(n)    effect any extraordinary transactions that would result in Tax liability to the Company or its Subsidiaries in a Taxable period (or portion thereof) beginning after the Closing Date that is materially in excess of Tax liability associated with the conduct of their business in the ordinary course consistent with past practice;

(o)    other than as set forth in the capital expenditure budget set forth on Section 6.01(o)(i) of the Company Disclosure Schedule, make, authorize, or make any commitment with respect to, any single capital expenditures that is in excess of $250,000 or capital expenditures that are in the aggregate in excess of $500,000 for the Company or any of its Subsidiaries, or (ii) enter into any lease of personal property or any renewals thereof in excess of $500,000 except in the ordinary course of business substantially consistent with past practice;

(p)    institute (other than (x) the institution of any Proceeding as a result of a Proceeding commenced against the Company or any of its Subsidiaries or (y) Proceedings for the collection of accounts receivable in the ordinary course of business), settle or agree to settle any Proceedings, other than the settlement of claims, liabilities or obligations (i) involving payments of less than $250,000 individually or $500,000 in the aggregate, (ii) reflected or reserved against in the Company Balance Sheet or (iii) settled in compliance with Section 6.13; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(q)    enter into any material new line of business;

(r)    fail to maintain in all material respects any Insurance Policies, it being understood that the Company and its Subsidiaries may enter into revised insurance provisions or obtain replacement insurance policies that provide insurance coverage substantially consistent with the Insurance Policies currently in effect;

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(s)    (i) materially amend or modify, renew or terminate, or grant any release or waiver under, any Material Contract (excluding the expiration of any Material Contract in accordance with its terms) or enter into any new Contract that would have been a Material Contract if in existence on the date of this Agreement, except for Contracts contemplated by Section 4.14(a)(ii) or (iii) in the ordinary course of business, or (ii) renew or enter into any Contract with a Company Related Party;

(t)    conduct any reduction-in-force of employees or other service providers or otherwise implement any layoffs, in each case that would implicate the WARN Act; or

(u)    authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in this Section 6.01, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and its Subsidiaries. In addition, the Company and its Subsidiaries may take such further commercially reasonable actions necessary to (x) respond to emergencies or protect the health and safety of the Company’s or any Subsidiary’s employees, suppliers, customers and other individuals having business dealings with the Company or any Subsidiary of the Company (including any COVID-19 Measures) or (y) respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic; provided that the Company shall, to the extent legally permissible and only if time permits, consult with Parent prior to taking the actions described in this sentence.

Section 6.02    Acquisition Proposals; No Solicitation.

(a)    Subject to Section 6.03(b) and Section 6.03(c), until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01:

(i)    the Company shall not, and shall cause its Subsidiaries not to, and instruct its and their respective Representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub in accordance with this Section 6.02), (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of supplying non-public information) any Acquisition Proposal or any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal or with respect to any proposals or inquiries from a Third Party relating to the making of an Acquisition Proposal (other than only informing such Persons of the provisions contained in this Section 6.02), or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case, for the purpose of encouraging or facilitating, or that would reasonably be expected to lead to, an Acquisition Proposal, (C) enter into any letter of intent, merger agreement, acquisition agreement, option agreement or other Contract (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal or Acquisition Transaction or enter into any merger agreement, acquisition agreement, option agreement or other Contract requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any such letter of intent, agreement or Contract in this clause (C), an “Alternative Transaction Agreement”), (D) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (E) take any action to exempt any Person (other than Parent and its Affiliates) from restrictions on “business combinations” set forth in Section 203 of the DGCL or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” restrictions under Applicable Law, or (F) resolve, propose or agree to do any of the foregoing; and

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(ii)    the Company shall, and shall cause its Subsidiaries and instruct its and their respective Representatives to, immediately cease and terminate any existing discussions or negotiations with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal (including terminating access to any electronic data room), and promptly (within 24 hours hereof), the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be promptly returned or destroyed and shall use commercially reasonable efforts to cause the return or destruction thereof, to the extent such return or destruction has not previously been requested.

(b)    Notwithstanding anything to the contrary contained herein, if, at any time prior to obtaining the Stockholder Approval, (i) the Company receives a bona fide written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a breach of this Section 6.02, (iii) the Company Board or any committee thereof determines, in good faith after consultation with a financial advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and (iv) the Company Board or any committee thereof determines, in good faith after consultation with outside legal counsel, that the failure to take the actions contemplated by this Section 6.02(b) would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, then the Company and its Representatives may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal (and its Representatives) and afford such Third Party (and its Representatives) access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate, any such discussions or negotiations; provided, however, that the Company (1) shall not, shall cause its Subsidiaries not to and shall direct its or their Representatives not to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will prior to or substantially concurrently provide to Parent any non-public information or other data or information concerning the Company or its Subsidiaries or access provided to such Third Party, in each case, which was not previously provided to Parent.

(c)    The Company shall as promptly as practicable (and in any event within 24 hours) notify Parent of the receipt by any director or officer of the Company of (i) any Acquisition Proposal or (ii) any inquiries, proposals or offers with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal, any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal or any request for discussions or negotiations with the Company, any of the Company’s Subsidiaries or any of the Company’s Representatives that would reasonably be expected to lead to an Acquisition Proposal (any such inquiry, proposal, offer or request, an “Inquiry”), which notification shall include a copy of the applicable written Acquisition Proposal or Inquiry (or, if oral, a reasonably detailed written description of the material terms and conditions of such Acquisition Proposal or Inquiry) and the identity of the Third Party making such Acquisition Proposal or Inquiry. The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal or Inquiry, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of any agreements (draft or final) or other material documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal or Inquiry and the Company (or its Representatives) within 24 hours after receipt thereof. For the avoidance of doubt, all information provided to Parent or its Representatives pursuant to this Section 6.02 will be subject to the terms of the Confidentiality Agreement.

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(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to grant waivers of, and not enforce, any provision of any confidentiality, standstill or similar agreement (or any confidentiality or standstill provision of any other Contract or agreement) to which any of the Company or any Subsidiary of the Company is a party that has the effect of prohibiting the counterparty thereto from making an unsolicited Acquisition Proposal.

(e)    Without limiting the foregoing, any violation of the restriction in this Section 6.02 by any of the Company’s or its Subsidiaries’ Representatives, whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.02 by the Company.

Section 6.03    Company Recommendation.

(a)    Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, fail to make, amend or modify in any manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, publicly propose to withhold, withdraw, amend or modify in any manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, or otherwise make any public statement or proposal inconsistent with, the Company Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, an Acquisition Proposal, (iii) fail to recommend against acceptance of any publicly announced Acquisition Proposal within ten Business Days following the public announcement of such Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement pursuant to Section 6.02) with respect to an Acquisition Proposal or Acquisition Transaction or that could be reasonably expected to materially delay or materially impair the transactions contemplated by this Agreement or (v) resolve or publicly propose to take any action described in the foregoing clauses (i) through (iv) (each of the foregoing actions described in clauses (i) through (v) being referred to as an “Adverse Recommendation Change”).

(b)    (i)     Notwithstanding anything in Section 6.02 and Section 6.03(a), at any time prior to obtaining the Stockholder Approval, if the Company has received a bona fide written Acquisition Proposal that did not result from a breach of Section 6.02, and the Company Board determines in good faith (after consultation with a financial advisor and outside legal counsel, it being understood that with respect to the matter described in clause (ii) below, only consultation with outside legal counsel shall be required), after giving effect to all of the adjustments to the terms in this Agreement proposed in writing by Parent and Merger Sub in response to such Acquisition Proposal, that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to take the actions below would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, the Company Board may (A) make an Adverse Recommendation Change described in clause (i) of the definition thereof and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a definitive agreement providing for a transaction that constitutes a Superior Proposal (which agreement shall be entered into concurrently with such termination), subject to compliance with the terms of paragraph (ii) below.

(ii)    No Adverse Recommendation Change pursuant to Section 6.03(b)(i) may be made and no termination of this Agreement pursuant to Section 8.01(h) may be made:

(A)    until after the third Business Day following written notice from the Company (the “Superior Proposal Notice Period”) advising Parent that the Company Board intends to make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any other material transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal and the Superior Proposal Notice Period shall be deemed to have recommenced on the date of such new Notice of Superior Proposal, provided that, in such case the Superior Proposal Notice Period shall be only (x) two Business Days following each of up to two new Notices of Superior Proposal and (y) one Business Day following any additional Notice of Superior Proposal);

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(B)    unless, during such three Business Day period (or such shorter period that may apply pursuant to the proviso in clause (A) above), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent and its Representatives in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and

(C)    unless, following the expiration of such three Business Day period (or such shorter period that may apply pursuant to the proviso in clause (A) above), the Company Board has considered in good faith Parent’s proposal, if any, to adjust the terms and conditions of this Agreement, and the Company Board determines in good faith (after consultation with a financial advisor and outside legal counsel) that after giving effect to all of the adjustments to the terms in this Agreement proposed in writing by Parent and Merger Sub in response to such Acquisition Proposal, the Acquisition Proposal continues to be a Superior Proposal (it being understood and agreed that if Parent makes a proposal to adjust the terms and conditions of this Agreement and the Company Board determines that such Acquisition Proposal no longer constitutes a Superior Proposal, Parent, Merger Sub and the Company shall promptly enter into amendments to such agreements to embody the terms of such proposal).

(iii)    Notwithstanding anything in Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board may make an Adverse Recommendation Change, if the Company Board determines in good faith (after consultation with a financial advisor and outside legal counsel, it being understood that with respect to the matter described in clause (y) below, only consultation with outside legal counsel shall be required), that (x) an Intervening Event has occurred and is continuing, and (y) the failure to make such Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law; provided, however, that no such Adverse Recommendation Change may be made:

(A)    until after the third Business Day (or such shorter period that may apply pursuant to the last sentence of this Section 6.03(b)(iii)) following written notice from the Company advising Parent that the Company Board intends to take such action and specifying the material facts underlying the determination by the Company Board that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”);

(B)    unless, during such three Business Day period (or such shorter period that may apply pursuant to the last sentence of this Section 6.03(b)(iii)), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to enable Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change; and

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(C)    unless, following the expiration of such three Business Day period (or such shorter period that may apply pursuant to the last sentence of this Section 6.03(b)(iii)), the Company Board determines in good faith, taking into consideration any amendments to this Agreement proposed in writing by Parent (after consultation with outside legal counsel), that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law (it being understood and agreed that if Parent makes a proposal to adjust the terms and conditions of this Agreement and the Company Board determines that such Intervening Event no longer requires an Adverse Recommendation Change, Parent, Merger Sub and the Company shall promptly enter into amendments to such agreements to embody the terms of such proposal).

The provisions of this Section 6.03(b)(iii) shall also apply to any material change to the facts and circumstances relating to an Intervening Event, in which case such change shall require a new Notice of Intervening Event and the Company shall be required to comply again with the provisions of this Section 6.03(b)(iii), but in such case the three Business Day period referenced in this Section 6.03(b)(iii) shall be only (x) two Business Days following each of up to two new Notices of Intervening Event and (y) one Business Day following any additional Notice of Intervening Event.

(c)    Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or any committee thereof, after consultation with outside legal counsel, such disclosure is required under Applicable Law, or (iii) making any disclosure that constitutes a stop, look and listen communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act; provided, however, that (x) the Company may only make any such disclosure that constitutes an Adverse Recommendation Change in compliance with Section 6.03(b) and (y) any such disclosure that does not also contain an express reaffirmation by the Company Board of the Company Recommendation shall be deemed an Adverse Recommendation Change.

Section 6.04    Preparation of Proxy Statement; Stockholders’ Meeting.

(a)    As promptly as practicable (and in any event within fifteen Business Days) after the date of this Agreement, the Company shall prepare a proxy statement in preliminary form (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) for a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) and file it with the SEC, and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to collect from their respective Affiliates, as applicable, any necessary information for the preparation of the foregoing. The Company shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof, including using its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all material correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company, and shall collect from their Affiliates any necessary information, in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required to be set forth in the Proxy Statement under Applicable Law. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the Stockholder meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC or any proxy advisory firm (including ISS, Glass Lewis and Egan-Jones) with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall pay all filing fees required to be paid to the SEC in connection with the Proxy Statement.

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(b)    The Company shall ensure that the Proxy Statement (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied by or on behalf of Parent or Merger Sub or their Affiliates in writing for inclusion or incorporation by reference in the Proxy Statement. If, prior to the Stockholder Meeting, the Company, Parent or Merger Sub discovers that information supplied by Parent and its Affiliates in writing for inclusion in the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party hereto which discovers such information shall promptly notify the other parties hereto and the Company shall promptly prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement and, to the extent required by Applicable Law or the SEC or its staff, disseminate such amendment or supplement to the Company’s stockholders. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to statements made (or incorporated by reference) in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Subsidiaries.

(c)    As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC (and in any event within five Business Days after clearance by the SEC), the Company shall conduct a “broker search” in accordance with Applicable Law and duly set a record date for the Stockholder Meeting and cause the Proxy Statement in definitive form and notice of the Stockholder Meeting to be mailed to the Company’s stockholders. As promptly as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders, the Company shall in accordance with Applicable Law and the Company’s organizational documents, convene and hold the Stockholder Meeting for the purpose of considering and taking action upon the matters requiring Stockholder Approval; provided that notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum necessary to conduct the business of the Stockholder Meeting, (iii) after consultation with Parent, to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting, (iv) after consultation with Parent, to allow for additional time for the solicitation of proxies in order to obtain the Stockholder Approval, or (v) if the Company is required to postpone or adjourn the Company Meeting by Applicable Law, provided, however, that the Company may not postpone the Stockholders Meeting for more than an aggregate of twenty Business Days without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). The Company shall consult with Parent to set the record date for the Stockholder Meeting and shall not change the record date or set a new record date for the Stockholder Meeting without consulting with Parent in good faith. Unless the Company Board or any committee thereof has made an Adverse Recommendation Change in compliance with Section 6.03, the Company shall (x) make the Company Recommendation to the stockholders of the Company and include such recommendation in the Proxy Statement, (y) use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders and to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and (z) take all other action necessary or advisable to secure the vote of the holders of shares of Company Common Stock required by Applicable Law to effect the Merger. In the event of an Adverse Recommendation Change, the Company shall continue to submit this Agreement to the stockholders of the Company for approval at the Stockholder Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholder Meeting.

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Section 6.05    Access to Information. Subject to Applicable Law and applicable contractual restrictions, from the date hereof to the Effective Time or the earlier termination of this Agreement, (i) upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours, to its properties, books, Contracts, personnel, Tax Returns and records (including via remote or electronic means) and (ii) the Company shall notify Parent in writing (in accordance with Section 9.01) of any Customer or Supplier Adverse Event as promptly as practicable after the occurrence thereof.  The foregoing shall not require the Company (a) to provide access to or otherwise make available or furnish any books, Contracts or records if such access would violate a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of outside counsel be reasonably likely to jeopardize any attorney-client, work product or other legal privilege or protection (it being agreed that, (i) in the case of clauses (a) and (b), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection and (ii) in the case of clause (a), the Company shall use commercially reasonable efforts to obtain any consents of Third Parties that are necessary to permit such access), (c) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would reasonably be expected to, in the judgment of the Company based on advice of outside counsel, violate any Applicable Law or (d) as determined by the Company in consultation with Parent in good faith, jeopardize the health and safety of any employee of the Company of its Subsidiaries in light of the COVID-19 virus or any COVID-19 Measures.  Any such access pursuant to this Section 6.05 shall be conducted at Parent’s sole cost and expense under the supervision of appropriate personnel of the Company or its applicable Subsidiary. Any access to the properties of the Company or any of its Subsidiaries will be subject to the Company’s reasonable security measures. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, (i) contact any employee of the Company or any of its Subsidiaries in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent (such consent not be unreasonably withheld, delayed or conditioned, and in any case to be decided upon by the Company within one Business Day of Parent’s written request for such consent), or (ii) have any discussion regarding the Company with any customer, vendor or supplier of the Company without providing the Company a reasonable opportunity to participate in such discussion; provided that, for purposes of clause (ii), if Parent’s outside regulatory counsel advises, after reasonable consultation with, and agreement by, the Company’s outside regulatory counsel, that it is advisable for Parent not to have joint discussions with the Company and any applicable customer, vendor or supplier of the Company in order to comply with Applicable Law, then Parent, Merger Sub or their respective Representatives shall be permitted to have such discussion without providing the Company with an opportunity to participate. All requests for information made pursuant to this Section 6.05 shall be directed to the Persons designated by the Company. Nothing in this Section 6.05 shall require the Company to permit the inspection of, or to disclose, any information regarding or related to the deliberations of the Company Board with respect to the transactions contemplated by this Agreement, the entry into this Agreement or any materials provided to the Company Board in connection therewith. All such information provided by or behalf of the Company or its Subsidiaries pursuant to this Section 6.05 shall be kept confidential in accordance with the Confidentiality Agreement.

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Section 6.06    Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of (i) the occurrence or existence of any fact, event or circumstance that (x) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (y) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (z) would reasonably be expected to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date, or (ii) any written notice or other written communication that has been received by the Company from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement. No notification given by any party pursuant to this Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 6.07    Employee Benefit Plan Matters.

(a)    As of the Closing Date, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company and its Subsidiaries as of the Effective Time. From and after the Closing Date, with respect to employees of the Company or its Subsidiaries immediately before the Effective Time who continue employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation following the Closing Date (“Continuing Employees”), Parent shall cause the service of each such Continuing Employee prior to the Effective Time to be recognized for purposes of eligibility to participate in, and levels of benefits (but not for purposes of any equity or equity-based compensation, long-term incentive, change in control, retention or other one-time or special incentive compensation, defined benefit pension or retiree medical or similar benefits other than pension arrangements (collectively, “Enumerated Benefits”)) under, each compensation, retirement, vacation, paid time off, fringe, pension arrangement, study fund, severance or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their Subsidiaries (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

(b)    For a period of twelve months after the Closing Date (or, if shorter, for so long as the applicable Continuing Employee remains employed by the Surviving Corporation or its Subsidiaries), the Surviving Corporation or its applicable Subsidiary will (or Parent will cause the Surviving Corporation or its applicable Subsidiary to) provide each Continuing Employee with (i) (A) annual base salary or base hourly rate and (B) cash and equity incentive compensation opportunities (including commissions and Enumerated Benefits) and (ii) employee benefits (including the Enumerated Benefits) that are no less favorable in the aggregate than those provided to similarly situated employees of the Company and or its Subsidiaries prior to the Closing.

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(c)    From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Parent shall, or shall cause the Surviving Corporation or its applicable Subsidiary to, cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, actively-at-work requirement, required physical examinations and any other restriction that would prevent immediate or full participation applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, actively-at-work requirement, required physical examinations and other restriction would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Benefit Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.07(a) shall control; and (ii) use commercially reasonable efforts to provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

(d)    Parent shall comply with the covenant and acknowledgement set forth in Section 6.07(d) of the Company Disclosure Schedule with respect to the 2021 NEO Bonuses. Following the Effective Time, Continuing Employees shall participate in Parent’s bonus plans and programs and earn pro-rated bonus payments for the period commencing on the Closing Date and ending at the end of Parent’s fiscal year 2022.

(e)    The Company shall permit, and cause its Subsidiaries to permit, Parent to contact and make arrangements with the Company’s or its Subsidiary’s employees regarding employment or prospective employment with the Surviving Corporation after the Effective Time and for the purpose of ensuring the continuity of the business, and the Company agrees not to discourage, and to cause its Subsidiaries not to discourage, any such employees from consulting with Parent.

(f)    Nothing in this Section 6.07 shall be deemed to (i) amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law, (ii) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates to terminate the employment of, any Continuing Employee for any reason, (iii) constitute the establishment or amendment of any benefit or compensation plan, policy, agreement or other arrangement on the part of Parent, the Surviving Corporation or any of their Affiliates or (iv) create any third party beneficiary rights in any Continuing Employee, any other employee, officer, director, independent contractor of Parent, the Surviving Corporation or any of their respective Affiliates, or any other Person.

Section 6.08    State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions within their respective authority as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

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Section 6.09    Obligations of Merger Sub. Subject to the terms and conditions set forth herein, Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement.

Section 6.10    Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement immediately following the execution of this Agreement and shall provide a copy of the certified vote or written consent to the Company.

Section 6.11    Director and Officer Indemnification, Exculpation and Insurance.

(a)    For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If any such prepaid policies described in this Section 6.11(a) have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b)    From and after the Effective Time, each of Parent and the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company pursuant to: (i) each indemnification agreement in effect as of the date hereof between the Company and each individual who (x) at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company or (y) is listed on Section 6.11(b) of the Company Disclosure Schedule (each such individual in clause (x) or (y), an “Indemnified Party”), the form of which has been Made Available; and (ii) any indemnification provision (including advancement of expenses subject to the undertaking in this Section 6.11 to repay advanced amounts) and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company as in effect on the date hereof. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c)    If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

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(d)    The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be intended third party beneficiaries of this Section 6.11); provided, however, that such rights of the Indemnified Parties as third party beneficiaries under this Section 6.11 shall not arise until the Effective Time.

Section 6.12    Further Action; Regulatory Approvals; Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities, make all necessary registrations and filings (including filings with Governmental Authorities, if any) and take such steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Authorities, (ii) using reasonable best efforts to deliver required notices to, and to obtain the required consents or waivers from, third parties, and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b)    Without limiting the generality of anything contained in this Section 6.12, each of the Company, Parent and Parent’s Affiliates shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding; and (iii) promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, U.S. Department of Justice or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all written communications to the other parties (except as may be prohibited by any Governmental Authority or by any Applicable Law).  Subject to Applicable Law, in advance and to the extent practicable, each of Parent, Parent’s Affiliates or the Company, as the case may be, will consult the other on all the information relating to Parent, Parent’s Affiliates or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement pursuant to this Section 6.12 and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be.  Each of the Company, Parent and Parent’s Affiliates agrees not to participate in any meeting(s) with any Governmental Authority in respect of any submission, notification or investigation under any Antitrust Law with respect to the Merger and the other transactions contemplated by this Agreement unless such party consults with the other party in advance. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each of the Company, Parent and Parent’s Affiliates will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding. Parent shall cause its Affiliates to make filings, registrations and declarations, deliver notices, documents, reports and submissions, execute and deliver instruments, and provide information as required in connection with this Section 6.12 and otherwise to comply with the obligations set forth in this Section 6.12 specifically applicable to them, and any failure by any of its Affiliates to comply with such obligations contained in this Section 6.12 shall be deemed for all purposes of this Agreement to be a breach of this Agreement by Parent.

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Section 6.13    Stockholder Litigation. The Company shall as promptly as reasonably practicable (and in any event within two Business Days) notify Parent in writing of, and shall give Parent the opportunity to participate (at Parent’s expense) in the defense and settlement of, any Stockholder Litigation. The Company shall keep Parent reasonably apprised of the status of, and proposed strategy and other significant decisions with respect to, any Stockholder Litigation, and Parent shall be given the opportunity to review and offer comments or suggestions on all filings and responses to be made by the Company with respect to such Stockholder Litigation, which the Company shall consider in good faith. The Company shall not be permitted to settle, or engage in settlement or compromise negotiations concerning, and Stockholder Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.14    Public Announcements. The initial press release relating to this Agreement shall be a joint press release issued by Parent and the Company. Thereafter, Parent and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement (a) may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use reasonable best efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, or (b) that is consistent with previous releases, public disclosures or public statements made jointly by the parties or individually, if approved by the other party. For the avoidance of doubt, nothing herein shall restrict Parent or the Debt Financing Sources or their respective Affiliates from making customary announcements and communications in connection with the arrangement of the Debt Financing; provided, that Parent shall provide the Company and its counsel with a reasonable opportunity to review and comment on such announcements or communications and shall consider the Company’s comments in good faith.

Section 6.15    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.16    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock (including derivative securities) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

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Section 6.17    Financing Cooperation.

(a)    From the date hereof until the Closing, or the earlier termination of this Agreement pursuant to Section 8.01, the Company shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its and their respective officers, employees, advisors and other Representatives to, use commercially reasonable efforts to provide such customary cooperation reasonably requested by Parent in a timely manner in connection with the documentation and consummation of any debt financing arranged by Parent or its Affiliates in connection with the transactions contemplated hereby (the “Debt Financing”), which shall include using commercially reasonable efforts to: (i) at reasonable times, upon reasonable advanced notice and at reasonable locations, cause appropriate members of the management team of the Company to participate in a reasonable number of meetings, due diligence sessions and similar presentations to and with the Debt Financing Sources and rating agencies, in each case, to the extent usual and customary for debt financings of a type similar to the Debt Financing and reasonably required in connection with the Debt Financing, (ii) furnish Parent and the Debt Financing Sources with the historical financial statements of the Company and its Subsidiaries and such other available financial information of the Company and its Subsidiaries reasonably requested by Parent in connection with the Debt Financing that is customarily required for the arrangement of debt financings similar to the Debt Financing, (iii) furnish Parent and the Debt Financing Sources with information regarding the Company and its Subsidiaries in connection with the preparation of customary information memoranda, lender presentations, rating agency presentations and other similar documents and materials that are usual and customary for debt financings of a type similar to the Debt Financing and reasonably required in connection with the Debt Financing, (iv) assist, to the extent reasonably requested by Parent, in the preparation of customary definitive financing documentation for the Debt Financing (including, to the extent reasonably requested by Parent, any customary authorization letters that are reasonably satisfactory to the Company, officer’s certificates and schedules), (v) facilitate the pledging of collateral to the extent required by the Debt Financing Sources to be pledged on the Closing Date (including by providing reasonable cooperation in connection with the release of related Liens and termination of security interests) and (vi) provide, at least three Business Days prior to the Closing Date, all documentation required by applicable “know your customer” and anti-money laundering Applicable Laws, including the USA PATRIOT Act, that has been requested in writing at least ten Business Days prior to the Closing Date. The Company consents to the reasonable use of any logos of the Company or its Subsidiaries in connection with the Debt Financing in a manner usual and customary for debt financings of a type similar to the Debt Financing; provided that such logos are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries or any of their respective products, services, offerings or intellectual property rights.

(b)    Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall require the Company, any of its Subsidiaries or any of their respective officers, employees, advisors and other Representatives to (I) cooperate to the extent such cooperation would interfere unreasonably (in the judgment of the Company) with the business or operations of the Company or any of its Subsidiaries, (II) encumber any of the assets of the Company or any of its Subsidiaries or otherwise be an issuer, guarantor or other obligor with respect to the Debt Financing prior to the Closing Date, (III) pay, or commit to pay, any commitment or other fee or make any other payment, in each case, in connection with the Debt Financing prior to the Closing Date, (IV) take, or commit to take, any action that would reasonably be expected to conflict with, violate or result in a breach of or default under any contract in effect as of the date hereof (including this Agreement), any organizational document of the Company or any of its Subsidiaries or any Applicable Law, (V) take, or commit to take, any action to authorize or approve, or execute or deliver any agreement, certificate or other document related to the Debt Financing (other than the authorization letters referred to in clause (iv) above) unless (x) such Person will continue to serve as a director or manager or officer, as the case may be, after the Closing Date and (y) the effectiveness of such authorization or approval or agreement, certificate or other document is expressly made contingent upon the occurrence of the Effective Time, (VI) incur, or commit to incur, or be required to reimburse, or commit to reimburse, any cost, expense, liability or obligation or provide or agree to provide any indemnity, in each case, in connection with the Debt Financing prior to the Closing Date, (VII) take any action that could subject any director, officer, employee, agent, manager, consultant, advisor or other representative of the Company or any of its Subsidiaries to any actual or potential personal liability, (VIII) provide any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, or prepare any pro forma financial statements or other post-Closing financial information, (IX) provide access to or disclose information that the Company determines in good faith could jeopardize any attorney client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its Subsidiaries or (X) deliver any financial or other information that is not currently readily available or prepared in the ordinary course of business of the Company and its Subsidiaries at the time requested by Parent. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement. Parent and Merger Sub acknowledge and agree that the obligations of the Company under this Section 6.17 are the sole obligations of the Company and its Subsidiaries with respect to the Debt Financing and no other provision of this Agreement shall be deemed to expand or modify such obligation.

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Section 6.18    Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company and its Subsidiaries in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.19    Stock Market De-Listing. Prior to the Effective Time, the Company shall cooperate with Parent to take such action as may be necessary to cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.20    Confidentiality. Each of the parties hereto shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of any other party hereto in connection with the transactions contemplated hereby pursuant to the terms of the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. If for any reason this Agreement is terminated prior to the Effective Time in accordance with the terms hereof, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 6.21    Tax Rulings.

(a)    The Company, in full coordination with Parent, shall prepare and file with the ITA an application for a ruling (which shall be confirmed by Parent’s advisors prior to its submission) confirming that: (i) Parent shall be exempt from withholding Tax in relation to payments made under this Agreement to the Exchange Agent, the 102 Trustee or the Withholding Agent in relation to any 102 Company Securities and 3(i) Company Options; (ii) the payment of any consideration upon the cancelation or purchase of 102 Company Securities with respect to which the requisite period has not passed will not constitute a violation of the requirements of Section 102 of the Ordinance as long as such consideration is deposited with the 102 Trustee; (iii) the cancelation of unvested 102 Company Securities and the replacement thereof with Parent RSUs in accordance with Section 2.06 will not trigger a taxable event; and (iv) the tax treatment under Section 102(b)(2) of the Ordinance will apply to such Parent RSUs (which ruling may be subject to customary conditions regularly associated with such a ruling and which may include additional issues which are raised by the ITA in light of the factual background of the ruling request) (the “Option Tax Ruling”). In the event that it becomes apparent that the Option Tax Ruling will not be received prior to the Closing Date, the Company shall seek to receive prior to the Closing Date an interim tax ruling confirming, among other things, that Parent, the Company, the Withholding Agent and anyone acting on their behalf shall be exempt from Israeli withholding Tax in relation to any payments made with respect to any 102 Company Securities (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Interim Option Tax Ruling”). To the extent the Interim Option Tax Ruling is obtained, all references herein to the Option Tax Ruling shall be deemed to refer to such Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained. For the avoidance of doubt, the final language of the Option Tax Ruling and the Interim Option Tax Ruling shall be subject to the pre-approval of Parent.

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(b)    The Company, in full coordination with the Parent, shall prepare and file with the ITA an application for a ruling (which shall be confirmed by Parent’s advisors prior to its submission) that (i) with respect to holders of shares of Company Common Stock (other than 102 Company Shares) that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Withholding Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, the Withholding Agent, the Surviving Corporation and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify and determine any such non-Israeli residents; and (ii) with respect to holders of shares of Company Common Stock (other than 102 Company Shares) that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (x) exempting Parent, the Withholding Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (y) clearly instructing Parent, the Withholding Agent, the Surviving Corporation and their respective agents on how such withholding is to be executed, and the rate of withholding to be applied; and (iii) with respect to holders of Company Equity Awards (other than 102 Company Securities), that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Withholding Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, the Option Payments, the SAR Payments and the RSU Payments, or clarifying that no such obligation exists, or (B) instructing Parent, the Withholding Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents (the “Withholding Tax Ruling”). For the avoidance of any doubt, the final language of the Withholding Tax Ruling shall be subject to the pre-approval of Parent.

(c)    The Company shall cause its Israeli counsel, accountants and other advisors to coordinate all activities or discussions in relation to obtaining the Option Tax Ruling, the Interim Option Tax Ruling and the Withholding Tax Ruling with Parent and its Israeli counsel, including any written or oral submissions, and meetings with the tax authorities, as may be necessary, proper and advisable. Subject to the terms and conditions hereof, the parties shall cooperate to promptly take, or cause to be taken, all commercially reasonable actions and to do, or cause to be done, all commercially reasonable things necessary, proper or advisable under Applicable Law to obtain the Option Tax Ruling and the Withholding Tax Ruling as promptly as practicable. Should any meeting be held with the ITA which Parent’s counsel does not attend, the Company’s counsel shall provide Parent and its counsel with an update of such meeting or discussion. Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable Law to obtain the Interim Option Tax Ruling, Option Tax Ruling and Withholding Tax Ruling, as promptly as possible.

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ARTICLE 7
CONDITIONS TO THE MERGER

Section 7.01    Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:

(a)    the Stockholder Approval shall have been obtained at the Stockholder Meeting; and

(b)    no Governmental Authority of a competent jurisdiction over any party hereto that is material to the business or operations of either the Company or Parent shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law of a competent jurisdiction over any party hereto that is material to the business or operations of either the Company or Parent shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02    Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver by Parent, at or prior to Closing, of the following conditions:

(a)    (i) the representations and warranties of the Company set forth in Section 4.01 (Organization, Standing and Power), Section 4.02 (Corporate Authorization), Section 4.23 (Brokers’ Fees) and Section 4.24 (Opinion of Financial Advisor) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 4.05 (Capitalization) shall have been true and correct in all respects other than de minimis inaccuracies therein as of the date of this Agreement and shall be true and correct in all respects other than de minimis inaccuracies therein as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), (iii) the representations and warranties in clause (b) of Section 4.09 (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date and (iv) the representations and warranties of the Company set forth in Article 4 (other than those described in the foregoing clauses (i) through (iii)) shall have been true and correct as of the date of this Agreement and shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date); provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in this clause (a)(iv) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct if the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, have not resulted in a Company Material Adverse Effect;

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(b)    the Company shall have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing (excluding the covenants and obligations set forth in Section 6.17);

(c)    Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied; and

(d)    since the date of this Agreement, there shall not have occurred and be continuing to exist any Company Material Adverse Effect.

Section 7.03    Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a)    the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), except where the failure of such representations and warranties to be so true and correct in all material respects as of such particular date (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not have a Parent Material Adverse Effect;

(b)    Parent and Merger Sub shall each have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c)    the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

Section 7.04    Frustration of Closing Conditions. Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger if such failure (or inability to be satisfied) was caused by such party’s failure to comply with or perform its obligations under this Agreement.

ARTICLE 8
TERMINATION

Section 8.01    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

(a)    by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

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(b)    by either Parent or the Company, upon written notice to the other party, if the Closing Date has not occurred on or before January 30, 2022 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of the failure of the Merger to be consummated by the End Date;

(c)    by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of the United States or Israel of competent jurisdiction shall have issued a final and non-appealable Order permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have complied with its obligations under Section 6.12;

(d)    by either Parent or the Company, upon written notice to the other party, if the Stockholder Meeting shall have been duly convened and held and completed and the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(e)    by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date and the 30th day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent or Merger Sub is in material breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.01(f);

(f)    by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date and the 30th day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is in material breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.01(e);

(g)    by Parent, upon written notice to the Company, prior to obtaining the Stockholder Approval, if (i) an Adverse Recommendation Change shall have occurred, (ii) the Company Board fails to include in the Proxy Statement the Company Recommendation or (iii) following a publicly announced Acquisition Proposal the Company Board shall have failed to recommend against such Acquisition Proposal and publicly reaffirm the Company Recommendation, in each case, within ten Business Days following the public announcement of such Acquisition Proposal and in any event at least four Business Days prior to the Stockholder Meeting; or

(h)    by the Company, upon written notice to Parent, prior to obtaining the Stockholder Approval and subject to complying with the terms of Section 6.02 and Section 6.03, if the Company Board shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 6.03, and concurrently with such termination the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition of, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04.

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Section 8.02    Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the last sentence of Section 6.05, and (iii) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the termination of this Agreement, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of its Willful and Material Breach of any provision of this Agreement, subject only, with respect to any such liabilities of the Company, to Section 9.04(b) and Section 9.09, and, with respect to any such liabilities of Parent, to Section 9.09. For the avoidance of doubt, the Confidentiality Agreement and Clean Team Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms.

ARTICLE 9
MISCELLANEOUS

Section 9.01    Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) on the fifth Business Day after dispatch by registered or certified mail, (ii) on the next Business Day if transmitted by national overnight courier or (iii) on the date delivered if delivered in person or sent by e-mail (provided that confirmation of e-mail receipt is obtained), in each case as follows:

if to Parent or Merger Sub, to:

Synaptics Incorporated

1251 McKay Drive

San Jose, CA 95131

Attention: General Counsel

E-Mail: As set forth in Section 9.01(a) of the Company Disclosure Schedule with a copy to (which shall not constitute notice):

Goodwin Procter LLP

601 Marshall Street

Redwood City, CA 94063

United States

Attention: Micheal J. Reagan; Joshua M. Zachariah

E-Mail: mreagan@goodwinlaw.com; jzachariah@goodwinlaw.com

if to the Company, to:

DSP Group, Inc.

2055 Gateway Place, Suite 480

San Jose, CA 95110

Attention: Ofer Elyakim; Dror Levy

E-Mail: As set forth in Section 9.01(b) of the Company Disclosure Schedule

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with a copy to (which shall not constitute notice):

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105-2482

United States

Attention: Jaclyn Liu; Leopoldo Aguilar

E-Mail: jliu@mofo.com; laguilar@mofo.com

Section 9.02    Non-Survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time (other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time).

Section 9.03    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party hereto against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04     Fees and Expenses.

(a)    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)    In the event that:

(i)    this Agreement is terminated pursuant to Section 8.01(g);

(ii)    this Agreement is terminated pursuant to Section 8.01(h); or

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(iii)    this Agreement is terminated pursuant to Section 8.01(b) (provided that the Stockholder Approval shall not have been obtained), Section 8.01(d) or Section 8.01(e) and (A) prior to the date of termination (in the case termination pursuant to Section 8.01(b) or Section 8.01(e)) or the date of the Stockholder Meeting (in the case of termination pursuant to Section 8.01(d)) an Acquisition Proposal is made to the Company or made to the Company’s stockholders or is otherwise publicly disclosed or made known and (B) within twelve months after the date of such termination, the Company either (1) enters into a definitive agreement in respect of any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal described in clause (A) above) or (2) consummates any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal described in clause (A) above); provided that for purposes of this subsection (iii), each reference to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”;

then the Company shall pay Parent (or its designee) the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 9.04(b)(i), within two Business Days after such termination, (y) in the case of Section 9.04(b)(ii), substantially concurrently with the termination of this Agreement pursuant to Section 8.01(h) and (z) in the case of Section 9.04(b)(iii), substantially concurrently with the earlier of the execution of a definitive agreement with respect to an Acquisition Proposal or the consummation of such Acquisition Proposal, as applicable. For the avoidance of doubt, any payment made by the Company under this Section 9.04(b) shall be payable only once with respect to this Section 9.04(b) and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent be entitled to receive full payment of the Company Termination Fee pursuant to this Section 9.04(b), the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and, except for payment of the Company Termination Fee and any Parent Recovery Costs under this Section 9.04(b), the Company and its Affiliates and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company or any of its Subsidiaries or Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided that the foregoing shall not apply to any losses or damages suffered or incurred by Parent or any of its Affiliates arising from a breach by the Company of the Confidentiality Agreement or the Clean Team Agreement; provided, further, that if the Company fails to pay the Company Termination Fee when payable hereunder and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent and Merger Sub their reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the “Parent Recovery Costs”).

Section 9.05    Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent or Merger Sub, as applicable, may assign this Agreement to (i) any of the Debt Financing Sources pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing or (ii) one or more direct or indirect wholly owned Subsidiaries of Parent (provided that, in any such case, Parent and/or Merger Sub, as applicable, shall remain responsible for the performance of all of its obligations hereunder, and any such assignment shall not impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and any reference to a party shall also be a reference to the successors and permitted assigns thereof. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Article 2 concerning payment of the Aggregate Merger Consideration, Section 6.11 and Section 9.15, which provisions shall after the Effective Time inure to the benefit of the Persons or entities benefiting therefrom who shall be intended third-party beneficiaries thereof and who may enforce the covenants contained therein.

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Section 9.06    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 9.07    Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement brought by any party against any other party, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 9.09    Specific Performance.

(a)    The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. It is accordingly agreed that, unless this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right of termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of competent jurisdiction as set forth in Section 9.07 and, in any action for specific performance, each party waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement), and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason.

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(b)    The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8, nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time.

Section 9.10    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.11    Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and, subject to the terms and limitations of this Agreement, the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 9.12     Entire Agreement; No Reliance; Access to Information.

(a)    This Agreement, the Confidentiality Agreement, the Clean Team Agreement, the exhibits and schedules to this Agreement and the Company Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

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(b)    The Company, Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 and Article 5 of this Agreement, neither the Company, Parent, nor Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and except as expressly set forth as representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that none of the Company or any of its Subsidiaries make or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.

(c)    Parent and Merger Sub each acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and (B) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (iii) has been afforded reasonable opportunity to ask questions of and received answers from officers of the Company and (iv) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement.

Section 9.13    No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.14    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

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Section 9.15    Debt Financing Matters. The parties hereby agree that (a) no Debt Financing Source shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) to any Company Related Parties for any claims, causes of action, obligations or losses, and the Company hereby waives (on behalf of itself and each of its Subsidiaries) to the extent permitted by Applicable Law any rights or claims against any Debt Financing Source, in each case arising under, out of, in connection with or related in any manner to this Agreement or any debt commitment letter entered into in connection with the Debt Financing (a “Debt Financing Commitment Letter”) or based on, in respect of or by reason of this Agreement or any Debt Financing Commitment Letter or its negotiation, execution, performance or breach, (b) any claim, suit, action or proceeding of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Debt Financing Source arising out of or relating to the transactions contemplated pursuant to this Agreement shall be subject to the exclusive jurisdiction of a state or federal court sitting in the City of New York, Borough of Manhattan, (c) any such claim, suit, action or proceeding and any interpretation of any Debt Financing Commitment Letter or the fee letter will be governed by, and construed and interpreted in accordance with, the laws of the State of New York, (d) no party hereto will bring, permit any of their respective Affiliates to bring, or support anyone else in bringing, any such claim, suit, action or proceeding in any other court, (e) the waiver of rights to trial by jury set forth in Section 9.08 applies to any such claim, suit, action or proceeding, (f) only the parties to any Debt Financing Commitment Letter at their own direction shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of any Debt Financing Commitment Letter, (g) no amendment or waiver of this Section 9.15 that is adverse to the Debt Financing Sources shall be effective without the prior written consent of the Debt Financing Sources and (h) the Debt Financing Sources are express and intended third party beneficiaries of this Section 9.15 (including any other Section of this Agreement or defined term directly or indirectly referenced in this Section 9.15 (solely as used in this Section)). Notwithstanding the foregoing, nothing in this Section 9.15 shall limit the rights of Merger Sub, Parent or their respective Affiliates under any Debt Financing Commitment Letter or of Merger Sub, Parent, the Company or their respective Affiliates under the definitive financing agreements executed in connection with the Debt Financing to the extent such Person is or becomes a party thereto or the liabilities or obligations of the Debt Financing Sources under any Debt Financing Commitment Letter or the definitive financing agreements executed in connection with the Debt Financing. This Section 9.15 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

Section 9.16    Limitation on Recourse. Other than with respect to the right to seek specific performance to the extent permitted by and in accordance with Section 9.09, any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties to this Agreement, and then only with respect to the specific obligations set forth in this Agreement. Other than claims for specific performance to the extent permitted by and in accordance with Section 9.09, no Company Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub or of or for any Proceeding, in each case under, based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby (including the breach, termination or failure to consummate the transactions contemplated hereby), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or Applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DSP GROUP, INC.

By:	/s/ Ofer Elyakim
Name:	Ofer Elyakim
Title:	Chief Executive Officer

SYNAPTICS INCORPORATED

By:	/s/ John McFarland
Name:	John McFarland
Title:	Senior Vice President, General Counsel & Secretary

OSPREY MERGER SUB, INC.

By:	/s/ John McFarland
Name:	John McFarland
Title:	President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Certificate of Incorporation of Surviving Corporation

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

DSP GROUP, INC.

(a Delaware corporation)

ARTICLE I

The name of this corporation is DSP Group, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office In the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock of the par value of US $0.001 per share.

ARTICLE V

The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation.

ARTICLE VI

Section 1.          Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 2.          Exculpation, Indemnification and Insurance.

(a)    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation or any predecessor of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

(b)    The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

(c)    Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Third Restated Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

(d)    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VII

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

EXHIBIT B

Form of Bylaws of Surviving Corporation

BY-LAWS

of

DSP GROUP, INC.

Adopted

[  ]

-i-

TABLE OF CONTENTS

(continued)

-ii-

BY-LAWS

of

DSP GROUP, INC.

Amended and Restated as of [  ] 2021

ARTICLE I

OFFICES

Section 1.01         Registered Office. The registered office of the Corporation shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.

Section 1.02          Principal Office and Other Offices. The principal office address of the Corporation shall be [__] or such other address as the Board of Directors shall determine from time to time. The Corporation may also establish other offices and places of business at such other places, both within and outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01          Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on the second Monday in June at 8:30 a.m. local time at the place of the meeting (or, if the meeting is to be held solely by means of Remote Communication (as defined in Section 2.08 of these By-Laws), local time at the place of the Corporation’s principal office), or on such date and at such time as determined by the Board of Directors. The annual meeting of the stockholders shall be held at such place, either within or outside of the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication.

Section 2.02          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary of the Corporation at the request in writing of any one director or the stockholders owning at least 20% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.

Section 2.03          Notice of Meetings. Written notice of each stockholders' meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), telegram, telex, courier service (with charges prepaid), facsimile transmission or email, to the stockholder's address (or telex or facsimile number or email address) appearing on the books of the Corporation; provided, in the case of a telex or facsimile transmission number or email address, that such number or address is one at which the stockholder has consented to receive such a notice. If given by mail, telegraph or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by telex, facsimile transmission or email, the notice shall be deemed to have been given when dispatched.

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Section 2.04          Quorum; Adjournment. Except as otherwise provided in the Certificate of Incorporation or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.

In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.05          Conduct of Meetings. The President shall preside at any meeting of the stockholders. In the absence of the President, such other person as shall have been designated by the President or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the absence of the Secretary, or if the Secretary and the President shall be the same person, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

Section 2.06          Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and (iii) any other corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided, in the cases of clauses (ii) and (iii), that a quorum is present at the meeting.

Section 2.07          Stockholder Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary of the Corporation. Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no such written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered as provided above in this Section, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation or the Secretary of the Corporation. To the extent required by applicable law, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the action.

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Section 2.08          Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these By-Laws as “Remote Communication.”

Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.

Section 2.09          Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01           Number. The number of directors of the Corporation shall be the minimum number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall consist of a minimum of one (1) member until such number is changed by the Board of Directors or the stockholders. Any temporary vacancy created by the resignation, removal or death of a director shall not violate this Section 3.01.

Section 3.02          Election; Term of Office; Removal. At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 3.03          Resignation. Any director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the President or the Secretary. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04          Vacancies. Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors for cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders.

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Section 3.05          Annual Meetings. A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or outside of the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.

Section 3.06          Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or outside of the State of Delaware, as the Board of Directors shall determine.

Section 3.07          Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary at the request of any one director. Such written request shall state the purpose or purposes of the meeting. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or outside of the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.

Section 3.08          Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors which is held as soon as practicable after and at the place where the annual meeting of the stockholders of the Corporation is held.

Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by telegram, telex, overnight courier service, facsimile transmission, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting; provided that, if circumstances necessitate, a special meeting may be held with less notice. Notices shall be deemed to have been given: if given by mail, when deposited in the United States or Australian mail with postage prepaid; if given by telegram or courier service, when deposited with a telegraph office or courier service with charges prepaid or duly provided for; if given by telex, facsimile transmission, email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, telex or facsimile number, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, telex or facsimile number, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.

No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director.

Except as otherwise required by applicable law or these By-Laws, no notice need state the purpose of the meeting.

Section 3.09         Quorum; Vote; Adjournment. Except as otherwise provided by applicable law, at all meetings of the Board of Directors, a majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.10          Conduct of Meetings. The President of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the President, the Board of Directors may select anyone from among its members to preside over the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors; in the absence of the Secretary or if the Secretary and the person presiding at the meeting are the same person, the President or other person presiding at the meeting may appoint any person to act as secretary of the meeting. If the Treasurer of the Corporation is not also a director of the Corporation, the Treasurer may attend any meeting of the Board of Directors at the invitation of any director, but the Treasurer shall have no vote at any meeting he or she attends when he or she is not a director.

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Section 3.11          Attendance by Telephone. Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee) by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 3.12          Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).

Section 3.13          Committees. The Board of Directors may establish from among its members standing and special committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation.

The provisions of Sections 3.08 and 3.10 of these By-Laws, pertaining to notice of meetings of the Board of Directors and the conduct of meetings of the Board of Directors, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.

Minutes of all such committees shall be filed with the Secretary of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01          Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as "executive" or "senior" or by other descriptions, as determined by the Board of Directors), Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.

Each officer shall have such authority and perform such duties, in addition to those specified by these By-Laws, as may be prescribed by the Board of Directors from time to time.

Section 4.02          Election; Term of Office; Resignation; Removal. The officers of the Corporation shall be elected at each annual organizational meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.

Section 4.03          Other Agents. The Board of Directors or the President may from time to time appoint such agents of the Corporation as the Board of Directors or the President shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the President, of the President, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the President, the President may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the President, the President may from time to time determine.

Section 4.04          President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation. The President shall have the power to sign alone (unless the Board of Directors shall specifically require an additional signature) all contracts in the name and on behalf of the Corporation. The President also shall perform all duties and enjoy all other powers commonly incident to the office of President, subject, however, to the control of the Board of Directors.

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Section 4.05          Vice Presidents. Each Vice President, if any, shall have such authority and perform such duties as shall be assigned to such Vice President from time to time by the Board of Directors. In the absence or disability of the President or the vacancy in the office of the President, the duties of the President shall be performed, and the President's powers may be exercised, by such Vice President as shall be designated by either the President or the Board of Directors; failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their first election to the office of Vice President of the Corporation; subject in any case to review and superseding action by the Board of Directors, but such superseding action shall not affect the validity of actions taken prior to the date of the superseding action.

Section 4.06          Secretary; Assistant Secretaries. The Secretary shall act as secretary of all meetings of the stockholders and of the Board of Directors and shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these By-Laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal of the Corporation. The Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary, subject, however, to the control of the Board of Directors.

In the absence or disability of the Secretary, any Assistant Secretary may act in the Secretary’s stead.

Section 4.07 Treasurer; Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the President or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such security for the faithful performance of his or her duties as the Board of Directors may require.

In the absence or disability of the Treasurer, any Assistant Treasurer may act in the Treasurer’s stead.

ARTICLE V

CAPITAL STOCK

Section 5.01         Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be uncertificated or, if determined to be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 5.02          Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

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Section 5.03          Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01         Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any manner.

Section 6.02          Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on the last Saturday of June of each year.

Section 6.03          Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President of the Corporation, or any other officer of the Corporation designated by the President of the Corporation or the Board of Directors, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons. In the absence or disability of the President of the Corporation or the vacancy in the office of the President of the Corporation, if no such designation by either of the President of the Corporation and the Board of Directors is in effect and no conference of like powers by the Board of Directors is in effect, then, unless the Board of Directors shall have ordered otherwise, the powers and authority conferred upon the President of the Corporation by this Section may be exercised by the Vice Presidents of the Corporation in the order of their seniority (based on their respective first elections to the office of Vice President of the Corporation) or, in the absence or disability of all of the Vice Presidents of the Corporation or if there are no Vice Presidents of the Corporation in office, by the Secretary of the Corporation.

ARTICLE VII

INDEMNIFICATION

Section 7.01          Indemnification of Directors, Officers, Employees and Other Agents. The Corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 7.01, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 7.02         Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7.02, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

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Section 7.03         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

ARTICLE VIII

AMENDMENTS

These By-Laws and any amendments hereof may be amended or repealed in any respect, and new By-Laws may be adopted, either by the stockholders or by the Board of Directors.

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ANNEX B

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

August 30, 2021

Board of Directors

DSP Group, Inc.

2055 Gateway Place, #480

San Jose, CA 95110

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Synaptics Incorporated (“Synaptics”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of DSP Group, Inc. (the “Company”) of the $22.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 30, 2021, 2021 (the “Agreement”), by and among Osprey Merger Sub, Inc., a wholly owned subsidiary of Synaptics (“Acquisition Sub”), and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Synaptics, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive a fee for our services in connection with the Transaction, all of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to Synaptics and the Company and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2020; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

Securities and Investments Services Provided by Goldman Sachs & Co. LLC.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Synaptics and its affiliates) of Shares, as of the date hereof, of the $22.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $22.00 in cash per Share to be paid to the holders (other than Synaptics and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Synaptics, or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Synaptics or the ability of the Company or Synaptics to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Securities and Investments Services Provided by Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $22.00 in cash per Share to be paid to the holders (other than Synaptics and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to the holders (other than Synaptics and its affiliates).

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

Securities and Investments Services Provided by Goldman Sachs & Co. LLC.

ANNEX C

§262.         Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DSP Group, Inc.
2055 Gateway Place, Suite 480, San Jose, California 95110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF DSP GROUP, INC.

The undersigned stockholder hereby appoints Ofer Elyakim, Dror Levy and Tali Chen as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value, of DSP Group, Inc. (the “Company”) held of record by the undersigned on October 18, 2021, at the special meeting of Company stockholders to be held on Monday, November 29, 2021, at 1:00 p.m., Pacific Time, virtually via the Internet.

The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and the proxy statement with respect thereto and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

The Special Meeting of Stockholders will be held virtually. In order to attend the Special Meeting, you must register at www.viewproxy.com/DSPGroup/2021SM/htype.asp by 11:59 PM Eastern time on November 26, 2021. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting – How do I attend the Special Meeting?” and “Questions and Answers About These Proxy Materials and Voting – How can I vote?”

This proxy, when properly executed and returned in a timely manner, will be voted at the Company special meeting and any continuations, postponements or adjournments thereof in the manner directed herein. If no contrary indication is made, the proxy will be voted “FOR” the proposals below and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Company special meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

☒ Please mark votes as in this example.

The board of directors of the Company recommends that you vote “FOR” the merger proposal.

1.         Proposal to adopt and approve the agreement and plan of merger, dated as of August 30, 2021, with Synaptics Incorporated, a Delaware corporation, and Osprey Merger Sub, Inc., a wholly-owned subsidiary of Synaptics (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Synaptics. The adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

☐ FOR

☐ AGAINST

☐ ABSTAIN

The board of directors of the Company recommends that you vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

2.         Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

☐ FOR

☐ AGAINST

☐ ABSTAIN

The board of directors of the Company recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

3.          Proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are insufficient number of votes at the time of the special meeting to adopt the merger agreement proposal.

☐ FOR

☐ AGAINST

☐ ABSTAIN

It is not expected that any matters other than those described in this proxy statement will be presented at the special meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

(Reverse Side)

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any continuations, postponement or adjournment thereof.

This proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:	Date:
Signature:	Date:

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PRIOR TO THE SPECIAL MEETING IN THE ENCLOSED ENVELOPE.